Exhibit 10.2

DEBTOR-IN-POSSESSION CREDIT AGREEMENT
Dated as of October 4, 2015
among
AMERICAN APPAREL (USA), LLC,
as Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as a Borrower and as Borrower Representative,
AMERICAN APPAREL RETAIL, INC.,
AMERICAN APPAREL DYEING & FINISHING, INC.,
KCL KNITTING, LLC,
as Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code, as the other Borrowers Party Hereto,
the Other Credit Parties Party Hereto,
the Lenders Party Hereto,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

TABLE OF CONTENTS
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS..........................................................2

1.01	Defined Terms.........................................................................................................2

1.02	Other Interpretive Provisions................................................................................24

1.03	Accounting Terms.................................................................................................25

1.04	Rounding...............................................................................................................25

1.05	Times of Day.........................................................................................................25

1.06	Certain Currency Translations..............................................................................25
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS........................................26

2.01	Commitments to Lend; Loan................................................................................26

2.02	Borrowings and Continuations of Loans..............................................................26

2.03	[Intentionally Omitted].........................................................................................28

2.04	[Intentionally Omitted].........................................................................................28

2.05	Mandatory Prepayments.......................................................................................28

2.06	Voluntary Prepayments; Termination or Reduction of Commitments..................29

2.07	Repayment of Loans.............................................................................................29

2.08	Interest..................................................................................................................30

2.09	Fees.......................................................................................................................30

2.10	Computation of Interest and Fees.......................................................................................................................30

2.11	Evidence of Debt..................................................................................................30

2.12	Payments Generally; Administrative Agent’s Clawback......................................31

2.13	Sharing of Payments by Lenders..........................................................................32

2.14	Collateral and Guarantees; Joint and Several Liabilities......................................32

2.15	Defaulting Lenders...............................................................................................34

2.16	Loan Account........................................................................................................34

2.17	Borrower Representative......................................................................................35

2.18	Conversion of Loans to Exit Facility; Implementation........................................35
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY...........................................36

3.01	Taxes.....................................................................................................................36

3.02	Illegality................................................................................................................40

3.03	Inability to Determine Rates.................................................................................40

3.04	Increased Costs.....................................................................................................40

3.05	Compensation for Losses......................................................................................41

3.06	Mitigation Obligations; Replacement of Lenders.................................................42

3.07	Survival.................................................................................................................42
ARTICLE IV CONDITIONS PRECEDENT.................................................................................42

4.01	Conditions to Effectiveness of the Commitments................................................42

4.02	Conditions to Closing Date and Initial Credit Extension.....................................42

4.03	Conditions to each Credit Extension and each Withdrawal Date.........................45

i

ARTICLE V REPRESENTATIONS AND WARRANTIES..........................................................46

5.01	Corporate Authority, Etc.......................................................................................46

5.02	Financial Statements; Projections.........................................................................47

5.03	[Intentionally Omitted].........................................................................................48

5.04	No Material Adverse Change................................................................................48

5.05	Ownership of Property; Liens...............................................................................48

5.06	Franchises, Patents, Copyrights, etc.....................................................................48

5.07	Litigation...............................................................................................................48

5.08	No Default.............................................................................................................49

5.09	Compliance with Laws.........................................................................................49

5.10	Tax Status..............................................................................................................49

5.11	Insurance...............................................................................................................49

5.12	Holding Company and Investment Company Acts...............................................49

5.13	ERISA Compliance...............................................................................................49

5.14	Regulations U and X.............................................................................................50

5.15	True Copies of Governing Documents.................................................................50

5.16	Fiscal Year.............................................................................................................50

5.17	Subsidiaries, etc....................................................................................................50

5.18	Environmental Compliance..................................................................................50

5.19	Bank Accounts......................................................................................................50

5.20	Labor Contracts.....................................................................................................51

5.21	Disclosure.............................................................................................................51

5.22	OFAC....................................................................................................................51

5.23	Other Debt Documents.........................................................................................51

5.24	Approved Budget..................................................................................................51
ARTICLE VI AFFIRMATIVE COVENANTS.............................................................................51

6.01	Intentionally Omitted............................................................................................51

6.02	Maintenance of Office; Certain Changes..............................................................51

6.03	Records and Accounts...........................................................................................52

6.04	Financial Statements, Certificates and Information..............................................52

6.05	Notices..................................................................................................................55

6.06	Legal Existence; Maintenance of Properties........................................................57

6.07	Insurance...............................................................................................................57

6.08	Taxes.....................................................................................................................57

6.09	Compliance with Laws, Contracts, Licenses, Permits; Leaseholds and Payment of Obligations Generally...........................................................................................58

6.10	Physical Inventories..............................................................................................58

6.11	Use of Proceeds....................................................................................................59

6.12	Covenant to Guarantee Obligations and Give Security........................................59

6.13	Further Assurances................................................................................................61

6.14	Inspections; Collateral Reports; Appraisals, etc...................................................61

6.15	Bank Accounts......................................................................................................62

6.16	Chapter 11 Cases...................................................................................................63

6.17	Post-Closing Obligations......................................................................................63

ARTICLE VII NEGATIVE COVENANTS..................................................................................63

7.01	Investments...........................................................................................................63

7.02	Restrictions on Indebtedness................................................................................65

7.03	Restrictions on Liens............................................................................................66

7.04	Restricted Payments; Prepayments.......................................................................68

7.05	Merger, Consolidation and Disposition of Assets.................................................68

7.06	Sale and Leaseback...............................................................................................69

7.07	Accounting Changes; Change of Fiscal Year........................................................69

7.08	Transactions with Affiliates..................................................................................69

7.09	No Speculative Transactions.................................................................................70

7.10	Change in Terms of Governing Documents; Material Agreements......................70

7.11	Change in Nature of Business...............................................................................70

7.12	Margin Regulations...............................................................................................70

7.13	Financial Covenant...............................................................................................70

7.14	Maximum Capital Expenditures...........................................................................71

7.15	Contingent Obligations under Approved Budget.................................................71

7.16	Sanctions...............................................................................................................71

7.17	Consignments........................................................................................................71

7.18	Chapter 11 Claims; Adequate Protection..............................................................71

7.19	Chapter 11 Orders.................................................................................................71
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES........................................................71

8.01	Events of Default..................................................................................................71

8.02	Remedies Upon Event of Default.........................................................................75

8.03	Application of Funds............................................................................................76
ARTICLE IX ADMINISTRATIVE AGENT.................................................................................77

9.01	Appointment and Authority..................................................................................77

9.02	Rights as a Lender.................................................................................................77

9.03	Exculpatory Provisions.........................................................................................78

9.04	Reliance by Administrative Agent........................................................................79

9.05	Delegation of Duties.............................................................................................79

9.06	Resignation of Administrative Agent....................................................................79

9.07	Non-Reliance........................................................................................................80

9.08	Administrative Agent May File Proofs of Claim..................................................80

9.09	Collateral and Guarantee Matters; Credit Bidding...............................................80
ARTICLE X SECURITY AND ADMINISTRATIVE PRIORITY................................................81

10.01	Prepetition ABL Obligations.................................................................................81

10.02	Acknowledgment of Security Interests.................................................................81

10.03	Binding Effect of Documents...............................................................................82

10.05	Priority and Liens Applicable to Credit Parties....................................................82
10.04 Collateral; Grant of Lien and Security Interest ....................................................82

10.06	Administrative Priority.........................................................................................83

10.07	Grants, Rights and Remedies................................................................................83

10.08	No Filings Required..............................................................................................83

10.09	Survival.................................................................................................................83
ARTICLE XI MISCELLANEOUS84

11.01	Amendments, Etc.................................................................................................84

11.02	Notices; Effectiveness; Electronic Communication.............................................86

11.03	No Waiver; Cumulative Remedies........................................................................87

11.04	Expenses; Indemnity; Damage Waiver.................................................................88

11.05	Payments Set Aside...............................................................................................89

11.06	Successors and Assigns.........................................................................................90

11.07	Treatment of Certain Information; Confidentiality...............................................93

11.08	Right of Setoff......................................................................................................94

11.09	Interest Rate Limitation........................................................................................94

11.10	Counterparts; Integration; Effectiveness...............................................................95

11.11	Survival of Representations and Warranties.........................................................95

11.12	Severability...........................................................................................................95

11.13	Replacement of Lenders.......................................................................................95

11.14	Governing Law; Jurisdiction; Etc.........................................................................96

11.15	USA PATRIOT Act Notice...................................................................................97

11.16	ENTIRE AGREEMENT.......................................................................................97

11.17	No Advisory or Fiduciary Responsibility.............................................................97

11.18	Standstill...............................................................................................................97

SCHEDULES
Schedule 1.01    Prepetition Existing Letters of Credit
Schedule 1.02    Disqualified Assignees
Schedule 2.01    Commitments and Applicable Percentages
Schedule 5.07    Litigation
Schedule 5.17    Subsidiaries
Schedule 5.18    Environmental Compliance
Schedule 5.20    Labor Contracts
Schedule 6.17    Post-Closing Obligations
Schedule 7.01    Existing Investments
Schedule 7.02    Existing Indebtedness
Schedule 7.03    Existing Liens
Schedule 7.06    Sale-Leasebacks
Schedule 7.08    Transactions with Affiliates
Schedule 7.13    Financial Covenants
Schedule 11.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Exhibit A    Form of Borrowing Request Notice
Exhibit B    Form of Notice of Withdrawal
Exhibit C    Form of Interim Order
Exhibit D    Form of Compliance Certificate
Exhibit E    Form of Assignment and Assumption
Exhibit F    Initial Approved Budget
Exhibit G    Form of U.S. Tax Compliance Certificates
Exhibit H    Exit Term Sheet
Exhibit I    Form of Notice of Continuation

DEBTOR-IN-POSSESSION CREDIT AGREEMENT
This DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Agreement”) is entered into as of October 4, 2015, among:

(a)
AMERICAN APPAREL (USA), LLC, a California limited liability company, as debtor and debtor-in-possession (“AA USA”), as a Borrower (as defined below) and as the Borrower Representative (as defined in Section 2.17) for the other Borrowers party hereto;

(b)
AMERICAN APPAREL RETAIL, INC., a California corporation, as debtor and debtor-in-possession (“AA Retail”), AMERICAN APPAREL DYEING & FINISHING, INC., a California corporation, as debtor and debtor-in-possession (“AA Dyeing & Finishing”), and KCL KNITTING, LLC, a California limited liability company, as debtor and debtor-in-possession (“KCL Knitting” and together with AA USA, AA Retail and AA Dyeing & Finishing, each individually, a “Borrower” and collectively, the “Borrowers”);

(c)	the other Credit Parties party hereto;

(d)	each Lender from time to time party hereto; and

(e)	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent
RECITALS
WHEREAS, on October 5, 2015, (the “Petition Date”), the Borrowers and the other Credit Parties commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and the Borrowers and the other Credit Parties have continued to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.
WHEREAS, the Borrowers and the other Credit Parties have requested and the Lenders have agreed to provide a secured super-priority debtor-in-possession term loan facility to the Borrowers (the “DIP Facility”), the proceeds of which will be used to repay on the Closing Date an amount equal to, and used to refinance, all amounts due and owing under that certain Prepetition ABL Facility as of the date of repayment of the Prepetition ABL Facility, to pay related transaction costs, fees and expenses with respect to the DIP Facility and fund working capital and certain permitted administrative expenses of the Borrowers during the pendency of the Chapter 11 Cases in accordance with the Approved Budget.
WHEREAS, the Guarantors have agreed to guarantee the obligations of the Borrower hereunder and the Borrower and the Guarantors have agreed to secure their respective Obligations by granting to Administrative Agent, for the benefit of Secured Parties, a lien on substantially all of their respective assets, in accordance with the priorities provided in the DIP Order.
NOW THEREFORE: for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“AA Canadian Subsidiaries” means, collectively, American Apparel Canada Retail, Inc., a company organized under the federal laws of Canada, American Apparel Canada Wholesale, Inc., a company organized under the federal laws of Canada, and any other direct or indirect Subsidiary of Holdings formed or acquired after the Closing Date and organized under the laws of Canada.
“AA Dyeing & Finishing” has the meaning specified in the introductory paragraph hereto.
“AA Retail” has the meaning specified in the introductory paragraph hereto.
“AA UK Subsidiaries” means, collectively, American Apparel (Carnaby) Limited, a company organized under the laws of England and Wales, and American Apparel (UK) Limited, a company organized under the laws of England and Wales and any other direct or indirect Subsidiary of Holdings formed or acquired after the Closing Date and organized under the laws of England and Wales.
“AA USA” has the meaning specified in the introductory paragraph hereto.
“Acquisition” means any transaction or series of related transactions resulting in the (a) acquisition of all or substantially all of the assets or business of any Person, or of any business unit, line of business or division of any Person or assets constituting a business unit, line of business or division of any other Person, (b) acquisition of in excess of 50% of the Capital Stock of any Person or otherwise causing a person to become a Subsidiary of the acquiring Person, or (c) merger, consolidation, amalgamation or other combination, whereby a Person becomes a Subsidiary of the acquiring Person.
“Act” has the meaning specified in Section 11.15.
“Administrative Agent” means Wilmington Trust, National Association, acting as administrative agent for the Secured Parties, or any successor administrative agent appointed in accordance with this Agreement.
“Administrative Agent’s Letter Agreement” means the fee letter, dated as of October 4, 2015, by and between the Borrower Representative and the Administrative Agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and/or the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Lender” shall mean, at any time, any Lender that is (i) Standard General or an Affiliate of Standard General (including Standard General Master Fund L.P. and P Standard General Ltd.), provided that each of Standard General and its Affiliates will cease to be an Affiliated Lender at such time as such Persons cease (A) to have or otherwise control the voting power over more than 5.0% of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body on a fully diluted basis, (B) to have or otherwise control the right to designate or appoint any member of the board of directors or equivalent governing body on a fully diluted basis and (C) to have or otherwise control the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Holdings and its Subsidiaries, whether through the ability to exercise voting power, by contract or otherwise, and (ii) any other Affiliate of any Credit Party (other than any Credit Party or any of their respective Subsidiaries) at such time.

“Agency Account Agreement” means any deposit account control agreement, lockbox control agreement, blocked account agreement or other similar agreement entered into by a Credit Party, the Administrative Agent and the applicable financial institution, in form and substance reasonably satisfactory to the Administrative Agent.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Applicable Percentage” means with respect to any Lender at any time, as applicable, (i) with respect to such Lender’s Commitment, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of all Commitments represented by such Lender’s Commitment at such time and (ii) with respect to such Lender’s Loans, the percentage (carried out to the ninth decimal place) of the aggregate outstanding principal amount of all Loans represented by such Lender’s Loans at such time. The initial Applicable Percentage of each Lender with respect to its Commitment as of the date hereof is set forth opposite the name of such Lender on Schedule 2.01. For each Lender that becomes a party hereto pursuant to an Assignment and Assumption, the initial Applicable Percentage of such Lender shall be set forth in such Assignment and Assumption Agreement.
“Applicable Rate” means (a) with respect to Loans that are Base Rate Loans, 6.00% per annum, and (b) with respect to Loans that are Eurodollar Rate Loans, 7.00% per annum.
“Appraiser” means an appraisal firm reasonably acceptable to the Administrative Agent.
“Approved Budget” means the aggregate, without duplication, of all items that are set forth in the Initial Approved Budget and any Supplemental Approved Budget.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Plan of Reorganization” shall mean a plan of reorganization filed by the Credit Parties with the Bankruptcy Court that is acceptable in form and substance satisfactory to the Administrative Agent and the Required Lenders and a disclosure statement filed by the Credit Parties with the Bankruptcy Court that is acceptable in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(b)), and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(b)) if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Credit Parties, including the notes thereto.
“Avoidance Actions” means all causes of action arising under Sections 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the Bankruptcy Code and any proceeds therefrom.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as applicable to the Chapter 11 Cases, now and hereafter in effect or any successors to such statute.

“Bankruptcy Court” shall have the meaning assigned to such term in the recitals hereto; provided that “Bankruptcy Court” shall also mean any other court having competent jurisdiction over the Chapter 11 Cases.
“Base Rate” means, for any day, a per annum rate equal to the higher of (a) the Prime Rate for such day and (b) the Eurodollar Rate for a 30-day interest period as determined on such day plus 1.00%. Any change in the Base Rate due to a change in any of the foregoing shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means any Loan that bears interest based on the Base Rate.
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person or any authorized committee thereof, (ii) in the case of any limited liability company, the board of managers of such Person or any authorized committee thereof, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person or any authorized committee thereof and (iv) in any other case, the functional equivalent of the foregoing.
“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.
“Borrower Materials” means information, reports, financial statements and other materials delivered by the Borrowers hereunder, as well as other reports and information provided by the Administrative Agent to the Lenders.
“Borrower Representative” means AA USA in its capacity as borrower agent pursuant to Section 2.17.
“Borrowing” means a borrowing of Loans simultaneously by each of the Lenders pursuant to Section 2.01 and Section 2.02.
“Borrowing Request Notice” means a notice of a Borrowing, which, if in writing, shall be substantially in the form of Exhibit A.
“Breakage Costs” has the meaning specified in Section 3.05.
“Budget Period” means each week period set forth in the Budget.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to the calculation of the Eurodollar Rate, means any such day that is a London Banking Day; provided that, for purposes of the definition of “Defaulting Lender,” Section 2.01 and Section 2.02 only, “Business Day” shall exclude any other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Canada.
“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed or capital assets or improvements or for replacements, substitutions or additions thereto that are required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP; provided that Capital Expenditures for any Person shall not include (i) expenditures that are accounted for as capital expenditures by such Person and that actually are paid for, or reimbursed to such Person, by a Person other than any Subsidiary or Affiliate of such Person (including landlords) during such measuring period; (ii) the purchase price of equipment or other fixed assets that are purchased substantially contemporaneously (and in any event within the same Fiscal Month) with the trade-in or sale of existing equipment or other fixed assets or with insurance proceeds received for the equipment or fixed assets being replaced to the extent that the gross amount of such purchase price is reduced or funded by such insurance proceeds or sale proceeds or the credit being granted by the seller of such equipment or fixed assets being acquired at such time, as applicable; provided that such purchase price shall not be deemed to be less than $0; and (iii) any portion of the purchase price of an Acquisition which is allocated to property, plant or equipment acquired as part of such Acquisition or required to be capitalized and shown on the balance sheet of any Credit Party or Subsidiary. For the avoidance of doubt, Capital

Expenditures, as used and measured in Section 7.14, exclude any such expenditures by a Subsidiary of a Credit Party that is not a Credit Party.
“Capital One” means Capital One, N.A., a national banking association, and its successors and assigns.
“Capital One Control Agreement” means the Deposit Account Control Agreement dated as of April 4, 2013, among Capital One, National Association, as clearing bank, certain Credit Parties thereto, Wilmington Trust, National Association, in its capacity as administrative agent for the secured parties (as successor-in-interest to Capital One Business Credit Corp.) and U.S. Bank National Association, in its capacity as collateral agent for the noteholders. The Capital One Control Agreement is an Agency Account Agreement for all purposes of the Loan Documents.

“Capital One Direction” has the meaning specified in Section 4.02(k).
“Capital Stock” means any and all shares, limited liability company interests, partnership interests, other interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, and any and all warrants, rights or options to purchase any of the foregoing.
“Capitalized Leases” means leases under which any Credit Party is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP (subject to Section 1.03(b)) and the amount of Indebtedness represented by such obligations shall be the Attributable Indebtedness in respect thereof.
“CapOne Agreement” means that certain Assignment and Assumption, dated as of August 17, 2015, by and among Capital One Business Credit Corp., Bank of Montreal, Chicago Branch and the Lenders party thereto, as in effect on the Petition Date.
“Carve-Out” has the meaning specified in the DIP Order.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by a Credit Party or a Subsidiary thereof:
(a)    marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof;
(b)    commercial paper maturing no more than 270 days from the date of creation thereof and having the highest or next highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. determined at the time of investment;
(c)    certificates of deposit, banker’s acceptances and time deposits maturing no more than 180 days from the date of creation thereof issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, (i) any Lender or (ii) any commercial bank, that at the time of investment, (x) has combined capital, surplus and undivided profits of not less than $500,000,000, (y) a senior unsecured rating of “A” or better by a nationally recognized rating agency and (z) is organized under the laws of the United States of America, any state thereof or is the principal banking subsidiary of a bank holding company organized under the laws of the United States or any state thereof; and
(d)    money market mutual funds that invest solely in one or more of the investments described in clauses (a) through (c) above.
“Cash Management Orders” has the meaning specified in Section 4.02(c).

“Casualty Event” means, with respect to any property (including any interest in property) of any Credit Party, any loss of, damage to, or condemnation or other taking of, such property for which any Credit Party receives insurance proceeds, proceeds of a condemnation award or other compensation.
“CERCLA” has the meaning specified in the definition of “Environmental Laws”.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided that notwithstanding the foregoing, no Change of Control shall be deemed to occur as a result of or in connection with (x) the equity securities of Holdings owned by Standard General and its Affiliates, or (y) any voting agreements between any Permitted Holders and any of Standard General or any of its Affiliates, in each case of clause (x) or (y), so long as Standard General and its Affiliates do not beneficially own in excess of 49% of the equity securities of Holdings entitled to vote for members of the board of directors; or
(b)    Holdings shall cease to directly own and control legally and beneficially (i) 100% of the Capital Stock of AA USA (free and clear of all Liens other than Liens in favor of the Administrative Agent granted under the Security Documents, the Prepetition ABL Liens and the Prepetition Senior Notes Liens), (ii) 100% of the Capital Stock of each of the AA Canadian Subsidiaries (free and clear of all Liens other than (x) Liens in favor of the Administrative Agent granted under the Security Documents and (y) the Prepetition ABL Liens and the Prepetition Senior Notes Liens and (iii) 100% of the Capital Stock of any of its Subsidiaries acquired or formed after the date hereof and directly held by Holdings (other than directors’ qualifying shares and other similar equity interest holdings of Foreign Subsidiaries required to be held by local Persons in accordance with applicable law), in the case of clause (b)(iii), free and clear of all Liens other than Liens in favor of the Administrative Agent granted under the Security Documents, the Prepetition ABL Liens and the Prepetition Senior Notes Liens); or
(c)    any Borrower or any Subsidiary of any Borrower shall cease to directly own and control, individually or collectively with any other Subsidiary (or Subsidiaries) of any Borrower, legally and beneficially 100% of the Capital Stock of each of its Subsidiaries in existence on the date hereof or acquired or formed after the date hereof to the extent directly held by such Borrower or such Subsidiary (other than directors’ qualifying shares and other similar equity interest holdings of Foreign Subsidiaries required to be held by local Persons in accordance with applicable law), free and clear of all Liens other than Liens in favor of the Administrative Agent granted under the Security Documents, the Prepetition ABL Liens and the Prepetition Senior Notes Liens; or
(d)    at any time, a majority of the seats (other than vacant seats) on the Board of Directors of the Borrowers shall be occupied by persons who were not on the Board of Directors on the Closing Date; or
(e)    any change that is not reasonably acceptable to the Required Lenders shall have occurred in the Specified Senior Management of any Borrower.
For purposes of this definition, notwithstanding anything to the contrary set forth above, a Person shall not be deemed to have beneficial ownership of Capital Stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement and, until the consummation of such transactions, a Change of Control will be deemed not to have occurred with respect to any such stock purchase agreement, merger agreement or similar agreement.
“Chapter 11 Cases” shall have the meaning assigned to such term in the recitals hereto.
“Chapter 11 Orders” means, collectively, the DIP Order and the Cash Management Order.
“Claim” shall have the meaning assigned to such term in Section 101(5) of the Bankruptcy Code.
“Closing Date” means the first date all conditions in Section 4.02 have been satisfied or waived.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means (i) all of the assets, property, rights and interests of the Credit Parties that are or are intended to be subject to the Liens created by or pursuant to the Security Documents and (ii) the “DIP Collateral” referred to in the DIP Order, it being understood that “Collateral” shall include all such “DIP Collateral” irrespective of whether any such property was excluded pursuant to the Prepetition ABL Documents.
“Commitment” means, as to each Lender, its obligation to make Loans to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Commitments as of the Closing Date is $30,000,000.
“Commitment Fees” shall have the meaning assigned to such term in the Lender’s Letter Agreement.
“Committee of Lead Lenders” means the ad hoc committee of Prepetition ABL Lenders and Prepetition Senior Notes Lenders (as such group is constituted from time to time), represented by Milbank, Tweed, Hadley & McCloy LLP and one local counsel, and its financial advisor Ducera Partners LLC.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Concentration Accounts” has the meaning specified in Section 6.15(a).
“Confirmation Order” means an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Required Lenders (and with respect to any provisions that affect the rights and duties of the Administrative Agent, the Administrative Agent), confirming the Approved Plan of Reorganization.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” or “consolidated” means, with reference to any term defined herein, shall mean that term as applied to the accounts of the Credit Parties, consolidated in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Card Agreements” shall mean all agreements or notices, each in form and substance reasonably satisfactory to the Required Lenders, now or hereafter entered into by Borrowers with any credit card issuer or any credit card processor, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided that, any such credit card agreement or notice shall provide, among other things, that each such credit card processor shall transfer all proceeds due with respect to credit card charges for sales (net of expenses and chargebacks of the credit card issuer or processor) by Borrowers received by it (or other amounts payable by such credit card processor) into a designated Concentration Account in accordance with Section 6.15 subject to an Agency Account Agreement on a daily basis.
“Credit Card Receivables” shall mean, collectively, all present and future “accounts” (as such term is defined in the UCC) or amounts owing to any Borrower from (a) a credit card or debit card issuer or credit card or debit card processor arising from sales of inventory to a Borrower’s customers who have purchased such inventory using a credit, charge or debit card, (b) any credit card or debit card issuer or credit card or debit card processor in connection with the sale or transfer of “accounts” (as such term is defined in the UCC) or amounts due that arise from the sale of inventory or rendition of services to a Borrower’s customers who have purchased such inventory or services using a credit, charge card or a debit card and (c) all amounts at any time due or to become due from any credit card or debit card issuer or credit card or debit card processor under the Credit Card Agreements or otherwise.
“Credit Extension” means each Borrowing.
“Credit Parties” means the Borrowers, Holdings, Fresh Air and the other Guarantors.
“Cumulative Period” has the meaning specified in Section 6.04(o).
“Debtor” shall have the meaning assigned to the term in the recitals hereto.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium (by way of voluntary arrangement, scheme or arrangement or otherwise), rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada, England and Wales or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means when used with respect to Obligations, an interest rate or rate equal to the interest rate or rate otherwise applicable thereto plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the

Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrowers or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund Loans hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal or foreign regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrowers and each other Lender.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“DIP Facility” shall have the meaning assigned to the term in the recitals hereto.
“DIP Funding Account” means the trust account established by the Administrative Agent in which the proceeds of the Loans shall be deposited and held as provided herein.
“DIP Order” means, collectively, the Interim Order and the Final Order.
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in each case on or prior to the Maturity Date, for cash or is convertible into or exchangeable for, in each case at the option of the holder thereof, debt or debt securities of Holdings or its Subsidiaries, at any time prior to the Maturity Date; provided, however, that (a) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Capital Stock and (ii) any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require Holdings to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.04; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Electronic Medium” means the electronic medium through which notices and other communications are sent (including e-mail) pursuant to procedures approved by the Administrative Agent and otherwise in accordance with Section 11.02(b).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). Notwithstanding anything herein to the contrary, “Eligible Assignee” shall not include (i) any Credit Party or Affiliate of a Credit Party (other than an Affiliated Lender, subject to Section 11.06(g)), (ii) Dov Charney, (iii) the spouse or a family member, estate or heir of Dov Charney, (iv) any trust, corporation, partnership or other entity Controlled (or, in the case of a trust, holding a 50% or more beneficial interest) by Dov Charney and/or such other Persons referred to in clause (iii) above or any combination thereof or any Affiliate thereof, or (v) those Persons set forth in Schedule 1.02.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems and including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”) and the Superfund Amendments and Reauthorization Act of 1986 (“SARA”).
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.
“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the per annum rate of interest determined by the Administrative Agent at approximately 11:00 a.m. (London time) two London Banking Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the rate for Dollar deposits as reported on Reuters screen LIBOR01 Page (or any successor thereto or similar source determined by the Administrative Agent from time to time, “LIBOR01”); or (b) if LIBOR01 is not available for any reason, the interest rate determined by the Administrative Agent to be the arithmetic mean of the rates at which Dollar deposits in the approximate amount of the Eurodollar Rate Loan are offered by the principal London office of major banks in the London interbank Eurodollar market selected by the Administrative Agent; provided that, if fewer than two quotations are provided by the Administrative Agent by such major banks as requested, the Eurodollar Rate shall be the arithmetic mean of the rates quoted to the Administrative Agent by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m. (New York City time) for loans in Dollars to leading European banks for a term comparable to such Interest Period commencing on the first day of such Interest Period and in an amount equal to the principal amount of the requested Borrowing.
“Eurodollar Rate Loan” means each Loan that bears interest based on the Eurodollar Rate having a common length and commencement of Interest Period.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Accounts” means any (a) deposit account or securities account specially and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s salaried employees, which accounts are funded only in the ordinary course of business and not in excess of any amounts necessary to fulfill payroll obligations that are then currently owing, (b) pension fund accounts, 401(k) accounts and trust accounts, (c) Local Accounts so long as the Credit Parties are in compliance with Section 6.15(a) or (d) other deposit accounts, securities accounts and commodities accounts having a balance of less than $300,000 at all times in the aggregate for all such accounts.
“Excluded Debt Incurrence” means the incurrence or any issuance by any Credit Party or any of its Subsidiaries of any Indebtedness permitted by Section 7.02.
“Excluded Equity Issuance” means a sale or issuance of any Capital Stock by (a) any Credit Party or any of its Subsidiaries to a Credit Party, (b) any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party and (c) any Credit Party or any of its Subsidiaries to its present or former directors, officers or employees pursuant to a stock option plan, stock purchase plan or other employee benefits plan in effect from time to time, in each case, approved in good faith by the board of directors (or equivalent governing body) of such Credit Party or such Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender or any other Recipient of a payment hereunder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient on the date such Recipient becomes a party to this Agreement or to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the any Borrower under Section 3.06) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), such amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Primed Secured Facilities” shall have the meaning set forth in Section 10.05(b).

“Exit Conversion” shall have the meaning set forth in Section 2.18(a).

“Exit Credit Agreement” shall have the meaning set forth in Section 2.18(b)(i).

“Exit Fee” means 1%, payable upon any reduction of the DIP Facility and any payments, prepayments or repayments of Loans whatsoever (whether voluntary or mandatory, and including as a result of acceleration), other than in connection with (i) any mandatory prepayment under Section 2.05(b) or (ii) the conversion to exit facility financing upon the consummation of the Approved Plan of Reorganization pursuant to Section 2.18.

“Exit Term Sheet” means the term sheet attached hereto as Exhibit H.
“Extraordinary Receipt” means any cash received by or paid to or for the account of any Credit Party not in the ordinary course of business, including, tax refunds, pension plan reversions, proceeds of insurance, condemnation awards (and payments in lieu thereof), indemnity payments (including, without limitation, in connection with any acquisition) and any purchase price adjustments (including, without limitation, in connection with any acquisition); provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards or payments arose as a result of a Casualty Event and are applied to prepay the Obligations in accordance with of Section 2.07(c).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreements entered into in connection therewith, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any current or future regulations or official interpretations of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to major financial institutions reasonably acceptable to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Final Loan” means a Loan made on the Final Loan Date.

“Final Loan Date” means the date on which the Final Loans are made, which date shall be not later than three Business Days after the Final Order Entry Date.

“Final Order” means the final order of the Bankruptcy Court with respect to the Credit Parties, in form and substance satisfactory to the Required Lenders in their sole discretion (and with respect to any provisions that affect the rights and duties of the Administrative Agent, the Administrative Agent), as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent).
“Final Order Entry Date” means the date on which the Final Order shall have been entered on the docket of the Bankruptcy Court.
“Financial Officer” means, with respect to any Person, its chief financial officer, treasurer, controller or assistant controller or other officer reasonably acceptable to the Administrative Agent.
“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Borrowers.
“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each March, June, September or December of such Fiscal Year in accordance with the fiscal accounting calendar of the Borrowers.
“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by any Credit Party or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Credit Party or Subsidiary.
“Foreign Subsidiary” means (a) any Subsidiary that is not a Domestic Subsidiary and any Subsidiary of such Subsidiary and (b) any Subsidiary substantially all the assets of which are CFCs.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fresh Air” means Fresh Air Freight, Inc., a California corporation.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governing Documents” means, with respect to any Person, its certificate or articles of incorporation, certificate of change of name (if any), certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, memorandum and articles of association, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantees” means, collectively, (a) the Guaranty dated as of the Closing Date among the Guarantors (other than the Borrowers) in favor of the Administrative Agent and (b) any other guaranty in form and substance reasonably satisfactory to the Administrative Agent and executed by any Guarantor in favor of the Administrative Agent and the other Secured Parties in respect of the Obligations.
“Guarantors” means Holdings, the Borrowers, Fresh Air, each other Person party to any of the Guarantees as a guarantor thereunder and each other Person, if any, that executes a guaranty or other similar agreement in favor of the Administrative Agent in connection with the transactions contemplated by this Agreement and the other Loan Document; provided that no Foreign Subsidiary shall be required to be a Guarantor.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Holdings” means American Apparel, Inc., a Delaware corporation.
“Incremental Exit Loan” has the meaning specified in the Exit Term Sheet.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business consistently with past practices);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    Capitalized Leases and Synthetic Lease Obligations;
(g)    all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or unless such Person expressly does not have liability for such obligations of a joint venture. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payments hereunder or any other Loan Documents and (b) to the extent not otherwise described in clause (a) herein, Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Initial Approved Budget” has the meaning specified in Section 4.02(i).

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in clauses (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.
“Intercompany Note” means, collectively, (a) that certain Intercompany Note dated April 4, 2013, among the Credit Parties, as payors, and the Credit Parties, as payees, subject to the terms of a Subordination Agreement, (b) that certain Intercompany Note dated April 4, 2013, among certain Foreign Subsidiaries of the Credit Parties, as payors, and the Credit Parties, as payees, and (c) any other intercompany note among any of the Credit Parties, as payors or payees, on the one hand, and their Subsidiaries, on the other hand, entered into after the date hereof.
“Interest Payment Date” means, as to any Loan, (a) the first day of each month, (b) the date of any prepayment with respect to the principal amount of Loans being prepaid, and (c) the Maturity Date.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower Representative in the applicable Borrowing Request Notice.
“Interim Loan” means a Loan made on the Closing Date.

“Interim Order” means the order of the Bankruptcy Court with respect to the Credit Parties, substantially in the form of Exhibit C hereto, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent).
“Interim Order Entry Date” means the date on which the Interim Order shall have been entered on the docket of the Bankruptcy Court.
“Investment” means, all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of Capital Stock, assets that constitute a business unit or Indebtedness of, or for loans, advances or capital contributions to, or in respect of any Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including, without limitation, any Acquisition). In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment all cash returns, cash dividends and cash distributions received with respect thereto; and (c) there shall not be deducted from the aggregate amount of Investments any decrease in the value, write-downs or write-offs with respect thereof.
“IP Security Agreement” means, collectively, (i) the Intellectual Property Security Agreement made by each Credit Party party thereto in favor of the Administrative Agent, on behalf of itself and the other Secured Parties and

(ii) each other intellectual property security agreement, patent security agreement, trademark security agreement and copyright security agreement required to be delivered pursuant to Section 6.12 in form and substance reasonably satisfactory to the Administrative Agent.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, Federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender Letter Agreement” means the fee letter, dated as of October 4, 2015, by and between the Borrower Representative and the Lenders.
“Lenders” means each Lender with a Commitment, or following the termination of the Commitments, which has Loans outstanding and any other Person who becomes an assignee of the rights and obligations of a Lender pursuant to terms of this Agreement.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement for security, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and the filing of or agreement to authorize, any financing statement under the UCC or comparable law of any jurisdiction (other than precautionary filing of UCC financing statements with respect to obligations that do not constitute Indebtedness).
“Lion Credit Agreement” means that certain Credit Agreement dated as of May 22, 2013, among Holdings, the other Credit Parties party thereto as facility guarantors, Lion/Hollywood L.L.C., as the initial lender, and the other lenders from time to time party thereto.
“Lion Debt” means all Indebtedness and all other obligations incurred by any Credit Party or any of its Subsidiaries under the Lion Debt Documents.
“Lion Debt Documents” means the Lion Credit Agreement and any other related material documents or instruments from time to time executed in favor of Lion/Hollywood L.L.C. and its successors and assigns.
“Lion Facility” means that facility created by the Lion Credit Agreement.
“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Loan (including the Loans made and deemed made under Section 2.01(b)).
“Loan Account” has the meaning specified in Section 2.16(a).
“Loan Documents” means this Agreement, the Chapter 11 Orders, each Security Document, the Administrative Agent’s Letter Agreement, the Lender Letter Agreement, each Subordination Agreement, and each other agreement or instrument delivered by any Credit Party in connection with any Loan Document, whether or not specifically mentioned herein or therein.
“Local Accounts” has the meaning specified in Section 6.15.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.
“Master Operating Account” means each deposit account of the Credit Parties maintained at Capital One, National Association and specified as a “Master Operating Account” in the Capital One Control Agreement.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Credit Parties, taken as a whole (excluding (i) any matters publicly disclosed prior to the filing of the Chapter 11 Cases, (ii) any matters disclosed in the schedules hereto, (iii) any matters disclosed in any first day pleadings or declarations, and (iv) the effect of filing the Chapter 11 Cases, the events and conditions related and/or leading up thereto and the effects thereof and any action required to be taken under the Loan Documents or under the Chapter 11 Orders); (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Credit Parties, taken as a whole, to pay any Obligations under the Loan Documents, when due; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Documents to which it is a party.
“Material Agreements” means each of the (i) Prepetition ABL Documents, (ii) Prepetition Senior Notes Documents, (iii) the Lion Debt Documents, (iv) the SG Debt Documents and (v) any lease entered into by any Credit Party for (a) its chief executive office or (b) any warehouse, any distribution center, any plant, any shipping center, or any other single location, in each case, containing inventory with a book value representing 10% or more of the aggregate book value of all inventory of the Credit Parties.
“Maturity Date” means the date that is the earliest of:
(a)    April 5, 2016;
(b)    the date the Bankruptcy Court orders the conversions of the bankruptcy case of any of the Credit Parties to a Chapter 7 liquidation or the dismissal of any of the Chapter 11 Cases;
(c)    the acceleration of the Loans and the termination of all Commitments under the DIP Facility pursuant to Section 8.02;
(e)    the sale of all or substantially all of the Credit Parties’ assets; and
(f)    the consummation of the Approved Plan of Reorganization for the Credit Parties.
“Maximum Rate” has the meaning specified in Section 11.09.
“Mortgages” means each mortgage or deed of trust with respect to each fee interest of each Credit Party in Real Estate executed and delivered to the Administrative Agent after the Closing Date pursuant to Section 6.12 hereof, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means, with respect to any event or transaction described in Sections 2.05(b) through (e), (a) the cash proceeds received in respect of such event or transaction, including (i) any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received or (ii) in the case of a Casualty Event, insurance proceeds, proceeds of a condemnation award or other compensation payments, in each case net of (b) the sum of (x) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, advisory, banking, title and recording tax expenses and commissions) paid by any Credit Party or a Subsidiary to third parties (other than Affiliates) in connection with such event, (y) in the case of a sale or other disposition of an asset described in Section 2.05(b) other than Collateral, income or other taxes paid or reasonably estimated by the Borrower Representative (determined in good faith by a Financial Officer) to be actually payable in connection therewith and (z) in the case of a sale or other disposition of an asset described in Sections 2.05(b) and (c), the amount of all payments required to be made by any Credit Party (or to establish an escrow) for the repayment of any Indebtedness by the terms thereof (other than the Obligations) secured by such asset to the extent the lien in favor of the holder of such Indebtedness is permitted by Section 7.03(a)(viii); provided that such payments made shall not exceed the amount of cash proceed received by such Credit Party or the aggregate amount of such Indebtedness.
“Non-Consenting Lender” means any Lender (other than the Administrative Agent) that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders (or to the extent there are only two (2) Lenders, would have been approved by the Required Lenders if such Lender had approved of such consent, waiver or amendment).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notice of Continuation” means a Notice of Continuation to be provided by the Borrower Representative to request a continuation of any Loans as Eurodollar Rate Loans, in the form of Exhibit I.
“Notice of Withdrawal” has the meaning specified in Section 2.02(c).
“Obligations” means all advances to, and debts, liabilities and obligations of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees or expenses are allowed claims in such proceeding, and shall include on and after the Closing Date any Prepetition ABL Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Official Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, excise, property or similar taxes, charges or similar levies that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or sale of a participation (other than an assignment made pursuant to Section 3.06).
“Outstanding” means the outstanding principal amount of the Loans after giving effect to any Borrowings and prepayments or repayments of the Loans occurring on such date.

“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificates” means, collectively, (i) each Perfection Certificate delivered by the Credit Parties to the Administrative Agent on the Closing Date and (ii) each other Perfection Certificate from time to time delivered by the Credit Parties following the Closing Date to the Administrative Agent in accordance with this Agreement.
“Permitted Adequate Protection Payments” means the adequate protection payments to the secured parties under the Prepetition ABL Documents and Prepetition Secured Notes Documents pursuant to the terms of the DIP Order.

“Permitted Discretion” means a determination made by the Required Lenders in their sole and absolute judgment.
“Permitted Holders” means (i) Dov Charney, (ii) the spouse or a family member, estate or heir of Dov Charney, and (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest (or beneficial interest, in the case of a trust) of which consist of Dov Charney and/or such other Persons referred to in clause (ii) above or any combination thereof.
“Permitted Liens” means those Liens permitted by Section 7.03.
“Permitted Prior Liens” means Liens otherwise permitted by the Prepetition ABL Debt Documents (other than Existing Primed Secured Facilities) only to the extent that, as of the Petition Date, such Liens were valid, properly perfected (or subsequently perfected as permitted by Section 546(b) of the Bankruptcy Code) non-avoidable and senior in priority to the Liens securing the Prepetition Facilities.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Petition Date” shall have the meaning assigned to the term in the recitals hereto.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Plan Effective Date” shall have the meaning assigned to the term “Effective Date” in the Approved Plan of Reorganization.

“Platform” has the meaning specified in Section 11.02(e).

“Pledge Agreements” means, collectively, (i) the Prepetition U.S. Pledge Agreement and (ii) any other pledge agreement or share charge granted by any Credit Party as required by Section 6.12 which shall be in form and substance reasonably satisfactory to the Administrative Agent.
“Prepetition ABL Agent” means Wilmington Trust, National Association, as administrative agent for the Prepetition ABL Lenders.
“Prepetition ABL Documents” means the Prepetition ABL Facility and all instruments and documents executed at any time in connection therewith.
“Prepetition ABL Facility” means that certain Amended and Restated Credit Agreement dated as of August 17, 2015 as amended and supplemented from time to time by and among AA USA as a borrower and as borrower representative for itself and the other borrowers party thereto, the guarantors party thereto, the lenders party thereto from time to time, and Wilmington Trust, National Association, as administrative agent.
“Prepetition ABL Lenders” means the lenders party to the Prepetition ABL Facility, from time to time, under and as defined in the Prepetition ABL Facility.
“Prepetition ABL Liens” means collectively all Liens that secure all Prepetition ABL Obligations.
“Prepetition ABL Loans” means those Prepetition Obligations for all loans outstanding under (and as defined in) the Prepetition ABL Facility as of the Petition Date.
“Prepetition ABL Obligations” means those Prepetition Obligations arising under the Prepetition ABL Facility.
“Prepetition Debt Documents” means, collectively, the Prepetition ABL Documents, the Prepetition Senior Notes Documents, the Lion Debt Documents and the Subordinated Debt Documents.
“Prepetition Existing Letters of Credit” means the Letters of Credit issued by Capital One, N.A. and set forth in Schedule 1.01.
“Prepetition Facilities” means, collectively, the Prepetition ABL Facility and the Prepetition Senior Notes Facility.
“Prepetition Indebtedness Holders” means, collectively, the Prepetition ABL Agent, the Prepetition ABL Lenders, the Prepetition Senior Notes Trustee and the Prepetition Senior Notes Lenders.
“Prepetition Obligations” means all indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to the Prepetition ABL Agent and the Prepetition ABL Lenders, Prepetition Senior Notes Trustee, Prepetition Senior Notes Lenders and SG UK Lenders incurred prior to the Petition Date arising from or related to the Prepetition ABL Facility, the Prepetition Senior Notes Facility, the Lion Facility and the SG Facility, and the other agreements, instruments and other documents related thereto including fees, premiums, expenses, indemnities and reimbursement obligations due thereunder and interest thereon accruing both before and after the Petition Date, whether such indebtedness, obligations or liabilities are direct or indirect, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.
“Prepetition Senior Notes” means the 13.0% senior secured notes due 2020 issued pursuant to the Prepetition Senior Notes Facility.
“Prepetition Senior Notes Documents” means the Prepetition Senior Notes Facility, the Prepetition Senior Notes and any other related documents or instruments from time to time executed in favor of the Prepetition Senior Notes Trustee and the collateral agent thereto for the holders of the Prepetition Senior Notes, or all or any of the holders of the Prepetition Senior Notes.

“Prepetition Senior Notes Facility” means that certain Indenture dated April 4, 2013, by and among Holdings, the guarantors party thereto, the lenders party thereto from time to time and the Prepetition Senior Notes Trustee, as trustee and collateral agent..
“Prepetition Senior Notes Lenders” means those Lenders party to the Prepetition Senior Notes Facility from time to time.
“Prepetition Senior Notes Lien” means, collectively all Liens that secure the Prepetition Senior Notes and all other obligations under the Prepetition Senior Notes Documents.
“Prepetition Senior Notes Trustee” means U.S. Bank National Association in its capacity as trustee and collateral agent under the Prepetition Senior Notes Facility and its successors and assigns.
“Prepetition U.S. Pledge Agreement” means that certain Ownership Interest and Intercompany Note Pledge and Security Agreement, entered into by the Credit Parties and the Administrative Agent.
“Prime Rate” means the highest of the rate of interest announced by Citibank, N.A. or Bank of America, N.A. from time to time as its prime rate, which rate may be set by such banks on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate shall take effect at the opening of business on the day specified in the public announcement or publication, as applicable, of such change.
“Priming Lien” has the meaning specified in Section 10.05(a)(iv).
“Purchase Rights” means purchase rights described in the Form 8-K report of Holdings, filed with the SEC on June 30, 2014, relating to a dividend distribution of rights to purchase preferred stock.
“Purchased Loans” has the meaning specified in the recitals to this Agreement.
“RCRA” has the meaning specified in the definition of “Environmental Laws”.
“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by any Credit Party.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers and advisors of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Required Lenders” means, as of any date of determinations, Lenders holding more than 50% of the sum of the (a) outstanding Loans and (b) aggregate unused Commitments; provided that the unused Commitment of, and the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Restricted Payment” means any (a) dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Credit Party or any Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of any Credit Party or any Subsidiary, or (c) any payment (whether in cash, securities or other property) of management fees (or other fees of a similar nature) by such Credit Party or such Subsidiary to any equity holder or Affiliate of such Credit Party or such Subsidiary.
“Restructuring Support Agreement” means that restructuring support agreement entered into on October 4, 2015 by AA USA and its Subsidiaries party thereto and the Lenders and the other creditor parties party thereto as “Supporting Parties”.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders and each Sub-Agent and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.
“Security Agreements” means, collectively, (i) Security Agreement dated as of the date hereof entered into by the Credit Parties and the Administrative Agent and (ii) any other security agreement granted by any Credit Party as required by Section 6.12 which shall be in form and substance reasonably satisfactory to the Administrative Agent.
“Security Documents” means the Guarantees, the Security Agreements, the IP Security Agreement, the Pledge Agreements, the Mortgages (if any), the Agency Account Agreements, the DIP Orders and all other guarantees, security agreements, intellectual property security agreements, pledge agreements, mortgages, deeds of trust, control agreements, instruments and documents, including without limitation Uniform Commercial Code financing statements and other equivalent registrations and personal property security filings with respect to any other applicable jurisdiction, control agreements, required to be executed or delivered pursuant to, or in connection with, this Agreement or any other Loan Document, all in form and substance reasonably acceptable to the Administrative Agent.
“Senior Management” means, with respect to the any of the Credit Parties, its chairman, president, Financial Officer, chief executive officer or general counsel.
“SG Credit Agreement” means that certain Credit Agreement dated as of March 25, 2015, among American Apparel (Carnaby) Limited, the other borrowers named therein, America Apparel, Inc., and the SG UK Lenders.
“SG Debt” means all Indebtedness and all other obligations incurred by any Credit Party or any of its Subsidiaries under the SG Debt Documents.
“SG Debt Documents” means the SG Credit Agreement and any other related material documents or instruments from time to time executed in favor of Standard General or any other lender under the SG Credit Agreement and their respective successors and assigns.
“SG Facility” means that facility created by the SG Credit Agreement.
“SG DIP Lenders” means Standard General and/or affiliates of Standard General that are party to this Agreement as Lenders.
“SG UK Lenders” means the affiliates of Standard General party to the SG Credit Agreement as lenders from time to time.
“Specified Senior Management” means with respect to any of the Borrowers, its chairman of the Board of Directors and chief executive officer.

“Specified Store Closure Proceeds” means Net Cash Proceeds from the closure and/or liquidation of stores (and the inventory contained therein) of Holdings and its Subsidiaries; it being understood and agreed that Specified Store Closure Proceeds shall not include cash proceeds from the closure and/or liquidation of stores (and the inventory contained therein) of the AA UK Subsidiaries, so long as such cash proceeds are applied in accordance with the Approved Budget.
“Standard General” means Standard General, L.P.
“Standstill Debt” means all debt for borrowed money incurred by any Credit Party or any of its Subsidiaries prior to Petition Date (for avoidance of doubt, “Standstill Debt” does not include the DIP Facility).
“Standstill Debt Documents” means the finance agreement and any other related material documents or instruments evidencing Standstill Debt executed in favor of any Lender and their respective successors and assigns.
“Standstill Period” means, with respect to any Standstill Debt, the period of time commencing on the Business Day on which a default or an event of default occurs under such Standstill Debt and ending on the earlier of (x) the date which is 180 days after such Business Day and (y) the Company files any motion or pleading with the Bankruptcy Court, or otherwise supports any treatment of such Standstill Debt, that in each case is not consistent with the treatment of such Standstill Debt in the plan of reorganization attached as Exhibit A to the Restructuring Support Agreement.
“Sub-Agent” means any co-agent, sub-agent, attorney-in-fact, bailee or other designee appointed by the Administrative Agent from time to time pursuant to Section 9.05 and approved by the Required Lenders.
“Subordinated Debt” means unsecured Indebtedness of any Credit Party or any Subsidiary that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a Subordination Agreement.
“Subordinated Debt Documents” means all documents, agreements and instruments evidencing any Subordinated Debt and/or executed and/or delivered in connection with the incurrence of any Subordinated Debt, including, without limitation, each Subordination Agreement.
“Subordination Agreement” means a subordination and intercreditor agreement or such other written instrument containing subordination provisions, each in form and substance reasonably acceptable to the Required Lenders.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.
“Supplemental Approved Budget” means, with respect of the Initial Approved Budget, supplemental or replacement budgets prepared and delivered in accordance with Section 6.04(n) and accepted by the Required Lenders (covering any time period covered by a prior budget or covering additional time periods).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Test Date” has the meaning specified in Section 7.13(a).
“Trade Date” has the meaning specified in Section 11.06(b)(i).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” and “U.S.” mean the United States of America.
“Withdrawal” means a disbursement of funds from the DIP Funding Account.
“Withdrawal Date” means that date of a Withdrawal.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall,” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Governing Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)     Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio, negative covenant or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio, negative covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, covenant or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with GAAP as in effect on December 31, 2012 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto and regardless of whether such leases are in effect as of the date hereof or entered into as of the date hereof, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
1.04    Rounding. Any financial ratios required to be maintained by any of the Credit Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06    Certain Currency Translations. For purposes of the incurrence of Indebtedness by Foreign Subsidiaries under Section 7.02 or where the permissibility of a transaction depends upon compliance with an amount limitation stated in Dollars, any requisite currency translation shall be based on the exchange rate in effect on the date of incurrence of any amounts to be tested against the limitation of such transaction and shall not be affected by subsequent fluctuations in exchange rates; provided that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated limitation to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currency in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Commitments to Lend; Loans.
(a)    Subject to the terms and conditions set forth herein and in the DIP Order, each Lender severally agrees to make, on the applicable borrowing date, a Loan to the Borrowers in an aggregate amount not to exceed such Lender’s Commitment.  The Borrowers may make only two Borrowings under the Commitments that shall be, in the case of the Interim Loans, on the Closing Date and in an aggregate principal amount not to exceed $10,000,000 and, in the case of the Final Loans, on the Final Loan Date and in an aggregate principal amount not to exceed $20,000,000. The Commitments in respect of the Interim Loans shall terminate automatically immediately after the making of the Interim Loans on the Closing Date and the Commitments in respect of the Final Loans shall terminate automatically immediately after the making of the Final Loans on the Final Loan Date. All Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full not later than the Maturity Date. Proceeds of the Loans shall be deposited in the DIP Funding Account and used solely as permitted herein.
(b)    Effective upon the occurrence of the Closing Date (i) without any further action by any party to this Agreement, the Bankruptcy Court or any other Person, the Prepetition ABL Obligations owing to each Lender at the Closing Date shall be refinanced into and constitute Loans hereunder and the outstanding principal balance of and interest and fees accrued under the Prepetition ABL Loans and all other amounts in respect thereof owing to such Lender shall constitute a portion of the Outstanding amount of the Loans owing to such Lender hereunder and (ii) with respect to the outstanding principal amount of the “Loans” under the Prepetition ABL Facility immediately prior to the Closing Date held by Prepetition ABL Lenders that are not Lenders hereunder (such Prepetition ABL Lenders, the “Non-Participating Prepetition ABL Lenders”) and all accrued and unpaid interest thereon and all accrued and unpaid unused facility fees of the Non-Participating Prepetition ABL Lenders with respect thereto (collectively, the “Non-Participating Prepetition ABL Lenders’ Obligations”), subject to the terms and conditions herein the Borrowers shall borrow Loans from the Lenders, the Lenders shall make Loans to the Borrowers and the Borrowers shall repay in full the Non-Participating Prepetition ABL Lenders’ Obligations, in each case on the Closing Date, such that after giving effect to such borrowing and making of Loans and such prepayments (A) the Loans of each Lender made and deemed made under this Section 2.01(b) shall be equal to such Lender’s Applicable Percentage of the aggregate outstanding principal amount of the “Loans” under the Prepetition ABL Facility immediately prior to the Closing Date held by the Prepetition ABL Lenders and all accrued and unpaid interest thereon and all accrued and unpaid unused facility fees of the Prepetition ABL Lenders with respect thereto and (B) except with respect to indemnification obligations as set forth in Section 11.04(b), the Prepetition ABL Obligations of the Prepetition ABL Lenders shall have been paid in full.
Any Loans borrowed and subsequently repaid or prepaid, in whole or in part, may not be reborrowed.
2.02    Borrowings and Continuations of Loans.
(a)    Each Borrowing shall be made upon the Borrower Representative’s irrevocable notice to the Administrative Agent via a Borrowing Request Notice and each continuation of Eurodollar Rate Loans shall be made upon the Borrower Representative’s irrevocable notice to the Administrative Agent via a Notice of Continuation, in each case, appropriately completed and signed by a member of Senior Management of the Borrower Representative, which may be given by any Electronic Medium. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. Eastern time (10:00 a.m. Pacific time) at least three (3) Business Days prior (other than with respect to the funding of the Interim Loan on the Closing Date) to the requested date of the applicable Borrowing of or continuation of Eurodollar Rate Loans (or such shorter time as agreed by the Administrative Agent and Requisite Lenders). Each Borrowing Request Notice and Notice of Continuation shall specify (i) the Borrower requesting such Borrowing or continuation, (ii) the requested date of such Borrowing continuation (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or continued and (iv) if applicable, the duration of the Interest Period with respect thereto. If the Borrower Representative requests a Borrowing of or continuation of Eurodollar Rate Loans in any notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Borrowing Request Notice by the Administrative Agent, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans and each Lender shall make the amount of its Applicable Percentage available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. Eastern time (12:00 p.m. Pacific time) (or such shorter time as may be agreed by the Administrative Agent) on the Business Day specified in the applicable Borrowing Request Notice which shall be one Business Day after the Interim Order Entry Date, for the Interim Loans (or such shorter time as may be agreed by the Administrative Agent and Required Lenders), and not later than three Business Days after the Final Order Entry Date, for the Final Loans (or such shorter time as may be agreed by the Administrative Agent and Required Lenders). Upon satisfaction of the applicable conditions set forth in Sections 4.02 and 4.03, the Administrative Agent shall pay all fees and expenses then due and payable under Section 2.09 and the amount net of such applied amount shall be deposited by the Administrative Agent in the DIP Funding Account.
(c)    Subject to Section 4.03 and the other terms and conditions set forth herein, the Borrower Representative may only request disbursements from the DIP Funding Account by delivering to the Administrative Agent a written notice substantially in the form of Exhibit B hereto (a “Notice of Withdrawal”), not later than 12:00 p.m., New York City time, one Business Day before (or such shorter time as agreed by the Administrative Agent) the proposed date of the applicable Withdrawal. Promptly, but in no event later than one Business Day, following receipt of a Notice of Withdrawal and the satisfaction of the conditions set forth in Section 4.03, the Administrative Agent shall disburse funds from the DIP Funding Account in an aggregate principal amount equal to the amount specified in such Notice of Withdrawal to the Master Operating Account specified by the Borrower Representative in such Notice of Withdrawal (or such other deposit account or securities account of the Borrowers that the Required Lenders may approve). All proceeds of the Loans shall be held in the DIP Funding Account at all times until such proceeds are disbursed in accordance with this Section 2.02(c) solely for purposes permitted under Section 6.11 or to be applied in accordance with Section 2.05 or Section 8.03 or Section 10.05.
(d)    Subject to Section 4.03 and the other terms and conditions set forth herein, the Administrative Agent shall honor instructions received from the Borrower Representative in the form of a Notice of Withdrawal unless and until directed otherwise in writing by the Required Lenders upon the occurrence and continuation of an Event of Default. On and after the date of receipt by the Administrative Agent of a written direction from the Required Lenders instructing the Administrative Agent that it may no longer honor instructions from the Borrower Representative with respect to the DIP Funding Account, the Borrower Representative and the other Credit Parties shall have no right to request Withdrawals from the DIP Funding Account and the Administrative Agent shall not honor such requests (in each case, other than (i) to pay the Carve-Out and (ii) to the extent permitted by the last sentence of the final paragraph of Section 8.02 during the notice period specified therein); provided, that the Administrative Agent shall not be liable for (A) any disbursements made pursuant to instructions from the Borrower Representative or (B) irrevocable electronic funds transfers or wire transfers that are subject to cut-off times, in each case, that were processed prior to receipt of such written direction from the Required Lenders.

(e)    Each submission by the Borrower Representative to the Administrative Agent of a Notice of Withdrawal shall be deemed to constitute a representation and warranty by the Borrower Representative, on behalf of the Borrowers, that the conditions set forth in Section 4.03 have been satisfied as of the date of the Withdrawal. With respect to any disbursement, withdrawal, transfer, or application of funds from the DIP Funding Account hereunder, the Administrative Agent shall be entitled to conclusively rely upon, and shall be fully protected in relying upon, (i) any Notice of Withdrawal submitted by the Borrower Representative and (ii) any instructions from the Required Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall have no obligation to fund any amount in excess of the amounts then held in the DIP Funding Account.
(f)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, the Administrative Agent may (and shall at the direction of the Required Lenders) declare that no Loan may be requested as or continued as Eurodollar Rate Loans.
(g)    After giving effect to all Borrowings and all continuations of Loans, there shall not be more than two (2) Interest Periods in effect.
2.03    [Intentionally Omitted].
2.04    [Intentionally Omitted].
2.05    Mandatory Prepayments.
(a)    Asset Dispositions. (i) Immediately upon receipt by any Credit Party of Net Cash Proceeds from any asset disposition on Collateral (excluding (A) dispositions of inventory in the ordinary course of business and (B) Specified Store Closure Proceeds in an aggregate amount from the Closing Date not exceeding $3,000,000 and solely to the extent such Specified Store Closure Proceeds are applied to fund disbursements in accordance with the Approved Budget), the Borrowers shall prepay the Obligations in an amount equal to 100% of the Net Cash Proceeds so received in excess of such amount (such prepayments shall be directed to the DIP Funding Account for application as provided below).
(b)    Casualty Events and Extraordinary Receipts. The Borrowers shall (i) prepay the Obligations in an amount equal to 100% such Net Cash Proceeds received by any Credit Party from Casualty Events with respect to Collateral and (ii) subject to the terms of the DIP Order, prepay the Obligations in an amount equal to 100% of all other Casualty Events or Extraordinary Receipts (subject to the terms of the DIP Order, such prepayments shall be directed to the DIP Funding Account for application as provided below).
(c)    Equity Issuances. Immediately upon (a) the sale or issuance by any Credit Party or any of its Subsidiaries of any Capital Stock (other than Excluded Equity Issuances) or (b) the receipt of any capital contribution by any Credit Party or any of its Subsidiaries on account of any Capital Stock (other than capital contributions received on account of Excluded Equity Issuances and capital contributions received from a Credit Party or any Subsidiary of a Credit Party) issued by or in such Credit Party or such Subsidiary, the Borrowers shall prepay the Obligations in an amount equal to 100% of such Net Cash Proceeds so received (such prepayments shall be directed to the DIP Funding Account for application as provided below).
(d)    Incurrence of Indebtedness. Immediately upon the incurrence or issuance by any Credit Party or any of its Subsidiaries of any Indebtedness (other than Excluded Debt Incurrences), the Borrowers shall prepay the Obligations in an amount equal to 100% of such Net Cash Proceeds so received (such prepayments shall be directed to the DIP Funding Account for application as provided below).
(e)    Application of Mandatory Prepayments. Each prepayment of Loans pursuant to Sections 2.05(a), (c) and (d) shall be accompanied by the Exit Fee on the principal amount of such prepayment and shall be applied to the prepayment of the Obligations in accordance with Section 2.07(c) (it being understood and agreed that for purposes of such application the principal on the Loans in amount equal to the prepayment then required pursuant to this Section 2.05 shall be then due and payable for purposes of clause “Fourth” of Section 2.07(c)).
2.06    Voluntary Prepayments; Termination or Reduction of Commitments.
(a)    The Borrowers may prepay the Loans, in whole or in part, at any time (subject to payment of Breakage Costs on Eurodollar Rate Loans pursuant to Section 3.05). Any such voluntary prepayment pursuant to this Section 2.06(a) shall be accompanied by the Exit Fee on the principal amount of such prepayment and shall be applied ratably among the Lenders in proportion to their Applicable Percentages.
(b)     The Borrower Representative may, upon notice to the Administrative Agent, terminate the DIP Facility in full or permanently reduce the DIP Facility in part; provided that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. Eastern time (11:00 am Pacific time) five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrowers ratably pay to the Lender’s the Exit Fee on the amount of such reduction. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the DIP Facility. Any reduction of the DIP Facility shall be applied to the Commitment of each DIP Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the DIP Facility shall be paid on the effective date of such termination.
2.07    Repayment of Loans.
(a)    Maturity. The Borrowers shall repay to the Lenders, on the Maturity Date applicable to the DIP Facility, the aggregate principal amount of all Loans outstanding on such date, together with all other Obligations in respect thereof.
(b)    [Intentionally Omitted].
(c)    Application of Payments. Subject to clause (d) below, all funds transferred and credited to the DIP Funding Account (or otherwise on account of the payment of the Obligations) shall be applied to the Obligations as follows:
(i)    First, to pay Obligations owing to the Administrative Agent constituting (a) indemnities and expenses then due and payable under this Agreement and the other Loan Documents and (b) the fees then due and payable under the Administrative Agent’s Letter Agreement;
(ii)    Second, to pay Obligations owing to the Lenders constituting indemnities and expenses then due and payable under this Agreement and the other Loan Documents;
(iii)    Third, to pay Obligations constituting interest and fees then due and payable to the Lenders by the Borrowers under this Agreement and the other Loan Documents ratably among them in proportion to the respective amounts described in this clause Third payable to them;
(iv)    Fourth, to repay principal on the Loans then due and payable and the Exit Fee thereon ratably among the holders thereof in proportion to the respective amounts described in this clause Fourth payable to them; and
(v)    Fifth, to be retained in the DIP Funding Account to be accessed by the Borrower pursuant to a Notice of Withdrawal in accordance with and subject to the terms and conditions of this Agreement.
All payments applied to the Loans pursuant to this Section 2.07(c) shall be applied to the Loans owing to the Lenders in accordance with their respective Applicable Percentages.

(d)    Following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and at the direction of the Required Lenders, shall) apply all funds transferred and credited to the DIP Funding Account (or otherwise on account of the payment of the Obligations) to the Obligations in accordance with Section 8.03.
2.08    Interest.
(a)    Subject to the provisions of subsection (b) below, each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate.
(b)    Following the occurrence and during the continuance of an Event of Default, if the Administrative Agent or the Required Lenders in their discretion so elect, the Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable (i) on demand by the Administrative Agent during the continuance of an Event of Default or (ii) otherwise, within 10 Business Days of receipt of invoice or statement; provided that the Credit Parties acknowledge and agree that the Administrative Agent may charge such Obligations to the Loan balance (as deemed Loans) immediately to satisfy such Obligations. Interest accruing at the Default Rate shall be due and payable on demand by the Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees. All fees payable to the Administrative Agent and described in this Section 2.09 shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(a)    Exit Fee. Upon the termination of the Commitments or prepayment of the Loans under Section 2.06 or repayment of Loans under Section 2.05, Section 2.07 or Section 8.03 or on any other payment, prepayment or repayment of the Loans whatsoever (whether voluntary or mandatory, and including as a result of acceleration of the Loans, but other than in connection with (i) any mandatory prepayment under Section 2.05(b) or (ii) the conversion to exit facility financing upon the consummation of the Approved Plan of Reorganization pursuant to Section 2.18), the Borrowers shall pay to the Administrative Agent for the benefit of the Lenders the Exit Fee, unless amended, modified or waived by the Required Lenders.
(b)    Agency Fees. The Borrowers shall pay to the Administrative Agent the fees in the amounts and at the times specified in the Administrative Agent’s Letter Agreement.
(c)    Commitment Fees. The Borrowers shall pay to the Lenders the Commitment Fees in the amounts and at the times specified in the Lender Letter Agreement.
2.10    Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a year of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.

The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on the date specified herein. The Administrative Agent may promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office or upon the weekly settlement date. All payments received by the Administrative Agent after 12:00 p.m. Eastern time (9:00 a.m. Pacific time) may be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (unless otherwise provided herein), and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at the interest rate applicable to such Loans made. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon in an amount equal to the interest owing by the Borrowers on such payment (for the account of the Administrative Agent), for each day from and including the date such amount was distributed to the Lenders but excluding the date of payment to the Administrative Agent.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds promptly (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans applicable to it and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loans, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary of the Borrowers (as to which the provisions of this Section shall apply).
The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
2.14    Collateral and Guarantees; Joint and Several Liabilities.
(a)    Guarantees. Payment of the Loans and the other Obligations shall be irrevocably and unconditionally guaranteed by each Guarantor, jointly and severally with the other Guarantors as a primary obligor and not merely as a surety (whether at the stated maturity, by prepayment, by acceleration or otherwise) subject to the terms of the Guarantees.
(b)    Further Assurances. Each Credit Party covenants and agrees that it shall, and shall cause each of its Subsidiaries party to the Security Documents to, comply with all terms and conditions of each of the Security Documents and that each Credit Party shall, and shall cause each of its Subsidiaries party to the Security Documents to, at any time and from time to time at the request of the Administrative Agent or the

Required Lenders execute and deliver such instruments and documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or protect or perfect the Lien of the Administrative Agent in the Collateral subject to the terms of the Security Documents.
(c)    Joint and Several Liabilities. Each Borrower hereby irrevocably and unconditionally agrees that it is jointly and severally liable for all of the liabilities, covenants and Obligations whether now or hereafter existing or due or to become due. The Obligations may be enforced by the Administrative Agent and the Lenders against any Borrower or all Borrowers in any manner or order selected by the Administrative Agent or the Required Lenders in their sole discretion. Each Borrower hereby irrevocably waives (i) any rights of subrogation and (ii) any rights of contribution, indemnity or reimbursement, in each case, that it may acquire or that may arise against any other Borrower due to any payment or performance made under this Agreement, in each case until all Obligations shall have been fully satisfied. Without limiting the foregoing provisions of this Section 2.14(c), each Borrower acknowledges and agrees that:
(i)    its obligations under this Agreement shall remain enforceable against it even though such obligations may be unenforceable or not allowable against any other Credit Party due to the existence of any proceeding under any Debtor Relief Law involving any other Credit Party;
(ii)    its obligations under this Agreement are independent of the obligations of any other Credit Party, and a separate action or actions may be brought and prosecuted against it in respect of such obligations irrespective of whether any action is brought against any other Credit Party or any other Credit Party is joined in any such action or actions;
(iii)    it hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(A)    any lack of validity or enforceability of this Agreement or any other Loan Document or any agreement or instrument relating thereto in respect of any other Credit Party;
(B)    any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any other Credit Party under or in respect of this Agreement or any other Loan Document, or any other amendment or waiver of or any consent to departure from this Agreement, in respect of any other Credit Party;
(C)    any change, restructuring or termination of the structure or existence of any other Credit Party;
(D)    the failure of any other Person to execute or deliver any other agreement or the release or reduction of liability of any other Person with respect to any obligations of the Credit Parties under this Agreement; or
(E)    any other circumstance (including any statute of limitations but other than the Obligations having been fully satisfied) or any existence of or reliance on any representation by any other Person that might otherwise constitute a defense available to, or a discharge of, any other Borrower;
(iv)    its obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the institution of any proceeding under any Debtor Relief Law of any other Credit Party, all as though such payment had not been made; and

(v)    it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all Obligations, whether existing now or in the future.
2.15    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. The Administrative Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to the Administrative Agent such amounts until all Obligations owing to the Administrative Agent, Non-Defaulting Lenders and other Secured Parties have been paid in full. The Administrative Agent may apply such amounts to the Defaulting Lender’s defaulted obligations or readvance the amounts to the Borrowers hereunder.
(b)    Defaulting Lender Cure. If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.16    Loan Account.
(a)    The Administrative Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Indebtedness of the Borrowers resulting from each Loan. Any failure of the Administrative Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrowers to pay any amount owing hereunder.
(b)    Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies the Administrative Agent in writing within thirty (30) days after receipt or inspection that specific information is subject to dispute.
(c)    Unless payment is otherwise timely made by the Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges) shall be deemed to be a Borrowing request of Eurodollar Rate Loans on the due date, in the amount of such Obligations. The proceeds of such Loans may be disbursed as direct payment of the relevant Obligation. In addition, the Administrative Agent is authorized to charge to the Loan balance on behalf of the Borrowers and cause to be paid all fees, expenses, charges, costs and interest and principal owing by the Borrowers under this Agreement or any of the other Loan Documents. To the extent permitted by law, any charges so made shall constitute part of the Loans hereunder.

The Administrative Agent shall provide monthly statements to the Borrower Representative showing any such charges.
2.17    Borrower Representative. Each Credit Party hereby designates AA USA as its representative and agent on its behalf for the purposes of issuing Borrowing Request Notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, delivering financial statements and other financial information, delivering Compliance Certificates, giving and receiving all other notices, communications and consents hereunder or under any of the other Loan Documents, executing Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Credit Party under the Loan Documents. The Borrower Representative hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower Representative as a notice or communication from all Credit Parties, and may give any notice or communication required or permitted to be given to any Credit Party hereunder to the Borrower Representative on behalf of such Credit Party or Credit Parties. Each Credit Party agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Credit Party and shall be binding upon and enforceable against such Credit Party to the same extent as if the same had been made directly by such Credit Party.
2.18    Conversion of Loans to Exit Facility; Implementation.
(a)    Upon the consummation of an Approved Plan of Reorganization, subject to the satisfaction or waiver of the conditions set forth in the Exit Term Sheet and otherwise in accordance with the terms and conditions set forth in the Exit Credit Agreement (as defined below), (i) the Borrowers shall continue or convert the Loans into an exit term facility financing and (ii) each Lender hereby agrees to provide, severally and not jointly, its Applicable Percentage of the $30,000,000 Incremental Exit Loan, subject to the reduction of such commitment as provided in the Exit Term Sheet (the “Exit Conversion”).
(b)    If the Borrowers exercise the Exit Conversion, then:
(i)    each Lender, severally and not jointly, hereby agrees to continue the Loans hereunder outstanding on the date of consummation of an Approved Plan of Reorganization as loans under, and subject entirely and exclusively to the terms and provisions of, the definitive documentation to be agreed (including a credit agreement governing the continuation and conversion of the Loans, the “Exit Credit Agreement”) and related documentation to the extent that such documentation is consistent with, and contains the terms set forth in, the Exit Term Sheet and is in form and substance satisfactory to the Required Lenders;
(ii)    subject to Section 2.18(a) and clause (i) above, the Administrative Agent, the Lenders and the Credit Parties agree that, upon the effectiveness of the Exit Credit Agreement:
(A)    the Borrowers, in their capacity as reorganized Borrowers, and each Guarantor, in its capacity as a reorganized Guarantor, shall assume all the Obligations hereunder with respect to the Loans and all other obligations in respect thereof in the manner set forth in the Exit Credit Agreement and related loan documents;
(B)    the Loans hereunder shall be continued or converted, as the case may be, as loans under the Exit Credit Agreement;
(C)    each Lender hereunder shall be a lender under the Exit Credit Agreement;
(D)    except as otherwise agreed between the Required Lenders and the Borrowers, the Administrative Agent hereunder shall be the administrative agent and collateral agent under the Exit Credit Agreement; and

(E)    this Agreement shall terminate and be superseded and replaced by the Exit Credit Agreement; and
(iii)     each Lender may assign all or a portion of its commitment to provide its Applicable Percentage of the Incremental Exit Loan to any of its Affiliates.
(c)    If the Borrowers do not exercise the Exit Conversion:
(i)    the Borrowers shall prepay the Loans in full in accordance with Section 2.07; and
(ii)    ratably pay to the Lenders the Exit Fee on the amount of such prepayment.
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or Credit Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Credit Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent or Credit Party shall withhold or make such deductions as are determined by the Administrative Agent or Credit Party to be required taking into account the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent or Credit Party, to the extent required by the Code, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Credit Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required taking into account the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law (without duplication of the provisions of subsection (a) above), or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.
(c)    Tax Indemnifications.
(i)    Without duplicating the provisions of subsection (a) above, each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount (and describing the basis) of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)    Each Lender does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or Credit Party shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and the Credit Parties to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent and the Credit Parties under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrowers or by the Administrative Agent or Recipient to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent or Recipient shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender and Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by applicable Laws and at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender and Recipient, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender or Recipient is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B), (ii)(D) and (ii)(E) below) shall not be required if in the Lender’s or Recipient’s reasonable judgment, as a result of a Change in Law, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Recipient.
(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax (or any substantively comparable subsequent versions thereof or successors thereto);
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI (or any substantively comparable subsequent versions thereof or successors thereto);
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit G-1(a “U.S. Tax Compliance Certificate”), as applicable, and duly executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any substantively comparable subsequent versions thereof or successors thereto), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or

Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    the Administrative Agent shall deliver to the Borrowers on or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the request of the Borrowers) two copies of IRS Form W-9 (or any substantively comparable subsequent versions thereof or successors thereto) certifying that the Administrative Agent is exempt from United States federal backup withholding tax and such other documentation as will enable the Borrowers to determine whether or not the Administrative Agent is subject to United States federal backup withholding tax or information reporting requirements.
(E)    If a payment made to a Lender or other Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or other Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or other Recipient shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or other Recipient has complied with such Lender’s or such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender and other Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient in connection with such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans, or to determine or charge interest rates, in each case, based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make Loans by reference to the Eurodollar Rate or to continue Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Until such circumstances giving rise to the determination no longer exist, as set forth in a written notice provided by such Lender to the Administrative Agent and the Borrower Representative, all outstanding Loans of such Lender and Loans thereafter made by such Lender shall bear interest at the Base Rate (determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate if necessary to avoid such illegality) plus the Applicable Rate (or at the Default Rate if an Event of Default has occurred that is continuing) in the amount specified therein.
3.03    Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Loan or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and/or Interest Period, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period or (c) the Eurodollar Rate with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans at an interest rate based on the Eurodollar Rate shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component of the Base Rate shall be suspended, in each case, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice and during such time, all such outstanding Loans shall bear interest at the Base Rate (determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate if necessary pursuant to clause (y) above) plus the Applicable Rate (or at the Default Rate if an Event of Default has occurred that is continuing). Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods).
3.04    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition (other than any condition related to Taxes), cost or expense affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, by an amount that such Lender, as the case may be, deems to be material, of participating in, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
Notwithstanding the foregoing, no Lender shall claim any amounts pursuant to Section 3.04(a)(ii) unless such Lender provides the Borrower Representative with a statement that it is generally seeking compensation with respect to such Taxes from similarly situated borrowers.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), by an amount that such Lender deems to be material, then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (a) any continuation, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow or continue any Eurodollar Rate Loan on the date or in the amount notified by the Borrower Representative or (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 11.13, excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (all of such losses, costs or expenses, together with any administrative fees referred to in the following sentence, are referred to herein collectively as the “Breakage Costs”). The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. The Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any Eurodollar Rate Loan.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower Representative such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02. as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (it being understood that the Borrowers shall be given a reasonable opportunity to reimburse such costs or expenses). The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.
3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the DIP Facility and repayment of all other Obligations hereunder.
ARTICLE IV

CONDITIONS PRECEDENT
4.01    Conditions to Effectiveness of the Commitments. Each Lender’s Commitment shall become binding and enforceable on such Lender immediately and automatically upon its execution and delivery of a signed counterpart of this Agreement to the Borrowers.
4.02    Conditions to Closing Date and Initial Credit Extension. The obligations of the Lenders to make any Loans hereunder shall not become effective unless and until the date that each of the following conditions precedent is satisfied (or waived in accordance with Section 11.01), which date shall be not later than the first Business Day after the Interim Order Entry Date. Each of the following conditions shall be satisfactory to the Administrative Agent (and/or, to the extent specified below, to each Lender or the Required Lenders) in form and substance:
(a)     The Chapter 11 Cases shall have been commenced in the Bankruptcy Court and all of the “first day orders” and all related pleadings to be filed at the time of commencement of the Chapter 11 Cases or shortly thereafter shall be in form and substance reasonably satisfactory to the Required Lenders.

(b)     The Interim Order shall have been entered by the Bankruptcy Court by not later than the date occurring five (5) Business Days after the date hereof and the Administrative Agent shall have received a true and complete copy of such order, and such order shall and shall be in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion, be in full force and effect, and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent).
(c)     All orders entered by the Bankruptcy Court pertaining to cash management (such orders, together, the “Cash Management Orders”) and all other motions and documents filed or to be filed with, and submitted to, the Bankruptcy Court in connection therewith, shall be in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion.
(d)     No trustee, examiner or receiver shall have been appointed or designated with respect to the Credit Parties’ business, properties or assets and the Bankruptcy Court shall not have entered any order granting any party, other than the Credit Parties, control over any Collateral (other than a de minimis portion of the Collateral).
(e)     The Prepetition Senior Notes Trustee, the Prepetition Senior Notes Lenders, the Prepetition ABL Agent and the Prepetition ABL Lenders shall have each either consented to the use of collateral or received adequate protection (if applicable) in respect of the liens securing their respective obligations pursuant to the Interim Order.
(f)     The Administrative Agent shall have received UCC, tax and judgment lien searches and other appropriate evidence in form and substance reasonably satisfactory to the Required Lenders evidencing the absence of any other liens or mortgages on the Collateral, except the liens securing the Prepetition Facilities, liens permitted under the Prepetition ABL Facility and other existing liens acceptable to the Required Lenders in their sole discretion.
(g)     The Interim Order and the Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority (subject to Permitted Prior Liens and the Carve-Out) security interest in and Lien upon the Collateral and the Administrative Agent, for its benefit and the benefit of each Lender, shall have been granted a perfected lien on the Collateral by the Interim Order on the terms and conditions set forth herein and the other Loan Documents.
(h)     The Administrative Agent shall have received appropriate UCC-1 financing statements for filing under the UCC of each jurisdiction of organization of each Credit Party.
(i)    The Administrative Agent and Lenders shall have received (i) the initial 4-week cash flow budget for Holdings and its Subsidiaries, attached as Exhibit F hereto, setting forth, on a weekly and a line item basis, projected cash receipts and projected disbursements (including ordinary course operating expenses, initiatives, realization of trade terms, bankruptcy-related expenses under the Chapter 11 Cases, capital expenditures, asset sales, including the fees relating thereto, and estimated fees and expenses of legal counsel and financial advisor), in each case for each week from the first day of the week in which the Closing Date occurs through the last day of the week that is 4 weeks thereafter, to be attached to the Interim Order which shall be in form and substance satisfactory to the Required Lenders (the “Initial Approved Budget”), provided that the Required Lenders hereby acknowledge and agree that the Initial Approved Budget attached hereto as Exhibit F is in form and substance satisfactory to the Required Lenders, (ii) a 13-week cash flow projection for Holdings and its Subsidiaries, which shall be in form and substance satisfactory to the Required Lenders, and (iii) a 6-month cash flow projection for Holdings and its Subsidiaries, which shall be in form and substance satisfactory to the Required Lenders.

(j)     The Administrative Agent’s receipt of the following, each of which shall be originals or facsimile or other electronic image transmission (e.g. “PDF” or “TIF” via electronic mail), unless otherwise specified, each properly executed by a member of the Senior Management of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Lenders:
(i)    executed counterparts of this Agreement and the applicable executed Borrowing Request Notice;
(ii)    an officer’s certificate of each Credit Party executing a Loan Document, (A) certifying and attaching true, correct and complete copies of: (1) the certificate or articles of incorporation (or such equivalent thereof) of such Credit Party, certified as of a recent date from the Secretary of State (or applicable Governmental Authority) of the state in which such Credit Party is incorporated or formed, (2) the by-laws, limited liability company agreement, partnership agreement or other applicable Governing Document of such Credit Party, and (3) the resolutions or votes of the board of directors or board of managers (or equivalent thereof) of such Credit Party, authorizing such Credit Party’s entry into the Loan Documents to which it is a party; and (B) certifying the incumbency of members of the Senior Management of such Credit Party authorized to act in connection with this Agreement and the other Loan Documents to which such Credit Party is a party and providing a specimen signature of such members of the Senior Management of such Credit Party who will be signing Loan Documents on the Closing Date and thereafter;
(iii)    such documents and certifications as the Administrative Agent and the Required Lenders may require to evidence that each Credit Party executing a Loan Document is validly existing, in good standing and qualified to engage in business (A) in its jurisdiction of incorporation or formation, as applicable, and (B) in each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification (other than any jurisdiction to the extent the failure to so qualify could not reasonably be expected to have a Material Adverse Effect) (and in any event excluding any jurisdiction to the extent the Credit Parties ownership, lease or operation of properties or the conduct of business consists solely of the operation of retail stores numbering four or fewer) in such jurisdiction; and
(iv)    a certificate of a member of the Senior Management of the Borrower Representative certifying that (A) the conditions specified in this Section 4.02 have been satisfied and (B) upon entry of the Interim Order, all consents, licenses and approvals required in connection with the execution, delivery and performance by each Credit Party and the validity against each Credit Party of the Loan Documents to which such Credit Party is a party have been obtained, and that such consents, licenses and approvals shall be in full force and effect (including, without limitation, consents, approvals and/or amendments necessary under any document or instrument evidencing any Indebtedness of any Credit Party).
(k)    The Administrative Agent shall have received either a duly executed direction letter to Capital One, signed by each of the applicable parties thereto, in form and substance satisfactory to the Required Lenders, directing Capital One to transfer funds in the Main Concentration Accounts specified in the Capital One Control Agreement to the DIP Funding Account, or (ii) an amendment to the Capital One Control Agreement, signed by each of the applicable parties thereto in form and substance satisfactory to the Required Lenders with respect to the matters described in clause (i) of this Section 4.02(k) (such direction letter or amendment, the “Capital One Direction”).
(l)    The Administrative Agent shall have received copies of policies and certificates of insurance and endorsements from an independent insurance broker naming the Administrative Agent as additional insured or lender’s loss payee thereunder, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Agreement and the other Loan Documents, which shall be in amounts, types and terms and conditions reasonably satisfactory to the Required Lenders.
(m)    The Administrative Agent shall have received an executed guarantee agreement (or agreements, as the case may be) that is substantially similar to the Guarantees.
(n)    The Administrative Agent shall have received all Intercompany Notes, together with allonges (executed in blank) with respect to each such Intercompany Note, each duly executed and a signed original and in form and substance reasonably satisfactory to the Required Lenders, together with a Subordination Agreement with respect to the Intercompany Note among the Credit Parties, as payors, and the Credit Parties, as payees.
(o)    The Administrative Agent shall have received a funds flow memorandum with respect to the transactions contemplated hereby on the Closing Date in form, scope and substance reasonably satisfactory to the Lenders.
(p)    Any fees required to be paid under the Loan Documents on or before the Closing Date shall have been paid.
(q)    The Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent or Required Lenders reasonably may require.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or reasonably acceptable or satisfactory to such Person unless the Administrative Agent shall have received notice from such Person prior to the proposed Closing Date specifying its objection thereto.
4.03    Conditions to each Credit Extension and each Withdrawal Date. The obligation of the Lenders to make the Loans hereunder (including the Interim Loans), and the Borrower’s right to make a Withdrawal on each Withdrawal Date are subject to the satisfaction of the following conditions or the waiver of such conditions in accordance with Section 11.01:
(a)     Solely with respect to any Borrowing on the Final Loan Date or any Withdrawal from and after the Final Loan Date, the Final Order shall have been entered by the Bankruptcy Court not later than 45 days following the Interim Order Entry Date and the Administrative Agent shall have received a true and complete copy of such order, and such order shall and shall be in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion, be in full force and effect, and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent).
(b)    The representations and warranties of the Borrowers and each other Credit Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (but without any duplication of any materiality qualifications) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (but without any duplication of any materiality qualifications) as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in Section 5.02 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) respectively, of Section 6.04.

(c)     The Interim Order or the Final Order, as applicable, shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, or subject to a stay pending appeal.
(d)    No Default or Event of Default shall exist, or would result from such proposed Borrowing or Withdrawal or from the application of the proceeds thereof.
(e)    The Credit Parties shall be in compliance in all material respects with the Interim Order or the Final Order, as applicable.
(f)    The Credit Parties shall be in compliance in all material respects with the Cash Management Order.
(g)    The Administrative Agent and Lenders shall have received all periodic updates to the Approved Budget required pursuant to Section 6.04(n), in form and substance satisfactory to the Required Lenders, and the Borrowers shall be in compliance with the Approved Budget.
(h)    Except as disclosed to the Administrative Agent, since the Petition Date, no event, circumstance or change shall have occurred that has caused, be reasonably expected to cause, or evidences, either in any case or in the aggregate, to have a Material Adverse Effect.
(i)    The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent, the Committee of Lead Lenders, Standard General and the Lenders to the extent invoiced prior to such Withdrawal Date or the date of such Borrowing.
(j)    The Borrowers shall have delivered a Notice of Withdrawal or a Notice of Borrowing, as applicable.
(k)     Except for actions, suits, proceedings, investigations, claims or disputes (i) stayed by 11 U.S.C. § 362, (ii) set forth on Schedule 5.07 or (iii) involving directors or officers (including, without limitation, any member of Senior Management) of any Credit Party or Subsidiary thereof, there shall be no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of the Credit Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Credit Parties or any of its Domestic Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) could reasonably be expected to result in a Material Adverse Effect.
Each Notice of Borrowing or Notice of Withdrawal submitted by the Borrower Representative shall be deemed to be a representation and warranty that the conditions specified herein have been satisfied on and as of the date of the applicable Borrowing or Withdrawal.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
Each Credit Party signatory hereto represents and warrants to the Lenders and the Administrative Agent for itself and on behalf of its Subsidiaries as follows:
5.01    Corporate Authority, Etc.
(a)    Existence, Qualification and Power. Except as previously disclosed to the Administrative Agent and the Lenders with respect to clause (iii) hereof, each Credit Party and each Domestic Subsidiary thereof (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) subject to the entry and the terms of the Chapter 11

Orders in the case of the Credit Parties, has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or of this Section 5.01, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Loan Document to which such Person is party, subject to the entry and terms of the DIP Order, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Governing Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except in each case referred to in clause (ii) or (iii) of this Section 5.01(b) to the extent that such conflict, breach, contravention, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect
(c)    Governmental Authorization; Other Consents. Subject to the entry of the DIP Order, each Credit Party and Subsidiary has, is in compliance with, and is in good standing, with respect to all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities necessary to conduct its business and to own, lease and operate its properties except as could not reasonably be expected to have a Material Adverse Effect. Except where noncompliance could not reasonably be expected to have a Material Adverse Effect, all necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Credit Parties and their Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. Subject to the entry of the DIP Order, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document or (ii) the grant by any Credit Party of the Liens created under the Security Documents and the perfection thereof (including the first priority nature thereof subject in priority only to Permitted Prior Liens and the Carve-Out), except for approvals, consents, exemptions, authorizations, actions, notice and filing which have been duly obtained, taken, given or made and are in full force and effect and the filing of UCC financing statements.
(d)    Binding Effect. Subject to the entry of the Chapter 11 Orders, this Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is party thereto. Subject to the entry of the DIP Order, this Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity relating to enforceability (whether considered in a proceeding at law or in equity) but such principles do not make the remedies afforded by the Loan Documents inadequate for the practical realization of the principal benefits intended to be provided thereby.
5.02    Financial Statements; Projections.
(a)    There has been furnished to the Lenders a consolidated and consolidating balance sheet of the Holdings and its Subsidiaries as of the date of the Audited Financial Statements, and a consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity of Holdings and its Subsidiaries for the Fiscal Year then ended, and in the case of the consolidated financial statements, certified by Marcum LLP. Such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Holdings and its Subsidiaries as at the close of business on the date thereof and the results of operations for the Fiscal Year then ended. There are no contingent liabilities of Holdings or any Subsidiary as of such date involving material amounts, known to the officers of Holdings or any Subsidiary, required to be disclosed in such balance sheet and the notes related thereto in accordance with GAAP, which were not disclosed in such balance sheet and the notes related thereto.
(b)    There has been furnished to the Lenders an unaudited consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the close of the Fiscal Month ending August 31, 2015 and unaudited consolidated and consolidating statements of income or operations and cash flow of Holdings and its Subsidiaries as of the close of such Fiscal Month, in each case, certified by a Financial Officer of Holdings. Such balance sheet and statement of income or operations and cash flows have been prepared in accordance with GAAP and fairly present the financial condition of Holdings and its Subsidiaries as at the close of business on the date thereof and the results of operations subject to year-end and quarterly adjustments and the absence of footnotes. There are no contingent liabilities of Holdings or any Subsidiary as of such date involving material amounts, known to the officers of Holdings or any Subsidiary required to be disclosed in such balance sheet and the notes related thereto in accordance with GAAP which were not disclosed in such balance sheet and the notes related thereto.
(c)    There has also been furnished to the Lenders willing to receive such information a 13-week cash flow forecast for the such period commencing on the Closing Date. To the knowledge of the Credit Parties, as of the Closing Date, no facts exist that (individually or in the aggregate) would reasonably be expected to result in any material change in any of such projections (taken as a whole). Such projections have been prepared on a pro forma basis after giving effect to the transactions contemplated hereby. As of the Closing Date, such projections referenced in clause (c) are based upon reasonable estimates and assumptions and reflect the reasonable estimates of the Credit Parties of the results of operations and other information projected therein (it being understood that such projections are not a guarantee of future performance and that future performance is subject to material contingencies, many of which are beyond the control of the Credit Parties).
5.03    [Intentionally Omitted].
5.04    No Material Adverse Change. Since December 31, 2014, there has occurred no Material Adverse Effect.
5.05    Ownership of Property; Liens. Other than as a result of the Chapter 11 Cases, each of the Credit Parties and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business and good title to all of its personal property, in each case, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Credit Parties and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.03.
5.06    Franchises, Patents, Copyrights, etc. Each Credit Party possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business without known material conflict with any rights of others. The Perfection Certificate delivered on the Closing Date sets forth a true, correct and complete list of all patents, patent applications, federally registered copyrights and copyright applications, trademarks and trademark applications owned by any Credit Party as of the Closing Date.
5.07    Litigation. Except for actions, suits, proceedings, investigations, claims or disputes (i) stayed by 11 U.S.C. § 362, (ii) set forth in Schedule 5.07, or (iii) involving directors or officers (including, without limitation, any member of Senior Management) of any Credit Party or Subsidiary thereof, there are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of the Credit Parties or any of its Domestic Subsidiaries, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Credit Parties, any of their Domestic Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) could reasonably be expected to result in a Material Adverse Effect.
5.08    No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.09    Compliance with Laws. Each Credit Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No material inventory has been produced in violation of the Fair Labor Standards Act of 1938.
5.10    Tax Status. The Credit Parties (i) have filed or caused to be filed all material federal, material provincial and all material state, and material foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject and (ii) subject to the approval of the Bankruptcy Court and the Approved Budget, have paid all material Taxes (including withholdings) required to have been paid including in their capacity as tax withholding agents, except (a) those being contested in good faith and by appropriate proceedings and for which the Credit Parties have set aside on their books reasonably adequate provisions therefor in accordance with GAAP (unless foreclosure or other similar enforcement action has been commenced in respect thereof or any Lien has been filed or otherwise perfected therefor, in which case such exception does not apply) or (b) those that have been excused or prohibited from being paid pursuant to an order of the Bankruptcy Court or pursuant to the Bankruptcy Code. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in material compliance with all material applicable, federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.
5.11    Insurance. The properties of the Credit Parties are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Credit Parties operate.
5.12    Holding Company and Investment Company Acts. None of any Credit Party, any Person Controlling any Credit Party, or any Subsidiary of any Credit Party, (a) is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or (b) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.13    ERISA Compliance.
(a)    Other than as a result of the Chapter 11 Cases, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of each Credit Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of each Credit Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)    Other than as a result of the Chapter 11 Cases, (i) no ERISA Event has occurred, and neither any Credit Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Credit Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Credit Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Credit Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither any Credit Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.
(e)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
5.14    Regulations U and X. The proceeds of the Loans shall be used solely for the purposes specified in Section 6.11. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the FRB 12 C.F.R. Parts 221 and 224.
5.15    True Copies of Governing Documents. As of the Closing Date, the Credit Parties have furnished or caused to be furnished to each of the Lenders true and complete copies of the Governing Documents (together with any amendments thereto) of each Credit Party.
5.16    Fiscal Year. The Credit Parties have a fiscal year ending December 31 of each year.
5.17    Subsidiaries, etc. As of the Closing Date, Holdings does not have any Subsidiaries except as set forth on Schedule 5.17 hereto and, as of the Closing Date, all of the outstanding Capital Stock in such Subsidiaries has been validly issued, fully paid and nonassessable and are owned by Holdings (or a Subsidiary of Holdings) in the amounts specified on Schedule 5.17 free and clear of all Liens (other than (a) Liens in favor the Administrative Agent granted under the Security Documents and (b) Liens securing the obligations under the Prepetition Facilities).
5.18    Environmental Compliance. Based upon the actual knowledge of the Chief Executive Officer and Chief Financial Officer of Holdings, and except as specifically disclosed in Schedule 5.18, existing Environmental Laws and claims, as they relate to the Credit Parties and their Subsidiaries, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.19    Bank Accounts. The Perfection Certificate delivered on the Closing Date sets forth the true, correct and complete account numbers and location of all bank accounts of the Credit Parties as of the Closing Date.

5.20    Labor Contracts. Except as set forth on Schedule 5.20, as of the Closing Date, none of the Credit Parties is party to any collective bargaining agreement. Except as otherwise disclosed to the Administrative Agent there are no material grievances, disputes or controversies with any union or other organization of any Credit Party’s employees, or threats of strikes or work stoppages that would reasonably be expected to result in a Material Adverse Effect.
5.21    Disclosure. Each Credit Party has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.
5.22    OFAC. No Credit Party, nor, to the knowledge of any Credit Party, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender or the Administrative Agent) of Sanctions.
5.23    Other Debt Documents.
(a)    Subject to the entry of the DIP Order, the Loans and the Loan Documents and the transactions contemplated hereby and thereby do not violate and/or conflict with any provision of the Prepetition Senior Notes Documents, the Subordinated Debt Documents, the Lion Debt Document or the SG Debt Documents.
(b)    Except for the Prepetition Obligations, the Borrowers do not have any other Indebtedness for borrowed money outstanding on the date hereof.
5.24    Approved Budget. The Approved Budget was prepared in good faith by the management of the Borrowers, based on assumptions believed by the management of the Borrowers to be reasonable at the time made and upon information believed by the management of the Borrowers to have been accurate based upon the information available to the management of Borrower at the time such Approved Budget was furnished. On and after the date of delivery of any Variance Report in accordance with this Agreement, such Variance Report shall be complete and correct and fairly represent in all material respects the results of operations of Holdings and its Subsidiaries for the period covered thereby and in the detail to be covered thereby.
ARTICLE VI

AFFIRMATIVE COVENANTS
Each Credit Party signatory hereto covenants and agrees for itself and on behalf of its Subsidiaries that, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation remains outstanding:
6.01    Intentionally Omitted.
6.02    Maintenance of Office; Certain Changes. Each Credit Party will maintain its chief executive office, distribution center, warehouse, shipping center, plant, factory, or other similar location at the locations identified in the Perfection Certificate delivered by such Credit Party to the Administrative Agent, or at such other place as the Borrower

Representative shall designate upon not less than 30 days’ prior written notice to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent). Each Credit Party shall notify the Administrative Agent, in writing, not less than thirty (30) days prior to any change in its name or the type of its organization, jurisdiction or organization, organizational identification number, or tax identification number (or such shorter period as may be acceptable to the Administrative Agent).
6.03    Records and Accounts. Each Credit Party will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with, and all financial statements provided for herein shall be prepared in accordance with GAAP consistently applied; (ii) maintain adequate accounts and reserves for all material unpaid taxes (including income taxes); and (iii) at all times, maintain independent certified public accountants as the Credit Parties’ accountants which shall be reasonably satisfactory to the Required Lenders (it being understood that Marcum LLP, PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young, KPMG and BDO Seidman shall be satisfactory to the Required Lenders).
6.04    Financial Statements, Certificates and Information. The Credit Parties will deliver to the Administrative Agent and the Lenders:
(a)    as soon as practicable, but in any event not later than the earlier of ninety (90) days after the end of each Fiscal Year and fifteen (15) days after the date required to be filed with the SEC, (i) the consolidated and consolidating balance sheet of Holdings and its Subsidiaries, as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP consistently applied and such consolidated financial statements to be audited and accompanied by a report and opinion prepared in accordance with generally accepted auditing standards by Marcum LLP or by other independent certified public accountants reasonably satisfactory to the Administrative Agent and certified without qualification and without expression of uncertainty as to the ability of Holdings and its Subsidiaries to continue as going concerns, together with (x) a written statement from such accountants (to the extent then available on commercially reasonable terms) to the effect that, in making the examination necessary to said certification, nothing has come to their attention to cause them to believe that any Default or Event of Default has occurred or specifying those Defaults or Events of Defaults that they have become aware of and (y) a copy of their accountants’ management letter (if any) for such Fiscal Year and (ii) a Compliance Certificate duly executed by a Financial Officer of Holdings, which, among other things, (A) attaches and certifies to the foregoing consolidated and consolidating financial statements, accountants statements, management letters and a management discussion and analysis prepared in connection with such financial statements (which may be the management discussion and analysis provided for in Holdings’ 10-K report), (B) specifying whether the Credit Parties are in compliance with Section 7.13 and (C) states that such Financial Officer has reviewed this Agreement and the other Loan Documents and has no knowledge of any Default or Event of Default during such Fiscal Year, or if such Financial Officer has such knowledge, specifying each Default or Event of Default and the nature thereof;
(b)    as soon as practicable, but in any event not later than thirty (30) days after the end of each Fiscal Month (including the last Fiscal Month of each Fiscal Year), (i) the unaudited monthly consolidated and consolidating financial statements of Holdings and its Subsidiaries for such Fiscal Month, including the consolidated and consolidating balance sheet of Holdings and its Subsidiaries, as at the end of such Fiscal Month, the related consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity for such Fiscal Month and for the portion of the Fiscal Year then ended, each setting forth in comparative form the figures for the corresponding Fiscal Month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, each, prepared in accordance with GAAP consistently applied, (ii) a statement of change in any intercompany accounts, and (iii) for each Fiscal Month that is the last Fiscal Month of a Fiscal Quarter, a Compliance Certificate duly executed by a Financial Officer of Holdings, which, among other things, (A) attaches and certifies to the foregoing financial statements, (B) certifies that the information contained in such financial statements fairly presents in all material respects the financial condition of Holdings and its Subsidiaries on the dates indicated therein (subject to year-end adjustments and the absence of footnotes), (C) sets forth in comparative form the results for and through such Fiscal Month with the most recent projections delivered to the Administrative Agent pursuant to Section 6.04(d), (D) specifying whether the Credit Parties are in compliance with Section 7.13, (E) sets forth (if applicable) reconciliations to reflect changes in GAAP since the date of the Audited Financial Statements and (F) states that such Financial Officer has reviewed this Agreement and the other Loan Documents and has no knowledge of any Default or Event of Default during such Fiscal Month, or if such Financial Officer has such knowledge, specifying each Default or Event of Default and the nature thereof to the Administrative Agent’s reasonable satisfaction; provided that, with respect to each Fiscal Month that is not the last Fiscal Month of a Fiscal Quarter, delivery of such financial statements to the Administrative Agent shall be deemed to be a representation by the Credit Parties that the information contained in such financial statements fairly presents in all material respects the financial condition of Holdings and its Subsidiaries on the dates indicted therein (subject to year-end adjustments and the absence of footnotes);
(c)    as soon as practicable, but in any event not later than forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis prepared in connection with the financial statements of Holdings and its Subsidiaries for such Fiscal Quarter (which may be any management and discussion analysis provided for in Holdings’ Form 10-Q report for such Fiscal Quarter; provided that any management discussion and analysis prepared in connection with the financial statements of Holdings and its Subsidiaries for the fourth Fiscal Quarter of each Fiscal Year shall not be required to be as comprehensive in scope and detail as is customary for one provided in a Form 10-Q report);
(d)    not later than December 31 of each Fiscal Year, an annual business plan and projections for Holdings and its Subsidiaries for the following Fiscal Year on a monthly basis (such projections to include consolidated and consolidating balance sheets, statements of cash flows, statements of income or operations of Holdings and its Subsidiaries prepared on a month-by-month basis);
(e)    promptly upon receipt thereof, copies of any detailed audit reports, financial control reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Credit Parties by independent accountants or internal auditors in connection with any audit of any of them;
(f)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Credit Party, and copies of all annual, regular, periodic and special reports and registration statements which the any Credit Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(g)    promptly, and in any event within two (2) Business Day after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC or any other Governmental Authority concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary;
(h)    promptly after delivery or receipt thereof, copies of all notices, reports and other communications delivered or received by any Credit Party in connection with the Prepetition Debt Documents and not later than five (5) Business Days following the effectiveness thereof, copies of any new Prepetition Debt Document or any amendment, supplement, waiver, or other modification, replacement or renewal with respect to any Prepetition Debt Document;
(i)    (i) promptly following the reasonable request of the Administrative Agent, a report summarizing the insurance coverage in effect for each Credit Party, and (ii) promptly following the modification, renewal, replacement of any insurance policy of any Credit Party, updated insurance certificates and endorsements evidencing such coverage;

(j)    as soon as practicable, but in any event not later than ten (10) days (or such longer period as agreed by the Administrative Agent in its discretion) following the end of each Fiscal Quarter (or more frequently at the election of the Credit Parties), (i) an updated Perfection Certificate as to each Credit Party in substantially the same form as the Perfection Certificate most recently delivered to the Administrative Agent (with such scope and detail as the Administrative Agent’s may reasonably require) or a certificate confirming that there has been no change in such information since the Perfection Certificate delivered on the Closing Date or the most recent Perfection Certificate delivered pursuant to this Section 6.04(j) and (ii) updated Schedules 5.07, 5.17, 5.18, 5.20 and 7.08 in substantially the same form as the most recent schedule of the same delivered to the Administrative Agent to the Administrative Agent’s reasonable satisfaction;
(k)    substantially simultaneously therewith, any financial data and other information delivered pursuant to the Prepetition Debt Documents not otherwise provided under this Agreement and, promptly following a request therefor, from time to time such other financial data and information as the Administrative Agent or any Lender may reasonably request with respect to the Credit Parties, including without limitation, updates and such other information and copies of documents with respect to pending litigation or the settlement or compromise thereof.
(l)    promptly after the filing thereof, copies of all pleadings, motions, applications, financial information and other papers and documents filed by any Credit Party in the Chapter 11 Cases, which papers and documents shall also be given or served on the Administrative Agent’s counsel;
(m)    promptly after the sending thereof, copies of all written reports given by any Credit Party to the Official Committee or any unofficial creditors’ committee in the Chapter 11 Cases related to the operations, business, assets, properties or financial condition of the Borrowers (including, without limitation, audits, appraisals, valuations, projections and other financial reports) containing information not otherwise already available to the Administrative Agent and the Lenders other than any written reports subject to privilege, provided that such Person may redact any confidential information contained in any such written report if it provides a summary of the nature of the information redacted to the Administrative Agent;
(n)     (i) on October 13, 2015, a supplement to the Initial Approved Budget in substantially the same form (including the same assumptions and methodology made or used therein) updated and extending the period of such Initial Approved Budget to cover a 13-week period, and (ii) on the Tuesday of each week thereafter (each such day, a “Supplemental Budget Delivery Date”) (i.e., commencing on October 20, 2015) a supplemental 13 week cash flow budget extending and supplementing the Approved Budget most recently delivered in substantially the same form (including the same assumptions and methodology made or used therein); provided that (A) for each supplemental budget delivered pursuant to this Section 6.04(n), the Required Lenders shall have the right to approve and dispute such supplemental budget and any line item contained therein (but not, for the avoidance of doubt, the Initial Approved Budget) for the Budget Period that is the calendar week occurring two weeks after such Supplemental Budget Delivery Date (i.e. with respect to the supplemental budget required to be delivered on October 20, 2015, the calendar week commencing Monday November 2, 2015) and (B) if the Required Lenders dispute any line item within the supplemental budget they shall provide specific notice thereof to the Borrowers within three Business Days of such delivery; provided further that in the case of a disputed receipt or disbursement contained in a specific line item, such receipt or disbursement (or the amount of such receipt or disbursement that is in dispute as determined by the Required Lenders) shall be deemed excluded and disregarded in such line item, until in each case the Required Lenders and the Borrower reach agreement as to any revision thereof; and

(o)    on each Tuesday of each calendar week, commencing with October 13, 2015 (each such day, a “Variance Report Date”), a budget variance report/reconciliation (the “Variance Report”), certified by a Financial Officer, in form acceptable to the Required Lenders, setting forth the actual cash receipts and disbursements of the Holdings and its Subsidiaries (including on an individual basis for each Foreign Subsidiary of Holdings) (i) for the Budget Period ending immediately prior to such Variance Report Date and (ii) on a cumulative basis, for the period commencing on the Petition Date and ending on the Friday immediately preceding such Variance Report Date (the “Cumulative Period”), in each case on (A) a line-item basis as of the end of the Budget Period and the Cumulative Period, respectively, and (B) in aggregate as of the end of the Budget Period and the Cumulative Period, respectively, the variance in dollar amounts of the actual disbursements for each Budget Period and the Cumulative Period, respectively, from those budgeted amounts for the corresponding Budget Period and the Cumulative Period, respectively, reflected in the Approved Budget and the variance of the actual cash receipts for the Budget Period from those budgeted amounts for the corresponding Budget Period and the Cumulative Period, respectively, reflected in the Approved Budget. Promptly following the delivery of Variance Reports, a Financial Officer of the Borrowers shall host a telephone conference call for the Administrative Agent and its advisors and the Lenders and their advisors to review the Variance Reports.

Documents required to be delivered pursuant to Section 6.04 (to the extent any such documents are included in materials otherwise filed with the SEC or the Bankruptcy Court) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable Credit Party posts such documents and provides a link thereto on such Credit Party’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the applicable Credit Party’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon the request of the Administrative Agent, the applicable Credit Party shall deliver paper copies of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower Representative shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent and each Lender by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
6.05    Notices.
(a)    Defaults. The Credit Parties will promptly (but in any event within two (2) Business Days) notify the Administrative Agent and each Lender in writing of the occurrence of (i) any Default or Event of Default, or (ii) any “default”, “event of default” or material breach under any Subordinated Debt Document or any Material Agreement, other than any such default or event of default resulting from the effect of filing the Chapter 11 Cases.
(b)    Material Adverse Effect. The Credit Parties shall promptly (but in any event within two (2) Business Days) disclose in writing to the Administrative Agent (for distribution to each Lender) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(c)    ERISA Events. The Credit Parties shall promptly disclose in writing to the Administrative Agent the occurrence of any ERISA Event;
(d)    Change in Accounting Policies or Financial Reporting. The Credit Parties shall promptly disclose in writing to the Administrative Agent notice of (i) any material change in accounting policies or financial reporting practices by Holdings or any Subsidiary or (ii) discharge by any Credit Party of its independent accountants or any withdrawal or resignation by such independent accountants.
(e)    Notice of Tax Claims, Litigation and Judgments. The Credit Parties will give notice to the Administrative Agent in writing within three (3) Business Days of any written notice of proposed assessment or written notice of the commencement of any material audit by any Governmental Authority for unpaid Taxes of any Credit Party or any Subsidiary that are due and payable, any commencement of any litigation or proceedings that are not stayed the Chapter 11 Cases and are allowed to proceed in a forum other than the Bankruptcy Court that affects any Credit Party, any Subsidiary or any member of the Senior Management of any Credit Party or any of its Subsidiaries or to which any Credit Party, any Subsidiary or any member of the Senior Management of any Credit Party or any of its Subsidiaries is or becomes a party

(other than the Chapter 11 Cases) that (i) involves any claim that has resulted in or would reasonably be expected to result in liabilities of more than $350,000 that are not covered by insurance policies maintained in accordance with Section 6.07, (ii) to the knowledge of the general counsel or chief financial officer of Holdings, involves any adverse claim or proceeding against any member of the Senior Management of Holdings, which has resulted in or would reasonably be expected to result in material publicity with respect to the Credit Parties or such member of the Senior Management of Holdings, (iii) has resulted in or would reasonably be expected to result in a Material Adverse Effect or (iv) is a criminal investigation or involves a criminal penalty for any felony. The Credit Parties will give notice to the Administrative Agent and each Lender, in writing, in form and detail reasonably satisfactory to the Administrative Agent, within five (5) Business Days of any judgment not covered by insurance, final or otherwise, against any Credit Party in an amount in excess of $350,000 or of the entry of any non-monetary judgment that would reasonably be expected to have a Material Adverse Effect.
(f)    Notification of Claim against Collateral. The Credit Parties will promptly notify the Administrative Agent and each Lender in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses in amounts greater than $1,000,000 to the extent not covered by insurance policies maintained in accordance with Section 6.07, or defenses to the Administrative Agent’s rights with respect to the Collateral.
(g)    Notices Concerning Collateral. The Borrowers shall provide to the Administrative Agent prompt notice of (i) any physical count of any Borrower’s inventory, together with a copy of the results thereof certified by the Borrowers, (ii) any determination by the Borrowers that the aggregate inventory levels of the Borrowers are not adequate to meet the sales projections of the Borrowers, (iii) any failure of any Credit Party to pay rent which is incurred and is due and payable after the Petition Date at any leased location where inventory is located, which failure continues for more than ten (10) days following the day on which such payment rent is due and payable and (iv) of any return of inventory involving an aggregate Value of inventory in excess of $1,000,000. Promptly following the occurrence thereof, the Credit Parties shall deliver to the Administrative Agent, in form and scope reasonably acceptable to the Administrative Agent and with such supporting detail, documentation and information as the Administrative Agent shall reasonably request regarding any change to inventory cost methodology.
(h)    Notification of Additional Intellectual Property Rights. Concurrently with the delivery of financial statements with respect to any Fiscal Quarter, the Credit Parties will notify the Administrative Agent in writing of any patents, patent applications, patent application disclosures filed with any patent office during such Fiscal Quarter, registered copyrights or mask works registered during such Fiscal Quarter, applications for registration of copyrights or mask works filed during such Fiscal Quarter and trademark and service mark registrations during such Fiscal Quarter, and trademark and service mark registration applications filed during such Fiscal Quarter, all of the foregoing whether a foreign or United States right, to the extent not listed on the Perfection Certificate most recently delivered to the Administrative Agent in accordance with this Agreement.
(i)    Environmental Events. The Credit Parties will promptly give notice to the Administrative Agent and each Lender (i) of any violation of any Environmental Law that any Credit Party reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (ii) upon any member of Senior Management of any Credit Party becoming aware thereof of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential Environmental Liability, of any Governmental Authority that, in the case of clauses (i) or (ii) above, would reasonably be expected to result in a Material Adverse Effect.
(j)    Prepayment Events. Promptly following the occurrence of any event for which the Borrowers are required to make a prepayment under Sections 2.05(b) through (e), together with all supporting information reasonably requested by the Administrative Agent or the Required Lenders.

(k)    Change in CEO or CFO. The Credit Parties shall provide to the Administrative Agent prompt written notice of any change in any Credit Party’s chief executive officer or chief financial officer.
(l)    Labor Relations. The Credit Parties shall provide to the Administrative Agent prompt written notice of any collective bargaining agreement or other labor contract to which a Credit Party becomes a party, or the application for the certification of a collective bargaining agent.
(m)    Fundamental Changes. The Credit Parties shall provide to the Administrative Agent promptly written notice of the occurrence of any event described in Section 7.05(a) and Section 7.05(b)(v).
Delivery by the Credit Parties to the Administrative Agent of any and all notices required to be delivered to the Lenders as herein required shall be deemed made upon receipt of such notices by the Administrative Agent.
6.06    Legal Existence; Maintenance of Properties.
(a)    Except as permitted by Section 7.05, each Credit Party will do all things necessary to (i) maintain in full force and effect its legal existence and good standing under the laws of its jurisdiction of organization or incorporation, (ii) maintain its qualification to do business in each state or other jurisdiction in which the failure to do so would result in a Material Adverse Effect, and (iii) maintain all of its rights and franchises, except where the failure to maintain such right or franchise would not result in a Material Adverse Effect.
(b)    Each Credit Party (i) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, subject to ordinary wear and tear and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) will cause to be made all necessary repairs, renewals and replacement thereof, all as in the judgment of the Credit Parties may be necessary so that the business carried on in connection therewith may be properly conducted at all times, and (iii) will continue to engage in the material lines of businesses conducted by them on the date hereof; provided that nothing in this Section 6.06(b) shall prevent any Credit Party from discontinuing the operation and maintenance of any of its properties if such discontinuance is permitted by Section 7.05(b).
6.07    Insurance. Each Credit Party will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Documents. Such policies of insurance shall name the Administrative Agent as an additional insured or lender’s loss payee, as applicable and provide for such notice to the Administrative Agent of termination, lapse or cancellation of such insurance as is acceptable to the Administrative Agent (and Administrative Agent acknowledges that 30 days’ prior written notice (or 10 days in the case of non-payment of the premium) is acceptable to the Administrative Agent).
6.08    Taxes. Subject to the approval of the Bankruptcy Court and the Approved Budget, each Credit Party will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material federal, state and other Taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all materials claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such Taxes, assessment, charge, levy or claim need not be paid if (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Credit Party shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto or (b) it shall have been excused or prohibited from being paid pursuant to an order of the Bankruptcy Court or pursuant to the Bankruptcy Code. Each Credit Party shall file or cause to be filed all federal, material state and all material provincial, local and foreign income tax incomes, and all other material tax returns, reports, and declarations required by any jurisdiction to which it is subject as required by applicable Law.

6.09    Compliance with Laws, Contracts, Licenses, Permits; Leaseholds and Payment of Obligations Generally.
(a)    Compliance with Laws, Contracts, Licenses and Permits. Each of the Credit Parties will comply with (i) the applicable Laws wherever its business is conducted, including, without limitation all Environmental Laws, (ii) the provisions of its Governing Documents, (iii) all agreements and instruments by which it or any of its properties may be bound, (iv) the Chapter 11 Orders and (v) all applicable decrees, orders, and judgments, provided, that in each case, such compliance shall be required by this Agreement only where noncompliance with this Section 6.09(a)(i)-(v) would result in a Material Adverse Effect. If any authorization, consent, approval, permit or license from any Governmental Authority or any central bank or other fiscal or monetary authority shall become necessary or required in order that any Credit Party may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Credit Party is a party, each Credit Party will promptly take or cause to be taken all reasonable steps within the power of such Credit Party to obtain such authorization, consent, approval, permit or license, and upon request of the Administrative Agent, to furnish the Administrative Agent and the Lenders with evidence thereof.
(b)    Compliance with Terms of Leaseholds. Subject to the approval of the Bankruptcy Court, if necessary, and the Approved Budget and except as otherwise prohibited, stayed or limited by the Chapter 11 Cases, each Credit Party will make all payments and otherwise perform all material obligations in respect of all leases and licenses of real property (including, without limitation, with respect to any concession units) to which such Credit Party is a party within any grace period provided therefor under such lease, except in the case where the enforcement of any non-compliance resulting in a default is stayed by the Chapter 11 Cases, notify the Administrative Agent of any default by any party with respect to such leases or licenses and cooperate with the Administrative Agent in all respects to cure any such default by a Credit Party, and cause each of its Domestic Subsidiaries to do so, except, (i) to the extent such obligations shall be contested in good faith by appropriate proceedings and for which the Credit Parties have set aside on their books reasonably adequate provisions therefor in accordance with GAAP and (ii) the failure to make payments in respect of leases for no more than five (5) retail stores of the Credit Parties at any time.
(c)    Payment of Obligations Generally. Subject to the approval of the Bankruptcy Court (where applicable) and the Approved Budget and except to the extent prohibited by Article VII, each of the Credit Parties will pay and discharge, as the same shall become due and payable, all its other obligations and liabilities, including all lawful claims which, if unpaid, would by law become a Lien that is not a Permitted Lien upon its property or otherwise would reasonably be expected to result in a Material Adverse Effect.
6.10    Physical Inventories. The Credit Parties, at their own expense, shall cause not less than (a) one (1) physical inventory for each warehouse location of the Credit Parties to be conducted in connection with each Fiscal Year-end of the Credit Parties and (b) one (1) physical inventory for each retail store location of the Credit Parties to be conducted in connection with each Fiscal Year-end of the Credit Parties, in each case, conducted by the Credit Parties and in the case of such Fiscal-Year-end physical inventories of warehouse locations and retail stores, accompanied by their independent certified public accountants reasonably satisfactory to the Administrative Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Administrative Agent. The Administrative Agent and the Lenders and/or their agents or representatives, at the expense of the Credit Parties, may participate in and/or observe each scheduled physical count of inventory which is undertaken on behalf of any Credit Party. The Credit Parties, within ten (10) Business Days (or such longer period as agreed by the Administrative Agent in its discretion) following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory undertaken by a Credit Party) and shall post such results to the Credit Parties’ stock ledgers and general ledgers, as applicable. The Administrative Agent or the Required Lenders, in their respective Permitted Discretion, if any Event of Default exists and is continuing, may cause such inventories to be taken as the they determine (each, at the expense of the Credit Parties).

6.11    Use of Proceeds.
(a)    Subject to the terms and conditions herein, the use of cash collateral and the proceeds of the Loans made hereunder will be used in accordance with the terms of the DIP Order: (i) to repay on the Closing Date an amount equal to, and used to refinance, all amounts due and owing under the Prepetition ABL Facility as of the date of repayment of the Prepetition ABL Facility, (ii) to pay related transaction costs, fees and expenses with respect to the DIP Facility, (iii) to make the Permitted Adequate Protection Payments in accordance with the Approved Budget, (iv) to fund the Carve-Out, and (v) to provide working capital, and for other general corporate purposes of the Credit Parties, and to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court in accordance with the Approved Budget.
(b)    No portion of the Borrower’s cash collateral, the Loans or the Collateral may be used to investigate, commence or prosecute any action, proceeding or objection with respect to or related to (1) the claims, liens or security interests of the Administrative Agent, the Prepetition ABL Agent, the Prepetition Senior Notes Trustee, the Lenders, the Prepetition ABL Lenders or Prepetition Notes Lenders, (2) any claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness or obligations that are subjects of a release under the Approved Plan of Reorganization or (3) certain stipulations to be made by the Credit Parties and approved by the Interim Order; provided that, advisors to the Official Committee, if one is appointed, may investigate the liens granted pursuant to, or any claims under or causes of action with respect to, the Prepetition Facilities at an aggregate expense for such investigation not to exceed $50,000, provided that no portion of such amount may be used to prosecute any such claims.
6.12    Covenant to Guarantee Obligations and Give Security.
(a)    Upon the formation or Acquisition by any Credit Party of any new direct or indirect Domestic Subsidiary after the Closing Date (other than any Foreign Subsidiaries) (provided, that prior to any such formation or Acquisition, such Credit Party shall have received the written consent of the Required Lenders), then the Credit Parties shall, at the Credit Parties’ expense:
(i)    within ten (10) days (or such longer period as agreed by the Administrative Agent in its discretion) after such formation or Acquisition, cause such Subsidiary, and cause each direct and indirect parent and Subsidiary of such Subsidiary (if it has not already done so and is not a Foreign Subsidiary), to be joined as a Borrower hereto or duly execute and deliver to the Administrative Agent a Guarantee guaranteeing the other Credit Parties’ obligations under the Loan Documents,
(ii)    within ten (10) days (or such longer period as agreed by the Administrative Agent in its discretion) after such formation or Acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent,
(iii)    within fifteen (15) days (or such longer period as agreed by the Administrative Agent in its discretion) after such formation or Acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent Security Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all certificates representing the Capital Stock in and of such Subsidiary), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties,
(iv)    within fifteen (15) days (or forty-five (45) days with respect to fee owned real property required to be subject to a Mortgage unless substantially all of such property is subject to a Lien permitted by Section 7.03(a)(viii)) (in each case, or such longer period as agreed by the Administrative Agent in its discretion) after such formation or Acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents or such other actions as are necessary or desirable under any applicable Law) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,
(v)    within fifteen (15) days after such formation or Acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Credit Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request; and
(vi)    as promptly as practicable after such formation or Acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of fee owned real property having a fair market value greater than $2,500,000 (unless substantially all of such property is subject to a Lien permitted by Section 7.03(a)(viii)) owned or held by the entity that is the subject of such formation or Acquisition and that is to be subject to a Mortgage as provided in this Section 6.12, title reports, surveys and to the extent in the Credit Party’s possession or to the extent required by applicable Law, engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.
(b)    Upon the acquisition of any property by any Credit Party following the Closing Date (provided, that prior to any such acquisition of any property, such Credit Party shall have received the written consent of the Required Lenders), if such property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest (subject in priority only to the Carve-Out) in favor of the Administrative Agent for the benefit of the Secured Parties (unless such property is specifically excluded as Collateral by the terms of the Security Documents or is subject to a Lien permitted by Section 7.03(a)(viii)), then the Credit Parties shall, at the Credit Parties’ expense:
(i)    within ten (10) days (or such longer period as agreed by the Administrative Agent in its discretion) after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail reasonably satisfactory to the Administrative Agent,
(ii)    within fifteen (15) days (or such longer period as agreed by the Administrative Agent in its discretion) after such acquisition, cause the applicable Credit Party to duly execute and deliver to the Administrative Agent Security Documents (to the extent not already delivered), as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Credit Party under the Loan Documents and constituting Liens on all such properties,
(iii)    within fifteen (15) days (or forty-five (45) days with respect to fee owned real property required to be subject to a Mortgage) after such acquisition, cause the applicable Credit Party to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents or such action necessary or desirable under applicable Law) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

(iv)    within fifteen (15) days (or forty-five (45) days with respect to fee owned real property required to be subject to a Mortgage unless substantially all of such property is subject to a Lien permitted by Section 7.03(a)(viii)) after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Credit Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and
(v)    as promptly as practicable after any acquisition of fee owned real property having a fair market value greater than $2,500,000 (unless substantially all of such property is subject to a Lien permitted by Section 7.03(a)(viii), deliver, upon the request of the Administrative Agent in its sole discretion to the Administrative Agent with respect to such real property that is to be subject to a Mortgage as provided in this Section 6.12, flood zone determination forms, flood insurance certificates, to the extent applicable, (and to the extent provided or required to be provided to the Senior Notes Trustee) title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;
provided that notwithstanding anything contained in this Section 6.12(b) or any Loan Document to the contrary, (A) no more than 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of any Foreign Subsidiary formed or acquired by any Credit Party shall be required to be subject to the security interest of the Administrative Agent and (B) notwithstanding clause (A) or anything in any Loan Document to the contrary, no Capital Stock which is directly or indirectly owned by any CFC shall be subject to the security interest of the Administrative Agent.
(c)    At any time upon request of the Administrative Agent or the Required Lenders, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent or the Required Lenders may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such Security Documents.
6.13    Further Assurances. Each Credit Party will cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
6.14    Inspections; Collateral Reports; Appraisals, etc.
(a)    General. Each Credit Party shall permit the Lenders and the Administrative Agent, at the Credit Parties’ expense, to visit and inspect any of the properties of any Credit Party accompanied by a representative of the Credit Party to the extent such representative does not interfere with such inspection, to examine the books of account of such Credit Party (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Credit Party with, and to be advised as to the same by, its and their officers, in each case, except when an Event of Default shall have occurred and be continuing, at such reasonable times and intervals and with reasonable prior notice as the Administrative Agent or any Lender may reasonably request.
(b)    Appraisals. From time to time upon the request of the Administrative Agent or the Required Lenders, at the Credit Parties’ expense, the Credit Parties shall permit and shall enable the Administrative Agent to obtain appraisal reports for delivery to the Administrative Agent and the Lenders (including field appraisal reports), in each case, in its Permitted Discretion from Appraisers, including, without limitation of scope, among other things, the then current fair market, liquidation value and forced liquidation values of all or any portion of the inventory owned by the Credit Parties and describing changes to cost calculation methodology; provided that the Credit Parties shall not be required to incur the costs and expenses of more than two appraisals of any type (one of which shall be a “desktop” appraisal) unless an Event of Default has occurred and is continuing when an appraisal is initiated, then there shall be no limit on the number of appraisals of any type made at the expense of the Credit Parties. Each Credit Party acknowledges and agrees that any Appraiser may be an Affiliate of a (i) the Administrative Agent, (ii) any Lender, (iii) any Participant or (iv) any assignee or other participant permitted under Section 11.06.
(c)    Communications with Accountants. Each Credit Party authorizes the Administrative Agent and the Lenders to communicate directly with such Credit Party’s independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Credit Party (provided that the Credit Parties shall have the opportunity to participate in any such communication). At the request of the Administrative Agent or any Lender, each Credit Party shall deliver a letter addressed to such accountants authorizing them to communicate directly with the Administrative Agent and the Lenders in accordance with the foregoing.
6.15    Bank Accounts.
(a)    General. The Credit Parties shall (i) (a) instruct account debtors with respect to Credit Card Receivables and Wholesale Receivables of the Credit Parties, pursuant to instruction letters, in form and substance reasonably satisfactory to the Administrative Agent, to remit all cash proceeds of Receivables, checks and other items of payment directly to depository accounts with the Administrative Agent or the Sub-Agent that are subject to Agency Account Agreements and designated as a “Main Concentration Account” on Schedule 12 to the Perfection Certificate or the associated lockbox reflected on Schedule 12 to the Perfection Certificate, and to take all reasonable steps thereafter to insure that all collections of the Credit Parties received from credit card issuers or credit card processors (pursuant to Credit Card Agreements or otherwise with respect to Credit Card Receivables) and all collections from account debtors in respect of commercial receivables, are directed or deposited into a Main Concentration Account and (b) cause, on each Business Day, all cash and checks collected from the Credit Parties’ retail store locations (or directly by the Credit Parties at any other location) to be deposited directly to (x) local depository accounts (“Local Accounts”) for transfer to depository accounts with financial institutions which have entered into Agency Account Agreements in form and substance reasonably satisfactory to the Administrative Agent (collectively, “Concentration Accounts”), or (y) a Concentration Account, in each case of clauses (a) and (b), for transfer to a Main Concentration Account and for ultimate transfer to the DIP Funding Account, which proceeds received in the DIP Funding Account shall be applied to the payment of the Obligations in accordance with Section 2.07(c); and (ii) at all times ensure that all other cash, cash proceeds, checks and other items of payment of the Credit Parties not contained in Excluded Accounts of the types described in clauses (a), (b) and (d) of the definition thereof (including proceeds of any Collateral or any Net Cash Proceeds in connection with events or transactions described in Sections 2.05(a) through (d)), be immediately deposited in a Local Account, Concentration Account or transferred directly into a Main Concentration Account. Each depository institution with a Local Account shall be required to cause all funds held in each such Local Account to be transferred to, and only to, a Concentration Account or directly to a Main Concentration Account not less frequently than once each Business Day. Each depository institution with a Concentration Account (other than a Main Concentration Account) shall be required to cause all funds held in each such Concentration Account to be transferred not less frequently than once each Business Day to, and only to, a Main Concentration Account for ultimate transfer on each Business Day to the DIP Funding Account. For all deposit accounts, securities accounts and commodities accounts of the Credit Parties (other than the Local Accounts and Concentration Accounts subject to the foregoing provisions of this Section 6.15(a), Excluded Accounts, and until such time as the Credit Parties have opened checking accounts at Wilmington Trust, National Association or such other depository bank that is reasonably acceptable to the Required Lenders, the Master Operating Accounts), the Credit Parties shall cause all amounts contained in all such deposit accounts, securities accounts and commodities accounts to be immediately transferred to the DIP Funding Account. The Credit Parties shall not transfer amounts to its disbursements accounts at Capital One, National Association in excess of the amounts required to fund checks, fund payroll, fund sales taxes or make payments to third party vendors in the ordinary course of business.

Any disbursement account in the name of a Credit Party held with Capital One, National Association shall be maintained as a zero balance account.
(b)    Other Accounts. The Credit Parties shall cause all deposit accounts, all securities accounts and all commodities accounts (other than Excluded Accounts) of the Credit Parties to be subject to Agency Account Agreements. Without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), no Credit Party shall modify or amend the instructions provided to account debtors, credit card issuers, credit card processors and other obligors pursuant to any of the notices of assignment, instruction letters, Credit Card Agreements or the Agency Account Agreements. The Credit Parties shall not open any deposit account, securities account or commodities account on or after the Closing Date at any institution other than Wilmington Trust, National Association or such other depositary bank or clearing bank that is reasonably acceptable to the Required Lenders. Notwithstanding anything to the contrary in any Loan Document, it is understood and agreed that the Administrative Agent may serve any notice of exclusive control or activation notice (or other similar notice) at any time under the Capital One Control Agreement (whether or not a Default or an Event of Default is continuing) to direct the disposition of funds in the Credit Parties’ accounts subject thereto to (i) any other deposit account or securities account of the Credit Parties at Capital One, Wilmington Trust, National Association or the designee of the Administrative Agent or (ii) after the occurrence of an Event of Default, to the Administrative Agent to be applied to the Obligations.
6.16    Chapter 11 Cases.
(a)    Comply with each Chapter 11 Order in all material respects.
(b)    The Borrowers shall promptly provide to and discuss with the Administrative Agent and each Lender any and all information and developments in connection with (i) any proposed conveyance, sale, assignment, transfer or other disposition of all or any substantial part of the assets of the Borrower or its Subsidiaries, (ii) the sale or other disposition or issuance of any equity interests of the Borrower or (iii) Change of Control, including, without limitation, any letters of intent, commitment letters or engagement letters received by the Borrowers, and any other event or condition which is reasonably likely to have a material effect on the Borrowers, the Loans or the Chapter 11 Cases, including, without limitation, the progress of any proposed or confirmed Chapter 11 plan of reorganization.
(c)    In consultation with the Lenders, the Borrowers shall take such action as shall be reasonably necessary to (i) cause the confirmation of an Approved Plan of Reorganization and (ii) minimize the length of time between entry of the Confirmation Order and the Plan Effective Date, and shall diligently pursue consummation of an Approved Plan of Reorganization.
6.17    Post-Closing Obligations. Each Credit Party shall comply with each of the covenants contained in Schedule 6.17 on or before the time periods specified therein.
ARTICLE VII

NEGATIVE COVENANTS
Each Credit Party signatory hereto covenants and agrees for itself and on behalf of its Subsidiaries that, so long as any Lender shall have any Commitment hereunder or any Loan or other Obligation remains outstanding:
7.01    Investments. None of the Credit Parties nor any of its Subsidiaries will make any Investment in any Person, except for Investments which consist of:
(a)    Investments comprised of notes payable, or stock or other securities issued by non-Affiliated account debtors to such Credit Parties (or issued by account debtors to Subsidiaries that are not Credit Parties) pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts in the ordinary course of business or following delinquency or financial distress of such account debtor;

(b)    Capital Stock (i) issued and outstanding on the Closing Date in its Subsidiaries in existence on the Closing Date, (ii) issued following the Closing Date by a Credit Party to another Credit Party, (iii) issued following the Closing Date by a Subsidiary that is not a Credit Party in favor of a Credit Party, (iv) issued following the Closing Date by a Subsidiary that is not (and that is not required to be) a Credit Party in favor of another Subsidiary that is not (and this is not required to be) a Credit Party or (v) issued to a Credit Party following the Closing Date by another Person that will become a Credit Party promptly following such issuance or capital contribution between such Persons;
(c)    Investments consisting of capital contributions by (i) a Credit Party to another Credit Party or (ii) a Subsidiary that is not a Credit Party in favor of a Credit Party or a Subsidiary that is not a Credit Party;
(d)    Investments consisting of (i) unsecured, intercompany loans by and among the Credit Parties so long as the Administrative Agent has a first priority, perfected Lien (subject to the Carve-Out) in such intercompany loans and has received the Intercompany Note evidencing such intercompany loans, together with transfer powers executed in blank and a Subordination Agreement in connection therewith, and (ii) intercompany loans made by any Subsidiary to any Credit Party on terms and conditions reasonably acceptable to the Required Lenders, including the Administrative Agent’s receipt of a Subordination Agreement;
(e)    Investments by a Subsidiary that is not a Credit Party in a Credit Party or a Subsidiary that is not a Credit Party;
(f)    Investments consisting of any Credit Party or any Subsidiary Guaranteeing (i) the Obligations of the Credit Parties and (ii) any obligations or other Indebtedness if such Credit Party or such Subsidiary would be permitted to directly incur such Indebtedness under Section 7.02 or if such obligations would be permitted to be incurred under this Agreement, except in each case, the Guarantee by a Credit Party of Indebtedness or trade payables of Foreign Subsidiaries other than as permitted under clause (k) of this Section 7.01:
(g)    Investments in cash or Cash Equivalents;
(h)    Investments consisting of loans to its respective employees on an arm’s-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $20,000 per employee at any one time outstanding and $125,000 in the aggregate at any one time outstanding;
(i)    Investments existing as of the Petition Date and set forth on Schedule 7.01:
(j)    Investments in Foreign Subsidiaries (other than the AA Canadian Subsidiaries) after the Closing Date in an aggregate amount outstanding at any time not to exceed $2,500,000; provided that, to the extent such Investments are in the form of loans, advances or other extensions of credit to a Foreign Subsidiary, such Investments are evidenced by the Intercompany Note pledged to the Administrative Agent, together with transfer powers executed in blank in connection therewith;
(k)    Investments by the Credit Parties in their Foreign Subsidiaries consisting of extensions of credit in the nature of intercompany accounts receivables from the sale of inventory; provided that (i) the aggregate book value of all outstanding accounts receivable of all Subsidiaries that are not Credit Parties owing to any Credit Party, whether or not arising out of the sale of inventory, shall not exceed $20,000,000 at any time, (ii) the amount of cash held (A) at all Foreign Subsidiaries of the Credit Parties organized in the Republic of Korea and the People’s Republic of China (excluding cash on deposit with third parties as security under a lease agreement) shall not exceed $10,000,000 in the aggregate as of the last day of any Fiscal Month except, for any period not to exceed 2 consecutive Fiscal Months in any Fiscal Year, by an amount not greater than $2,500,000, and (B) at all other Foreign Subsidiaries of the Credit Parties (excluding cash on deposit with third parties as security under a lease agreement) shall not exceed $1,000,000 in the aggregate as of the last day of any Fiscal Month, (iii) such Investments may not be converted into Capital Stock or a capital contribution, no payments with respect to such Investments may be waived by the Credit Parties and such Investments are repayable in cash by the Foreign Subsidiaries; provided that returns of inventory by any Foreign Subsidiary to any Credit Party in the ordinary course of business may be credited to any outstanding accounts receivable of such Foreign Subsidiary owing to such Credit Party, and (iv) such Investments are evidenced by the Intercompany Note pledged to the Administrative Agent, together with transfer powers executed in blank in connection therewith;
(l)    advances of payroll payments to employees in the ordinary course of business consistent with past practices in an amount not to exceed payments for one (1) payroll period for any employee;
(m)    Investments held solely by Foreign Subsidiaries denominated in any foreign currency that is the local foreign currency of such Foreign Subsidiary customarily used by similar foreign companies for cash management purposes in any jurisdiction outside the United States to the extent reasonably required or desirable in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction;
(n)    Investments consisting of any Credit Party Guaranteeing (i) pursuant to the Prepetition Senior Notes Documents, the Indebtedness evidenced by the Prepetition Senior Notes incurred by another Credit Party to the extent such incurrence is permitted by Section 7.02(c), (ii) pursuant to the Prepetition ABL Documents, the Indebtedness evidenced by the Prepetition ABL Facility incurred by another Credit Party to the extent such incurrence is permitted by Section 7.02(c), (iii) pursuant to the Lion Debt Documents, the Indebtedness evidenced by the Lion Credit Agreement incurred by another Credit Party to the extent such incurrence is permitted by Section 7.02(j) and such Guaranteeing Credit Party is a guarantor of such Indebtedness under the Lion Debt Documents on the Closing Date, or (iv) pursuant to the SG Debt Documents, the Indebtedness evidenced by the SG Credit Agreement incurred by another Credit Party to the extent such incurrence is permitted by Section 7.02(k) and such Guaranteeing Credit Party is a guarantor of such Indebtedness under the SG Debt Documents on the Closing Date; and
(o)    Investments in an aggregate outstanding amount not exceeding $100,000, including the aggregate amount of Investments made and outstanding pursuant to Section 7.01(j), made when (i) no Default or Event of Default has occurred and is continuing; (ii) with respect to any such Investment in the form of loans, advances or other extensions of credit to a Credit Party or Subsidiary, such Investment is evidenced by the Intercompany Note pledged to the Administrative Agent, together with transfer powers executed in blank in connection therewith; and (iii) not less than 10 days (or such shorter period as agreed by the Administrative Agent in its discretion) prior to such Investment, the Borrower Representative has delivered a certificate to the Administrative Agent demonstrating compliance with this Section 7.01(o).
7.02    Restrictions on Indebtedness. None of the Credit Parties nor any of its Subsidiaries will incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
(a)    Indebtedness secured by purchase money security interests and Capitalized Leases permitted by Section 7.03(a)(viii) and any permitted refinancing thereof agreeable to the Required Lenders .
(b)    Indebtedness of the Credit Parties consisting of the Obligations under the Loan Documents;
(c)    Prepetition Obligations outstanding on the Petition Date and any other Indebtedness described in Schedule 7.02, but not any extensions, renewals or replacements of such Prepetition Obligations or other Indebtedness;
(d)    Indebtedness under the Prepetition Existing Letters of Credit to the extent cash collateralized pursuant to the CapOne Agreement;
(e)    Indebtedness consisting of intercompany loans and advances permitted by Section 7.01;

(f)    Guarantees by (i) any Credit Party of Indebtedness of any Credit Party permitted by this Section 7.02, (ii) any Subsidiary that is not a Credit Party of any Indebtedness of any Credit Party permitted by this Section 7.02, (iii) any Subsidiary that is not a Credit Party of any Indebtedness of any other Subsidiary that is also not a Credit Party permitted by this Section 7.02 and (iv) a Credit Party of any Indebtedness of any other Subsidiary that is not a Credit Party permitted by Section 7.01(k);
(g)    Indebtedness consisting of contingent liabilities under surety bonds and similar instruments incurred in the ordinary course of business;
(h)    Indebtedness in respect of netting services, automatic clearing house arrangements and similar arrangement in the ordinary course of business in each case in connection with deposit and securities account;
(i)    to the extent constituting Indebtedness, obligations in respect of agreements for the deferred payment of premiums or to finance the deferred payment of premiums owing by any Credit Party under any insurance policies entered into in the ordinary course of business that are either (i) unsecured or (ii) secured by a Lien permitted under Section 7.03(a)(xiv);
(j)    unsecured Indebtedness incurred pursuant to the Lion Debt Documents on or prior to the Petition Date in an aggregate principal amount not to exceed the aggregate principal amount outstanding on the Petition Date plus the amount of any increase in principal for the purpose of paying interest in kind pursuant to the Lion Credit Agreement as in effect on May 22, 2013 and as amended by Amendment No. 1 thereto dated as of November 29, 2013, Amendment No. 2 thereto dated as of September 8, 2014 and Amendment No. 3 thereto dated as of August 17, 2015, or as a result of accretion thereof; and
(k)    unsecured Indebtedness of the borrowers under the SG Debt Documents on the Petition Date in an aggregate principal amount not to exceed the amount outstanding on the Petition Date plus the amount of any increase in principal for the purpose of paying interest in kind or as a result of accretion thereof.
7.03    Restrictions on Liens.
(a)    Permitted Liens. None of the Credit Parties nor any of its Subsidiaries will create or incur or suffer to be created or incurred or to exist any Lien upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom other than:
(i)    Liens of landlords, carriers, warehousemen, mechanics and materialmen and other like Liens created in the ordinary course of business, for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(ii)    pledges or deposits made in connection with worker’s compensation, employee benefit plans, unemployment or other insurance, old age pensions, or other Social Security benefits, and good faith deposits in connection with tenders, contracts, bids, statutory obligations or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds, letters of credit and other similar obligations or arising as a result of progress payments under government contracts or contracts with public utilities, in each case, in the ordinary course of business;
(iii)    such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not materially interfere with the present or proposed use of the applicable real property;
(iv)    Liens in favor of the Administrative Agent and the other Secured Parties securing the Obligations, including Liens on cash collateral;

(v)    Liens that secure the Prepetition Facilities;
(vi)    Liens in favor of the issuer of the Prepetition Existing Letters of Credit on the cash constituting cash collateral (and the deposit account holding such cash) in respect of the Prepetition Existing Letters of Credit pursuant to the CapOne Agreement; provided that the amount of such cash collateral shall not exceed the lesser of (x) the amount thereof contemplated by the CapOne Agreement on August 17, 2015 and (y) 105% of the face amount of the Prepetition Existing Letters of Credit at such time;
(vii)    Liens in existence on the Petition Date and listed on Schedule 7.03; provided that (A) the Lien does not extend to any additional property (other than accessions to equipment and proceeds thereof) and (B) to the extent such amount secured constitutes Indebtedness, such Indebtedness is permitted by Section 7.02(c);
(viii)    Liens created after the Closing Date by conditional sale or other title retention agreements (including Capitalized Leases) or in connection with purchase money Indebtedness, in each case, with respect to equipment and fixed assets acquired by any Credit Party or any Subsidiary of a Credit Party, involving the incurrence of an aggregate amount of purchase money Indebtedness and obligations with respect to conditional sale or title retention agreements of not more than $100,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within one hundred twenty (120) days following such purchase and does not exceed 100% of the purchase price of the subject assets);
(ix)    judgment Liens for the payment of money not constituting an Event of Default so long as the enforcement of such Lien has been effectively stayed and so long as such Lien is junior to the Lien in favor of the Administrative Agent granted under the DIP Order or the Security Documents;
(x)    Liens in favor of a banking institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry to secure usual and customary fees, returned items and other like exposure with respect to such account relating to deposit or securities accounts maintained by Holdings or any of its Subsidiaries with such banking institution;
(xi)    Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;
(xii)    Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, provided that the applicable Credit Party or Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto;
(xiii)    Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;
(xiv)    Liens on unearned insurance premiums securing the payment of financed insurance premiums so long as such financed amounts are promptly paid; provided that such Liens extend only to such insurance premiums or loss payment or similar payment from any insurance provider in an amount not in excess of any unpaid financed premiums;
(xv)    Liens on assets of a Subsidiary that is not a Credit Party in favor of a Credit Party or Subsidiary thereof, provided that, if such Liens relate to obligations under the Intercompany Note, such Liens are assigned to the Administrative Agent (or, in the Administrative Agent’s discretion, subject to a Subordination Agreement) pursuant to documentation and agreements in form and substance reasonably satisfactory to the Administrative Agent; and
(xvi)    Liens in favor of the Prepetition Indebtedness Holders as adequate protection granted pursuant to the DIP Order.
(b)    Restrictions on Negative Pledges and Upstream Limitations. No Credit Party shall nor shall any Subsidiary (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Credit Party from creating, assuming or incurring any of the Obligations or any Lien upon its properties, revenues or assets whether now owned or hereafter acquired, as security for the Obligations, or from making Guarantees of, or payments on, the Obligations, or (b) enter into any agreement, contract or arrangement (excluding this Agreement and the other Loan Documents, the Prepetition ABL Documents and the Prepetition Senior Notes Documents) restricting the ability of any Subsidiary of any Credit Party to pay or make dividends or distributions in cash or kind to any Credit Party, to make loans, advances or other payments of whatsoever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party in each case other than customary anti-assignment provisions contained in leases, licensing agreement and other agreements restricting the assignment thereof entered into by any Credit Party or any Subsidiary in the ordinary course of its business; provided that this Section 7.03(b) shall not apply with respect to (i) prohibitions and restrictions contained in this Agreement, the other Loan Documents, the Prepetition Senior Notes Documents, the Lion Debt Documents and the SG Debt Documents and (ii) Indebtedness permitted under Section 7.02(a) solely to the extent related to the property financed thereby or the property subject thereto.
7.04    Restricted Payments; Prepayments.
(a)    Restricted Payments. No Credit Party nor any Subsidiary shall make any Restricted Payment, except (a) Restricted Payments to a Credit Party and (d) Restricted Payments by a Subsidiary of a Credit Party that is not a Credit Party made ratably to the holders of its Capital Stock.
(b)    Prepayments of Indebtedness. No Credit Party nor any Subsidiary shall pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner (i) any Indebtedness entered into on or prior to the Petition Date and (ii) any Claim, other than payments contemplated by and in compliance with the Approved Budget and any other payments agreed to in writing by the Required Lenders and, if necessary, authorized by the Bankruptcy Court, provided that such restrictions shall not apply (A) to Foreign Subsidiaries to the extent such payments are made from cash held at such Foreign Subsidiary on the Closing Date and (B) payments from cash proceeds generated by operations and activities of the AA UK Subsidiaries (including cash proceeds from the closure and/or liquidation of stores (and the inventory contained therein) of the AA UK Subsidiaries), so long as such cash proceeds are applied in accordance with the Approved Budget.
7.05    Merger, Consolidation and Disposition of Assets.
(a)    Mergers and Acquisitions. None of the Credit Parties nor any Subsidiary will become a party to any merger, dissolution, liquidation or consolidation, except for, so long as no Default or Event of Default is continuing or would result therefrom:
(i)    the merger or consolidation of one or more of the Domestic Subsidiaries of AA USA with and into a Credit Party (other than Holdings); provided that such Credit Party shall be the surviving entity; and
(ii)    the merger or consolidation of any Subsidiary that is not a Credit Party with any other Subsidiary that is not a Credit Party.
(b)    Disposition of Assets. No Credit Party nor any Subsidiary shall dissolve, liquidate or sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including any Capital

Stock of any of its Subsidiary (whether in a public or a private offering or otherwise), any of its receivables or any of its other Investments, other than:
(i)    the sale of inventory in the ordinary course of business;
(ii)    dispositions of assets (other than receivables owned by Credit Parties) (A) among Credit Parties, (B) by Subsidiaries that are not Credit Parties to (x) Credit Parties and (y) other Subsidiaries that are not Credit Parties, (C) among Foreign Subsidiaries or (D) by Foreign Subsidiaries to Credit Parties;
(iii)    dispositions of obsolete or worn out equipment or fixtures no longer useful in the business, whether now owned or hereafter acquired, in the ordinary course of business;
(iv)    non-exclusive licenses of intellectual property in the ordinary course of business (other than to the extent such licenses would restrict the ability of the Credit Party or the Administrative Agent to sell or license the subject intellectual property or impair the security interests granted to the Administrative Agent); provided that to the extent approved by the Administrative Agent in its Permitted Discretion, such licenses are permitted to be exclusive to the extent such licenses relate to specific lines or products or specific geographic locations;
(v)    the abandonment or termination of intellectual property rights in the ordinary course of business which are not material to the operation of the business of the Credit Parties;
(vi)    dispositions of cash and Cash Equivalents except with respect to transactions prohibited hereunder so long as such dispositions are not in violation of Section 6.15 or the Agency Account Agreements to which they are subject; and
(vii)    the liquidation of stores (and the inventory contained therein) of Holdings and its Subsidiaries specified in the Approved Budget; provided that the Net Cash Proceeds received by Holdings or any of its Subsidiaries in connection therewith are applied in accordance with the Approved Budget and Section 2.05(a).
Notwithstanding anything to the contrary contained in this Section 7.05, (i) any disposition of Capital Stock or (ii) any merger, dissolution, liquidation or consolidation, in each case, among the Credit Parties and/or their Subsidiaries that would otherwise be permitted by this Section 7.05 shall be subject to the requirement that (a) the Credit Parties provide the Administrative Agent not less than thirty (30) days’ notice (or such earlier time acceptable to the Administrative Agent) prior to the consummation of any such disposition, merger, dissolution, liquidation or consolidation and (b) the Credit Parties shall have complied with Section 6.12 prior to the consummation thereof; provided further that the deadlines for the execution and delivery of Loan Documents, descriptions, legal opinions, resolutions, and all other instruments, certificates, documents, agreements and deliverables referred to in Section 6.12 shall be deemed to refer to the date of such disposition, merger, dissolution, liquidation or consolidation, and all action required to be taken by the Credit Parties under Section 6.12 shall be required to be taken on or before the date of such disposition, merger, dissolution, liquidation or consolidation.
7.06    Sale and Leaseback. No Credit Party nor any Subsidiary shall engage in any sale-leaseback of or similar transaction or incur any Synthetic Lease Obligations involving any of its assets, except sale leaseback transactions consummated prior to the Petition Date and described in Schedule 7.06.
7.07    Accounting Changes; Change of Fiscal Year. No Credit Party nor any Subsidiary will make any change in (i) accounting policies or reporting practices, except as permitted by GAAP or (ii) their Fiscal Year (except to make the Fiscal Year of a Subsidiary end on December 31).
7.08    Transactions with Affiliates. No Credit Party nor any Subsidiary will engage in any transaction with any Affiliate or its or any of its Affiliate’s employees, officers or directors, whether or not in the ordinary course of business, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business, provided that the foregoing restriction shall not apply to (i) transactions solely among the Credit Parties otherwise permitted hereunder, (ii) transactions solely among Subsidiaries that are not Credit Parties, (iii) any Restricted Payment permitted under Section 7.04, (iv) Investments permitted by Section 7.01, (v) Indebtedness permitted under Section 7.02(e) and (f), (vi) employment, benefit, indemnification and severance arrangements between the Credit Parties, their Subsidiaries and their respective officers, directors and employees in the ordinary course of business and consistent with past practices, (vii) transactions pursuant to agreements in existence on the Petition Date and set forth on Schedule 7.08 or any amendment thereto that is not materially adverse to any Lender or any Credit Party and (viii) the transactions referenced in and contemplated by that certain Nomination, Standstill and Support Agreement, dated as of July 9, 2014, provided that any Indebtedness incurred thereunder is Lion Debt.
7.09    No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions.
7.10    Change in Terms of Governing Documents; Material Agreements. No Credit Party nor any Subsidiary shall change or amend, modify, supplement or waive the terms of any (a) of its Governing Documents in any material respect; (b) Prepetition ABL Documents, Prepetition Senior Notes Documents, the Lion Debt Documents or the SG Debt Documents without the prior written consent of the Required Lenders, to the extent such amendment, modification, supplement or waiver shall (i) increase the aggregate principal amount of the Prepetition Senior Notes, the Lion Debt or the SG Debt or interest, premiums or fees owing thereon, (ii) shorten the weighted average life, (iii) change the amortization (other than to extend the same), (iv) amend the maturity date (other than to extend the same), (v) increase the overall interest rate, or (vi) otherwise amend the representations, covenants and defaults under the Prepetition Senior Notes Documents, the Lion Debt Documents or the SG Debt Documents in a manner that would result in such covenants and defaults being materially less favorable to the Credit Parties, taken as a whole, or materially more adverse to the interests of the Lenders; or (c) any Subordinated Debt Document, except to the extent permitted by the Subordination Agreement applicable thereto.
7.11    Change in Nature of Business. No Credit Party nor any Subsidiary shall engage in any line of business substantially different from those lines of business conducted by such Credit Party on the Petition Date other than lines of business reasonably related or ancillary to such lines of business conducted on the Petition Date.
7.12    Margin Regulations. No Credit Party shall use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.13    Financial Covenant.
(a)    Disbursements. The Credit Parties shall not, as of the last Friday of each calendar month (each a “Test Date”), commencing on Friday, October 30, 2015, permit the sum of all Disbursements of Holdings and its Subsidiaries on a cumulative basis for the period commencing on the Petition Date and ending on such Test Date to exceed the amount of “Total Disbursements” for such period set forth in Part A of Schedule 7.13. As used in this Section 7.13, “Disbursements” means all disbursements and expenditures of Holdings and its Subsidiaries, excluding (i) all professional fees which have been allowed by the Bankruptcy Court in the Chapter 11 Cases and (ii) interest and fees accrued with respect to the DIP Facility.

(b)     Receipts. The Credit Parties shall not, as of each Test Date, commencing on Friday, October 30, 2015, permit the sum of all cash receipts of Holdings and its Subsidiaries on a cumulative basis for the period commencing on the Petition Date and ending on such Test Date to be less than the amount of “Total Receipts” for such period set forth in Part B of Schedule 7.13.

(c)     Cash Flow. The Credit Parties shall not, as of each Test Date, commencing on Friday, October 30, 2015, permit the (i) the sum of all cash receipts of Holdings and its Subsidiaries on a cumulative basis for the period commencing on the Petition Date and ending on such Test Date less (ii) sum of all Disbursements of Holdings and its Subsidiaries on a cumulative basis for the period commencing on the Petition Date and ending on such Test Date, to be less than the “Minimum Cumulative Cash Flow Amount” for such period set forth in Part C of Schedule 7.13.

7.14    Maximum Capital Expenditures. The Credit Parties shall not make any Capital Expenditures other than Capital Expenditures provided for in the Approved Budget (including normal replacements and maintenance which are properly charged to current operations).
7.15    Contingent Obligations under Approved Budget. With respect to the Approved Budget, (a) it is understood and agreed that the Approved Budget shall contain a “contingent obligations” line item for each Budget Period which shall provide for disbursements for such Budget Period in an amount equal to 5% of the aggregate amount of disbursements set forth for such Budget Period in the other line items set forth in the Approved Budget for such Budget Period (excluding any items of extraordinary expenditure not in the ordinary course of business and contained in any Supplemental Budget delivered pursuant to Section 6.04(n) and approved by the Required Lenders); and (b) no Credit Party may make a disbursement pursuant to the “contingent obligations” line item other than (i) to make disbursements in any Budget Period for extraordinary unforeseen items of expenditure that were not previously identified in prior budgets delivered pursuant to Section 6.04(n) and (ii) with respect to disbursements identified in any line item in the Approved Budget for any Budget Period, to make such disbursements in excess of the amount set forth for such lien item for such Budget Period.
7.16    Sanctions. No Credit Party nor any Subsidiary shall permit any Loan or the proceeds of any Loan, directly or indirectly, (i) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (ii) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (iii) in any other manner that will result in any violation by any Person (including any Lender or Administrative Agent) of any Sanctions.
7.17    Consignments. No Credit Party shall acquire or accept any inventory on consignment or approval without the Administrative Agent’s written consent. No Credit Party shall sell any wholesale inventory on consignment or approval or any other basis under which the customer may return or require a Credit Party to repurchase such inventory except in the ordinary course of business or otherwise disclosed to the Administrative Agent.
7.18    Chapter 11 Claims; Adequate Protection. No Credit Party shall incur, create, assume, suffer to exist or permit (i) any administrative expense, unsecured claim, or other super-priority claim or Lien that is pari passu with or senior to the claims of the Secured Parties against the Borrowers hereunder, or apply to the Bankruptcy Court for authority to do so, except for the Permitted Prior Liens and the Carve-Out or (ii) any obligation to make adequate protection payments, or otherwise provide adequate protection, other than Permitted Adequate Protection Payments.
7.19    Chapter 11 Orders. No Credit Party shall make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to any Chapter 11 Order without the prior written consent of the Required Lenders.
ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    Non-Payment. Any Credit Party shall fail to pay (i) any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or (ii) any interest on the Loans, the fees or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or
(b)    Specific Covenants.
(i)    Any Credit Party shall fail to comply with any of its covenants contained in Section 6.04(n), Section 6.04(o), Section 6.05(a), Section 6.06(a), Section 6.07, Section 6.11, Section 6.14, Section 6.15, Section 6.16, Section 6.17 or Article VII; or
(ii)    Any Credit Party shall fail to comply with any of its covenants contained in Section 6.04 (other than clauses (n) and (o) thereof) or Section 6.05(e), (f), (g), (i), (k) and (m) and such failure continues for two (2) Business Days; or
(c)    Other Defaults. Any Credit Party shall fail (or, to the extent applicable, fail to cause its Subsidiaries) to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 8.01) and such failure continues for thirty (30) days; or
(d)    Representations and Warranties. Any representation or warranty of any Credit Party in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect (but without any duplication of any materiality qualifications) upon the date when made or deemed to have been made or repeated; or
(e)    Judgments. There shall remain in force for more than thirty (30) days, whether or not consecutive, except for matters subject to the automatic stay, any final judgment against any Credit Party (considered collectively) that exceeds in the aggregate $500,000 which are not covered by insurance policies unless such judgment has been discharged, satisfied, bonded or stayed pending appeal; or
(f)    ERISA Event. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Credit Parties under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or
(g)    Indebtedness. Any Credit Party shall fail to pay at maturity, or within any applicable period of grace, any obligation for Indebtedness in excess of $500,000, or fail to observe or perform any material term, covenant or agreement (other than (i) in connection with or as a result of the Chapter 11 Cases or (ii) any such obligation with respect to which the Bankruptcy Code prohibits the Credit Parties from complying with such obligation or permits the Credit Parties not to comply with such obligation) contained in any agreement by which it is bound, evidencing or securing Indebtedness in excess of $500,000 for such period of time as would permit (assuming the lapse of time and/or giving of appropriate notice if required and assuming such breach has not been cured within the applicable grace period thereunder) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or
(h)    Invalidity of Loan Documents; Etc. If any of the Loan Documents shall be cancelled, terminated, revoked, rescinded or otherwise ceases to be in full force and effect other than in accordance with their terms; or the Administrative Agent’s security interests, mortgages or Liens in all or a material portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents in accordance with the terms thereof or with a consent or approval obtained in accordance with Section 11.01; or any action at law, suit or in equity or other legal proceeding to cancel, revoke, rescind or declare void any of the Loan Documents shall be commenced by or on behalf of any Credit Party, any Subsidiary or any of their respective equity holders; or any court or any other Governmental Authority shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or
(i)    Change of Control. A Change of Control shall occur; or
(j)    Loss of Collateral; Labor Matters; Force Majeure; Etc. There shall occur (i) any strike, lockout, labor dispute, embargo, condemnation, expropriation, act of God or public enemy, or other casualty, which in any such case causes the cessation or substantial curtailment of revenue producing activities at any facility of any Credit Party if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect or (ii) any material damage to, or loss, theft or destruction of, any Collateral having a value in excess of $1,000,000, not covered by insurance; or
(k)    Conduct of Business. Any Credit Party shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of their business unless such order would not have a Material Adverse Effect; or there shall otherwise be, except to the extent permitted by Section 7.05(b), a suspension of the conduct of any material portion of the Credit Parties business, taken as a whole in the ordinary course, a liquidation of any material portion of the Credit Parties’ assets or store locations, a retention of an agent or other third party to conduct any store closings, store liquidations or “Going-Out-Of Business” sales with respect to any material portion of the Credit Parties’ assets or store locations (or any Credit Party shall take any action in furtherance of the foregoing, whether by vote of its board of directors (or equivalent governing body) or otherwise); or
(l)    Licenses, Permits, Etc. There shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Credit Party if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect; or
(m)    Indictment. Any Credit Party, any of its Subsidiaries or any member of the Senior Management of any Credit Party or any of its Subsidiaries shall be indicted or convicted for a state or federal crime or any other criminal action having the force of law for a felony; or
(n)    [Intentionally Omitted]
(o)    Approved Budget. Subject to Section 7.15 and, other than with respect to all professional fees which have been allowed by the Bankruptcy Court in the Chapter 11 Cases and interest and fees accrued with respect to the DIP Facility, (i) the proceeds of any Loan shall have been expended in a manner, or a withdrawal from the DIP Funding Account shall be for a purpose, which is not in accordance with the Approved Budget, or (ii) any disbursement is made by any Credit Party that is not set forth in a line item on the Approved Budget; or
(p)    Collateral Documents. The Interim Order and the Final Order, as applicable, shall cease to create a valid and perfected lien with such priority required by this Agreement and such DIP Order, subject to Permitted Prior Liens and the Carve-Out, on a material portion of the Collateral purported to be covered thereby; or
(q)    Entry of Order. The Final Order Entry Date shall not have occurred within 45 days after the Interim Order Entry Date; or
(r)    Conversion to Chapter 7. An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a Chapter 7 case; or
(s)    Alternate Financing. Any Credit Party shall file a motion in the Chapter 11 Cases to obtain additional or replacement financing from a party other than the Lenders under Section 364(d) of the Bankruptcy Code or to use cash collateral of a Lender under Section 363(c) of the Bankruptcy Code, except (i) with the express written consent of Required Lenders or (ii) to the extent any such financing shall provide for the payment in full of the Obligations; or
(t)    Prepetition Claims. Any Credit Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any prepetition claim (or the Credit Parties shall otherwise make a payment on any prepetition claim) other than (x) as provided for in the “first-day orders” and included in the Approved Budget or (y) otherwise consented to by the Required Lenders in writing, (ii) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of $1,000,000 in the aggregate or to permit other actions that would have a material adverse effect on the Credit Parties or their estates, or (iii) except with respect to the Prepetition Obligations as provided in the Interim Order and the Final Order, as applicable, approving any settlement or other stipulation not approved by the Required Lenders and not included in the Approved Budget with any secured creditor of any Credit Party providing for payments as adequate protection or otherwise to such secured creditor; or
(u)    Appointment of Trustee or Examiner. An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court appointing, or any Credit Party, any Subsidiary of a Credit Party, or any Affiliate of a Credit Party shall file an application for an order with respect to any Chapter 11 Case seeking the appointment of, (i) a trustee under Section 1104 of the Bankruptcy Code, or (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or
(v)    Dismissal of Chapter 11. An order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases which does not contain a provision for termination of the Commitment, and payment in full of all obligations of the Credit Parties under the Loan Documents; or
(w)    Order With Respect to Chapter 11 Cases. An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent), (i) to revoke, reverse, stay, modify, supplement or amend any of the Interim Order and the Final Order, as applicable, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Credit Parties equal or superior to the priority of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Administrative Agent and the Lenders in respect of the Obligations (other than the Carve Out) or (iii) to grant or permit the grant of a lien on the Collateral (other than Permitted Liens); or
(x)    Application for Order by Third Party. An application for any of the orders described in clauses (aa) through (cc) above shall be made by a person other than the Credit Parties and such application is not contested by the Credit Parties in good faith or the relief requested is not withdrawn, dismissed or denied within 45 days after filing or any person obtains a final order under Section 506(c) of the Bankruptcy Code against the Administrative Agent or obtains a final order adverse in any material respect to the Administrative Agent or the Lenders or any of their respective rights and remedies under the Loan Documents or in the Collateral; or
(y)    Right to File Chapter 11 Plan. The entry of an order by the Bankruptcy Court terminating or modifying the exclusive right of any Credit Party to file a Chapter 11 plan pursuant to Section 1121 of the Bankruptcy Code, without the prior written consent of the Required Lenders; or
(z)    Liens. (i) Any Credit Party shall attempt to invalidate, reduce or otherwise impair the liens or security interests of the Administrative Agent and/or the Lenders, claims or rights against such person or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) any lien or security interest created by Loan Documents or the Chapter 11 Orders with respect to Collateral shall, for any reason, cease to be valid or (iii) any action is commenced by the Credit Parties which contests the validity, perfection or enforceability of any of the liens and security interests of the Administrative Agent and/or the Lenders created by any of the Interim Order, the Final Order, or the Loan Documents; or
(aa)    Invalidation of Claims. Any Credit Party shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of such Credit Party) any other person’s motion to, disallow in whole or in part the Lenders’ claim in respect of the obligations or contest any material provision of any Loan Document or any material provision of any Loan Document shall cease to be effective; or
(bb)    Amendment of DIP Order. The Interim Order or the Final Order is amended, supplemented, reversed, vacated or otherwise modified without the prior written consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent); or
(cc)    Modifications. The Approved Plan of Reorganization or the Confirmation Order is amended, supplemented or otherwise modified without the prior written consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent); or
(dd)    Withdrawal or Termination of Reorganization Plan. The withdrawal or termination of the Approved Plan of Reorganization; or
(ee)    Payments. Any Credit Party or any of their Affiliates shall have filed a motion seeking the entry of, or the Bankruptcy Court shall have entered, an order approving a payment to any Person that would be materially inconsistent with the treatment of any such Person under the Approved Plan of Reorganization, without the prior written consent of the Required Lenders; or
(ff)    Confirmation Order. The entry of the Confirmation Order, in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent), shall not have occurred by the date that is 120 days after the Petition Date; or
(gg)    Plan Effective Date. The effective date of the Approved Plan of Reorganization shall not have occurred by the date that is 180 days after the Petition Date, or such later date to which the Required Lenders have consented in writing; or
(hh)    Restructuring Support Agreement. The failure of the Credit Parties to comply in any material respect with the Restructuring Support Agreement or a “Supporting Party Termination Event” (as defined therein) under the Restructuring Support Agreement as a result of a breach by a Credit Party has occurred; or
(ii)    Disclosure Statement. The failure of the Credit Parties to obtain an order of the Bankruptcy Court approving the disclosure statement with respect to the Approved Plan of Reorganization, within 60 days of the Petition Date.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or at the request of the Required Lenders, shall take any or all of the following actions:
(a)    reduce and/or condition the availability of Loans and/or declare the Commitment of each Lender to make Loans terminated, whereupon the Loans shall be reduced or conditioned, as applicable, and/or such Commitments shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document (including the

Exit Fee) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties; and
(c)    exercise on behalf of itself and the other Secured Parties all rights and remedies available to it and the other Secured Parties under the Loan Documents.
No termination of the Commitments hereunder shall relieve any Credit Party of any of the Obligations.
In addition, the Administrative Agent may declare a termination, reduction or restriction on the ability of the Credit Parties to use any cash collateral derived solely from the proceeds of Collateral (any such declaration shall be made to the Credit Parties, the Official Committee (if applicable) and the United States Trustee (if applicable)).
In addition, subject solely to the giving of five (5) Business Days’ written notice as set forth below, the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including all rights and remedies with respect to the Collateral and the Guarantors. In addition to the remedies set forth above, the Administrative Agent may exercise any other remedies provided for by this Agreement and the Loan Documents in accordance with the terms hereof and thereof or any other remedies provided by applicable law. Notwithstanding the foregoing, any exercise of remedies is subject to the requirement of the giving of five (5) Business Days’ prior written notice to counsel for the Borrowers, the Office of the U.S. Trustee and counsel for the Official Committee in accordance with the terms of the Chapter 11 Orders, during which period the Credit Parties and/or the Official Committee may seek an emergency hearing before the Bankruptcy Court for the purpose of determining whether an Event of Default has occurred (but in any such hearing the only issue that may be raised in opposition to any exercise of remedies shall be whether, in fact, an Event of Default has occurred and is continuing). During the five (5) Business Day notice period, the Credit Parties may use proceeds of the Loans or cash collateral of the Lenders to (i) fund operations in accordance with the Approved Budget or (ii) fund the Carve-Out.
8.03    Application of Funds. In the event that, following the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, the Administrative Agent may apply (and shall apply at (a) the request of the Required Lenders or (b) following the exercise of remedies pursuant to Section 8.02, including without limitation, pursuant to the proviso thereof) such monies as follows (and each Lender shall comply with the instructions of the Administrative Agent in the case of any such monies received by any Lender):
(i)    First, to payment of that portion of Obligations owing to the Administrative Agent constituting (a) indemnities and expenses due and payable under this Agreement and the other Loan Documents (including fees, charges and disbursements of counsel to the Administrative Agent) and (b) the fees due and payable under the Administrative Agent’s Letter Agreement;
(ii)    Second, to payment of that portion of the Obligations constituting indemnities and expenses (including fees, charges and disbursements of counsel to Lenders and amounts payable under Article III) due and payable to the Lenders under this Agreement and the other Loan Documents, ratably among such Persons in proportion to the respective amounts described in this clause Second payable to them;
(iii)    Third, to payment of that portion of the Obligations constituting accrued and unpaid interest, fees and Exit Fee and payable to the Lenders under this Agreement and the other Loan Documents ratably among such Persons in proportion to the respective amounts described in this clause Third payable to them;

(iv)    Fourth, to (i) the payment of that portion of the Obligations constituting unpaid principal of the Loans and the Exit Fee thereon, ratably among the holders thereof in proportion to the respective amounts described in this clause Fourth held by them;
(v)    Fifth, to the payment of all other Obligations (including, without limitation, the Exit Fee) ratably among the holders thereof in proportion to the respective amounts described in this clause Fifth;
(vi)    Sixth, the balance, if any, after all of the Obligations have been indefeasible paid in full, to the Borrowers or as otherwise required by Law.
All payments applied to the Loans pursuant to this Section 8.03 shall be applied to the Loans owing to the Lenders in accordance with their respective Applicable Percentages.
ARTICLE IX

ADMINISTRATIVE AGENT
9.01    Appointment and Authority.
(a)    Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions other than as provided in Section 9.09. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. The Borrowers and the Required Lenders hereby direct the Administrative Agent, in its capacity as “First Lien Secured Party” under the Capital One Control Agreement, to execute the Capital One Direction and instruct Capital One to disburse all collected and available funds in the Main Concentration Accounts (as defined in the Capital One Control Agreements) to the DIP Funding Account.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any Sub-Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c) as though such Sub-Agent were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any

Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by a Credit Party or a Lender. The Administrative Agent shall promptly notify the Lenders upon receipt of any such notice. The Administrative Agent shall hold all security for itself and for and on behalf of the Secured Parties, in accordance with this Agreement and the other Loan Documents. The Administrative Agent shall provide copies of all Security Documents requested by any Lender and follow the instructions of the Required Lenders with respect to perfecting and maintaining the security granted to the Administrative Agent under this Agreement or Security Documents, provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall not be required to take, or to omit to take, any action hereunder or under the Loan Documents unless, upon demand, the Administrative

Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities, costs and expenses that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Administrative Agent or any of its directors, officers, employees and agents.
9.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or any Withdrawal from the DIP Funding Account that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the Withdrawal from the DIP Funding Account. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more Sub-Agents appointed by the Administrative Agent. The Administrative Agent and any such Sub-Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such Sub-Agent and to the Related Parties of the Administrative Agent and any such Sub-Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any Sub-Agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Sub-Agents.
9.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor from among the Lenders (or an Affiliate of a Lender) or a financial institution or other entity that provides agency or trustee services, in each case, having an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders), then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, until such time as the Required Lenders appoint a successor as provided for above in this Section. Upon the acceptance of a successor’s appointment hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and

Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent any Sub-Agent and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them prior to such resignation.
9.07    Non-Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.09    Collateral and Guarantee Matters; Credit Bidding. Each of the Lenders irrevocably authorizes the Administrative Agent to and upon the commercially reasonable request of the Borrower Representative (and at its sole cost and expense) with reasonable advance notice, the Administrative Agent hereby agrees,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the DIP Facility and payment in full in cash of all Obligations (other than contingent indemnification obligations for which no claim has then been asserted) (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder (other than sales among Credit Parties), or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders; and
(b)    to release any Guarantor from its obligations under the Security Documents and release any related Collateral if such Person ceases to be a Subsidiary as a result of a transaction permitted by Section 7.05.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantees pursuant to this Section 9.09.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
The Credit Parties and the Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363 of the Bankruptcy Code of the United States or any similar Laws in any other jurisdictions to which a Credit Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Upon request by the Administrative Agent or the Borrower Representative at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09.
ARTICLE X

SECURITY AND ADMINISTRATIVE PRIORITY
10.01    Prepetition ABL Obligations. Each of the Credit Parties hereby acknowledges, confirms and agrees that the Borrowers are each indebted to the Prepetition ABL Agent and the Prepetition ABL Lenders for the Prepetition ABL Obligations, as of the date hereof, in an aggregate principal amount of not less than $60,023,965 plus accrued and unpaid interest thereon, fees, costs, expenses, charges and disbursements incurred in connection therewith (including attorneys’ fees), indemnities, reimbursement obligations and other charges now or hereafter owed by the Borrowers to the Prepetition ABL Agent and the Prepetition ABL Lenders pursuant to the terms of the Prepetition ABL Facility, all of which are unconditionally owing by the Borrowers to the Prepetition ABL Agent and the Prepetition ABL Lenders, without offset, defense or counterclaim of any kind, nature and description whatsoever.
10.02    Acknowledgment of Security Interests. As of Petition Date, each of the Credit Parties hereby acknowledges, confirms and agrees (and hereby agrees that it will not dispute, challenge or otherwise contest) that (i) the Prepetition ABL Agent and the Prepetition ABL Lenders have valid, enforceable and perfected first priority and senior liens (subject only to “Permitted Liens” (as defined in the Prepetition ABL Documents)) upon and security interests in all of the Collateral (as defined in the Prepetition ABL Documents) granted pursuant to the Prepetition ABL Documents and the other “Security Documents” (as defined in the Prepetition ABL Documents) as in effect on the Petition Date to secure all of the Prepetition ABL Obligations and (ii) such Liens are not subject to avoidance, set off, counterclaim, recharacterization, reduction, disallowance, impairment or subordination (whether contractual, equitable or otherwise) or other challenge pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

10.03    Binding Effect of Documents. Each of the Borrowers hereby acknowledges, confirms and agrees (and hereby agrees that it will not dispute, challenge or otherwise contest) that (i) each of the Prepetition ABL Documents and the other “Security Documents” (as defined in the Prepetition ABL Documents) to which it is a party is in full force and effect as of the date hereof, (ii) the agreements and obligations of the Credit Parties contained in the Prepetition ABL Documents and the other “Security Documents” (as defined in the Prepetition ABL Documents) constitute the legal, valid and binding obligations of each of the Credit Parties enforceable against each of them in accordance with their respective terms and no Credit Party has any valid defense, offset or counterclaim to the enforcement of such obligations and (iii) the Prepetition ABL Agent and the Prepetition ABL Lenders are and shall be entitled to all of the rights, remedies and benefits provided for in the Prepetition ABL Documents and the other “Security Documents” (as defined in the Prepetition ABL Documents), except to the extent clauses (ii) and (iii) above are subject to the automatic stay under the Bankruptcy Code upon commencement of the Chapter 11 Cases.
10.04 Collateral; Grant of Lien and Security Interest.
(a)    Pursuant to the DIP Orders and in accordance with the terms thereof, as security for the full and timely payment and performance of all of the Obligations, the Credit Parties hereby, assign, pledge and grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and to and, subject to Section 10.05, a Lien on all of the Collateral.
(b)    Notwithstanding anything herein to the contrary (i) all proceeds received by the Administrative Agent and the Lenders from the Collateral subject to the Liens granted in Section 10.04(a) and in each other Loan Document and by the Chapter 11 Orders shall be subject to the Carve-Out, and (ii) no Person entitled to amounts in respect of the Carve Out shall be entitled to dispose of any Collateral, and without limiting such Person’s right to receive proceeds of a sale or other disposition of Collateral up to the amount of the Carve-Out owed to such Person, such Person shall not seek or object to the sale or other disposition, of any Collateral.
(c)    Any funding or payment of the Carve Out shall be added to, and made a part of, the secured obligations secured by the Collateral (subject in the case of the “Carve-Out Account” (as defined in the DIP Order) to the DIP Order) and shall be otherwise entitled to the protections granted under the DIP Order, the Loan Documents, the Bankruptcy Code, and applicable Law.
10.05    Priority and Liens Applicable to Credit Parties.
(a)    Upon entry of the Interim Order or Final Order and subject to the terms thereof, as the case may be, the Obligations, Liens and security interests in favor of the Administrative Agent, for the benefit of the Secured Parties, referred to in Section 10.04(a) hereof shall, subject to the Carve Out, at all times:
(i)    pursuant to Section 364(c)(1) of the Bankruptcy Code, be entitled to joint and several super-priority administrative expense claim status in the Chapter 11 Cases, which claims in respect of the DIP Facility shall be superior to all other claims;
(ii)    pursuant to Section 364(c)(2) of the Bankruptcy Code, have a first priority lien on all unencumbered assets of the Credit Parties (now or hereafter acquired and all proceeds thereof);
(iii)    pursuant to Section 364(c)(2) of the Bankruptcy Code, have a first priority lien on cash in the DIP Funding Account (and all proceeds thereof);
(iv)    pursuant to Section 364(d) of the Bankruptcy Code, have a first priority priming lien (the “Priming Liens”) on all assets of the Credit Parties (now or hereafter acquired and all proceeds thereof) that were subject to a lien as of the Petition Date.
(b)    The Priming Liens shall prime the liens securing the Prepetition Facilities and other secured obligations including foreign exchange, currency and interest rate hedged obligations (the “Existing Primed

Secured Facilities”), but that the liens so created as described in clauses (a) (ii), (iii), and (iv) above shall be subject to “Permitted Liens” (as such term is defined under the Prepetition ABL Facility) as of the Petition Date, except those securing the Existing Primed Secured Facilities.
(c)    Subject to the Carve-Out, the Liens to be granted by the Bankruptcy Court in favor of the Administrative Agent, for the benefit of the Secured Parties, shall cover all property of the Credit Parties (now or hereafter acquired and all proceeds thereof), including property or assets that do not secure the Prepetition Facilities, except (i) any security representing more than 65% of the voting Capital Stock and any asset which is directly or indirectly owned by a CFC, (ii) any leasehold interest (or any of rights or interests thereunder) the grant of a Lien on which, notwithstanding the Bankruptcy Code, shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the obligor under any lease governing such leasehold interest or a breach or termination pursuant to the terms of, or a default under, any such lease, provided that the proceeds of the leasehold interests so excluded from the Collateral shall constitute Collateral and be subject to such Liens, and (iii) until entry of the Final Order, claims and causes of action under the Avoidance Actions.
(d)    [Intentionally Omitted.]
(e)     All of the liens described herein with respect to the assets of the Credit Parties shall be effective and perfected as of the Interim Order Entry Date and without the necessity of the execution or filing of mortgages, security agreements, pledge agreements, financing statements or other agreements.
(f)    Except to the extent expressly set forth in this Agreement, the DIP Order shall contain provisions prohibiting the Borrowers from incurring any Indebtedness which (x) ranks pari passu with or senior to the loans under the Loan Documents or (y) benefits from a first priority lien under Section 364 of the Bankruptcy Code.
10.06    Administrative Priority. Each Borrower agrees that its Obligations shall constitute allowed administrative expenses in the Chapter 11 Cases, having priority over all administrative expenses of and unsecured claims against such Person now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code, subject only to prior payment of the Carve-Out and the terms and conditions of the Chapter 11 Orders.
10.07    Grants, Rights and Remedies. The Liens and security interests granted pursuant to Section 10.04(a) hereof and the administrative priority and lien priority granted pursuant to Section 10.05 hereof may be independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the DIP Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder are cumulative.
10.08    No Filings Required. The Liens and security interests referred to herein shall be deemed valid and perfected by entry of the Interim Order or the Final Order, as the case may be, and entry of the Interim Order shall have occurred on or before the date of each Loan. The Administrative Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office, take possession or control of any Collateral, or take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Interim Order or the Final Order, as the case may be, or any other Loan Document.
10.09    Survival. The Liens, lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent and the Lenders pursuant to this Agreement, the DIP Order and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by the Borrowers (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11

Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:
(a)    except to the extent of the Carve-Out, no fees, charges, disbursements, costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on parity with any claim of the Administrative Agent and the Lenders against the Borrowers in respect of any Obligation. For the avoidance of doubt, no fees, costs, expenses, charges and disbursements shall be payable by the Borrowers to their attorneys, accountants or other professionals or to attorneys, accountants or other professionals of the Official Committee except as provided in the Carve-Out;
(b)    the Liens in favor of the Administrative Agent and the Lenders set forth in Section 10.04(a) shall constitute valid and perfected first priority Liens and security interests, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever subject to the Carve-Out; and
(c)    the Liens in favor of the Administrative Agent and the Lenders set forth in Section 10.04(a) and in the other Loan Documents shall continue to be valid and perfected without the necessity that the Administrative Agent file financing statements or mortgages, take possession or control of any Collateral, or otherwise perfect its Lien under applicable non-bankruptcy law.
ARTICLE XI

MISCELLANEOUS
11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Credit Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    extend, increase or decrease the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that for the avoidance of doubt, mandatory prepayments pursuant to Section 2.05 may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders;
(c)    reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(d)    (i) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or the order of the application of payments thereunder, in each case, without the written consent of each Lender or (ii) change Section 2.05 in a manner that would alter the pro rata sharing of Commitments reductions required thereby without the written consent of each Lender affected thereby;
(e)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or
(f)    (i) release all or substantially all of the Collateral in any transaction or series of related transactions, (ii) release all or substantially all of the Guarantors party to the Guarantees, (iii) subordinate the Obligations hereunder to any other Indebtedness, (iv) except as provided by operation of applicable law, subordinate the Liens on all or substantially all of the Collateral granted in favor of the Administrative Agent for itself and the other Secured Parties under the Security Documents to any other Lien, in each case, without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Administrative Agent’s Letter Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to exercise any voting, consent, elective or request right as a Lender, approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of all applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Each Affiliated Lender, solely in its capacity as a Lender hereunder, hereby agrees that such Affiliated Lender shall have no right whatsoever to vote with respect to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document and that it shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders that are not Affiliated Lenders; provided that, notwithstanding the foregoing, (x) each such Affiliated Lender shall be permitted to vote if such amendment, modification, waiver, consent or other such action disproportionately and adversely affects such Affiliated Lender as compared to other Lenders that are not Affiliated Lenders, (y) no amendment, modification, waiver, consent or other action shall, without the consent of such Affiliated Lender, deprive such Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder and (z) each such Affiliated Lender shall be permitted to vote if such amendment, modification, waiver, consent or other such action would require the consent of all Lenders or each affected Lender.
Each Affiliated Lender, solely in its capacity as a Lender and solely in relation to such Affiliated Lender’s claim with respect to the Obligations held by such Affiliated Lender, hereby further agrees that if any Credit Party shall be subject to any Insolvency Proceeding:
(A)     such Affiliated Lender, solely in its capacity as a Lender hereunder and solely in relation to such Affiliated Lender’s claim with respect to the Obligations held by such Affiliated Lender, shall not take any step or action (whether directly or indirectly) in such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that to which Administrative Agent has consented with respect to any disposition of assets by any Credit Party or any equity or debt financing to be made to any Credit Party), including, without limitation, the filing of any pleading by the Administrative Agent) in the proceeding so long as the Administrative Agent is not taking any action to treat the Obligations held by such Affiliated Lender in a manner that is less favorable to such Affiliated Lender than the proposed treatment of similar Obligations held by other Lenders that are not Affiliated Lenders (including, without limitation, objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization); and
(B)    such Affiliated Lender shall be deemed to have voted in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders that are not Affiliated Lenders, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by the Affiliated Lenders in a manner that is less favorable to the Affiliated Lenders than the proposed treatment of similar Obligations held by the Lenders that are not Affiliated Lenders. Each such Affiliated Lender agrees and acknowledges that the foregoing constitutes an irrevocable proxy in favor of the Administrative Agent to vote or consent on behalf of the claims of such Affiliated Lender with respect to the Obligations held by such Lender in any proceeding in the manner set forth above and that such Affiliated Lender shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and shall not itself vote or provide consents in the proceeding.
11.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Borrower, any other Credit Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02: and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including through any Electronic Medium) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) upon notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, Etc. Each of the Borrowers and the Administrative Agent, may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Continuation) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(e)    Platform. Borrower Materials may be delivered pursuant to procedures approved by the Administrative Agent, including electronic delivery (if possible) upon request by the Administrative Agent to an electronic system maintained by the Administrative Agent (“Platform”). The Borrower Representative shall notify the Administrative Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by the Administrative Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to the Lenders on the Platform. The Platform is provided “as is” and “as available.” The Administrative Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. The Lenders acknowledge that Borrower Materials may include material non- public information of the Credit Parties and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Credit Party’s securities. None of the Administrative Agent or any Related Party thereof shall have any liability to the Credit Parties, the Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform
11.03    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Committee of Lead Lenders, the SG DIP Lenders, the other Lenders and their respective Affiliates (including, in each case, the reasonable fees, charges and disbursements of counsel and advisors for such Persons, including, without limitation, local counsel to such Persons in any relevant jurisdiction), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Committee of Lead Lenders, Standard General and the other Lenders (including, in each case, the fees, charges and disbursements of counsel (including, without limitation, local counsel to such Persons in any relevant jurisdiction) and advisors for the Lenders) in connection with the enforcement or protection of its rights (A) relating to or arising out of, in connection with or the result of this Agreement and the other Loan Documents, including its rights under this Section, (B) relating to or arising out of, in connection with, or as a result of, the Loans made hereunder, including all such reasonable documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or (C) relating to or arising out of, in connection with or the result of the commencement, defense, conduct of, intervention in, or the taking of any other action (including, without limitation, preparation for and/or response to any subpoena or document request) related to this Agreement, the other Loan Documents, or the Loans in any action, litigation, investigation, or proceeding; provided that, solely with respect to the SG DIP Lenders, the Borrower’s obligations under this Section 11.04(a) with respect to the SG DIP Lenders shall be limited to the fees and expenses of Debevoise & Plimpton LLP and one local counsel.
(b)    Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any Sub-Agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party or the Official Committee) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any Sub-Agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any of the Borrowers or any other Credit Party, or any Environmental Liability related in any way to any of the Borrowers or any other Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by or on behalf of any Person (including any of the Borrowers or any other Credit Party or the Official Committee), and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, if the Borrowers have obtained a final and nonappealable judgment in their favor on such indemnification claim by such Indemnitee as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. It is understood and agreed that the indemnification obligations under the Prepetition ABL Loan

Documents shall survive the Closing Date and shall continue as indemnification obligations hereunder following the Closing Date subject to the terms hereof.
(c)    Reimbursement by Lenders. To the extent that any Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (and any Sub-Agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (and any Sub-Agent thereof) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Outstandings at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (and any Sub-Agent thereof). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and the Borrowers hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith, willful misconduct or material breach of this Agreement by such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(d) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the DIP Facility and the repayment, satisfaction or discharge of all the other Obligations.
(g)    Other. Without duplication with Section 11.04(a), the Borrowers shall pay or reimburse, as applicable, all professional fees and other reasonable and documented out-of-pocket expenses of the Administrative Agent, the Committee of Lead Lenders and Standard General (including the fees, charges and disbursements of their respective counsel and financial advisors) incurred in connection with the Credit Parties, the transactions contemplated hereby, the plan of reorganization of the Credit Parties, the Chapter 11 Orders, participation in the Chapter 11 Cases and any refinancing or restructuring of the indebtedness of Holdings and its Subsidiaries, including the Exit Conversion, but excluding fees and expenses of Standard General and the SG DIP Lenders relating to any litigation commenced against Standard General or the SG DIP Lenders or any challenges to the Standard General or the SG DIP Lenders’ Claims unless such litigation or challenges are (i) brought by the Committee of Lead Lenders or the Credit Parties or (ii) against any SG Lender directly in its capacity as Lender hereunder; provided that, solely with respect to Standard General and the SG DIP Lenders, the Borrower’s obligations under this Section 11.04(g) with respect to Standard General and the SG DIP Lenders shall be limited to the fees and expenses of Debevoise & Plimpton LLP and one local counsel.
11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Credit Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party (except to the extent permitted by Section 7.05(a) to the extent a transaction permitted thereby would constitute an assignment) may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,000,000 in the case of any assignment, unless the Administrative Agent consents (such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
(iii)    No consent shall be required for any assignment except to the extent required by subsection (b(i)) of this Section and, in addition, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)    The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 payable to the Administrative Agent; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No such assignment shall be made (a) to any Credit Party or any Affiliate (except pursuant to Section 11.06(g)) or Subsidiary of any Credit Party, (b) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (b), (c) to a natural person, or (d) to any Person if, after giving effect to such assignment, such Person, together with any of its Affiliates or Approved Funds that are (or would become pursuant to such assignment or any concurrent assignments) Lenders, holds Loans and Commitments in an aggregate principal amount in excess of 25% of the aggregate principal amount of Loans and Commitments then outstanding, unless the Required Lenders (determined without regard to the existence or holdings of the proposed assignor Lender or any Lenders that are Affiliates or Approved Funds of such proposed assignor Lender or of such assignee Person) shall have given their prior written consent to such assignment. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the effective date of assignment that it is an Eligible Assignee. The Administrative Agent and each Lender may conclusively rely (without any duty to inquiry or further diligence) on a representation made by another Person that such Person is an Eligible Assignee for the purposes of establishing that such Person is an Eligible Assignee for all purposes of this Agreement.
(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Notwithstanding the foregoing, with the consent of the Administrative Agent, but without the consent of any Borrower, any Lender may assign to Standard General and/or its Affiliates all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or any Credit Party or any Affiliate or Subsidiary of any Credit Party) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (subject to the requirements and limitations therein, including the requirements under Section 3.01(e)); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”): provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(g)    Assignments to Affiliated Lenders. Affiliated Lenders and assignments of Loans and Commitments to Affiliated Lenders pursuant to this Section 11.06 shall be subject to the following additional conditions and limitations:
(i)    Affiliated Lenders will not be entitled to attend or participate in meetings attended solely by Lenders who are not Affiliated Lenders (and not attended by the Administrative Agent);
(ii)    Affiliated Lenders shall be subject to the voting restrictions set forth in the final two paragraphs of Section 11.01;
(iii)    the aggregate principal amount of all Loans and Commitments held by the Affiliated Lenders shall not exceed 25% of the aggregate principal amount of Loans and Commitments then outstanding; and
(iv)    each Affiliated Lender, upon succeeding to an interest in the Commitments and Loans shall disclose in any Assignment and Assumption that it is an Affiliated Lender. Unless such designation is set forth in an Assignment and Assumption, the Administrative Agent and each Lender may conclusively rely (without any duty of inquiry or further diligence) on a representation made by another Person that such Person is not an Affiliated Lender.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) on a confidential basis to any rating agency in connection with rating the Credit Parties or the DIP Facility, (h) with the consent of the Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.
For purposes of this Section, “Information” means all information received from the Borrowers or any Credit Party relating to the Borrowers or any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or any Credit Party, provided that, in the case of information received from the Borrowers or any Credit Party after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Credit Party, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
Notwithstanding anything to the contrary contained in this Section 11.07, each Credit Party consents to the publication by the Administrative Agent or the Lenders of any press releases, tombstones, advertising or other promotional materials (including, without limitation, via any Electronic Medium) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark. No party hereto shall or shall permit any of its Affiliates to, issue any press release or other public disclosure relating to the closing of the credit facilities provided for herein (other than any document required to be filed by the Credit Party with the SEC) using the name, logo or otherwise referring to any Lender, the Administrative Agent or the Sub-Agent or of any of their Affiliates or the Loan Documents to which any such Person is a party without the prior written consent (including via e-mail) of such Person (not to be unreasonably withheld) except to the extent required to do so under applicable Requirements of Law and then, only after consulting with such Persons.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and their respective Affiliates is hereby authorized at any time and from time to time after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of any Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness, provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower Representative and the Administrative Agent, promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then (x) the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent and (y) the Administrative Agent may upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b):
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the Administrative Agent shall have consented to such assignment and the applicable assignee shall have consented to the applicable amendment, waiver or consent;
provided that the failure by any Lender to execute and deliver an Assignment and Assumption in connection with any of the foregoing assignments shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans and participations pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply.
11.14    Governing Law; Jurisdiction; Etc. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT NEW YORK LAW IS SUPERSEDED BY THE BANKRUPTCY CODE.
(a)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT. EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE BANKRUPTCY COURT AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS AT THEIR ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.02. THE BORROWERS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(b)    EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER

LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.
11.15    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Credit Parties and their Subsidiaries, which information includes the name and address of the Credit Parties and their Subsidiaries and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties and their Subsidiaries in accordance with the Act. The Credit Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.
11.16    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
11.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any of its Affiliates, or any other Person and (B) none of the Administrative Agent or any Lender has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Credit Parties and their Affiliates, and neither the Administrative Agent nor any Lender have any obligation to disclose any of such interests to the Credit Parties or any of their Affiliates. To the fullest extent permitted by law, the Credit Parties hereby waive and release any claims that they may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.18    Standstill. Notwithstanding anything to the contrary contained herein, except as Required Lenders may otherwise agree and without prejudice to the refinancing of the Prepetition ABL Obligations pursuant to Section 2.01(b), each Lender hereby agrees that during the Standstill Period it shall not take any action to (a) exercise any right to foreclose, execute or levy on, collect on, seize, sequester or sell or otherwise realize upon (judicially or non-judicially) the collateral or any other property or assets securing any obligation under any Standstill Debt, or (b) exercise any other remedies under any of the Standstill Debt Documents to setoff against the collateral therefor, including any account owned or controlled by any Credit Party or its Subsidiaries.
[The Remainder of this Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
Borrowers:
AMERICAN APPAREL (USA), LLC,
as Debtor and Debtor-in-Possession

By:	/s/ Hassan Natha Name: Hassan Natha Title: Chief Financial Officer
AMERICAN APPAREL RETAIL, INC.,
as Debtor and Debtor-in-Possession

By:	/s/ Hassan Natha Name: Hassan Natha Title: Chief Financial Officer
AMERICAN APPAREL DYEING & FINISHING. INC.,
as Debtor and Debtor-in-Possession

By:	/s/ Hassan Natha Name: Hassan Natha Title: Chief Financial Officer
KCL KNITTING, LLC,
as Debtor and Debtor-in-Possession

By:	/s/ Hassan Natha Name: Hassan Natha Title: Chief Financial Officer

CREDIT AGREEMENT
Signature Page

The Guarantors:
AMERICAN APPAREL, INC.,
as Debtor-in-Possession

By:	/s/ Hassan Natha Name: Hassan Natha Title: Chief Financial Officer
FRESH AIR FREIGHT, INC.,
as Debtor-in-Possession

By:	/s/ Hassan Natha Name: Hassan Natha Title: Chief Financial Officer

CREDIT AGREEMENT
Signature Page

The Administrative Agent:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Meaghan H. McCauley Name: Meaghan H. McCauley Title: Assistant Vice President

CREDIT AGREEMENT
Signature Page

MONARCH MASTER FUNDING LTD.
By:	Monarch Alternative Capital LP
Its:	Advisor

By:	/s/ Christopher Santana
Name: Christopher Santana
Title: Managing Principal

CREDIT AGREEMENT
Signature Page

COLISEUM CAPITAL PARTNERS, L.P.
By:	Coliseum Capital, LLC, General Partner
By:	/s/ Adam Gray

BLACKWELL PARTNERS, LLC, SERIES A
By:	Coliseum Capital Management, LLC, Attorney-in-fact
By:	/s/ Adam Gray

COLISEUM CAPITAL PARTNERS II, L.P.
By:	Coliseum Capital, LLC, General Partner
By:	/s/ Adam Gray

CREDIT AGREEMENT
Signature Page

GOLDMAN SACHS TRUST, on behalf of the GOLDMAN SACHS HIGH YIELD FLOATING RATE FUND
By:	Goldman Sachs Asset Management, L.P., as investment advisor and not as principal
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

GOLDMAN SACHS LUX INVESTMENT FUNDS for the benefit of GOLDMAN SACHS HIGH YIELD FLOATING RATE PORTFOLIO (LUX)
By:	Goldman Sachs Asset Management, L.P., solely as itsinvestment advisor and not as principal
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

GOLDMAN SACHS LUX INVESTMENT FUNDS for the benefit of GOLDMAN SACHS GLOBAL MULTI-SECTOR CREDIT PORTFOLIO (LUX)
By:	Goldman Sachs Asset Management, L.P., solely as its investment advisor and not as principal
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

CREDIT AGREEMENT
Signature Page

GLOBAL OPPORTUNITIES, LLC
By:	Goldman Sachs Asset Management, L.P., not in its individual capacity, but solely as investment advisor
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

GLOBAL OPPORTUNITIES OFFSHORE, LTD.
By:	Goldman Sachs Asset Management, L.P., not in its individual capacity, but solely as investment advisor
By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

CREDIT AGREEMENT
Signature Page

PWCM MASTER FUND LTD.
By:	/s/ Neal Nenadovic
Name: Neal Nenadovic
Title: Chief Financial Officer Pentwater Capital Management LP

OCEANA MASTER FUND LTD.
By:	/s/ Neal Nenadovic
Name: Neal Nenadovic
Title: Chief Financial Officer Pentwater Capital Management LP

CREDIT AGREEMENT
Signature Page

STANDARD GENERAL MASTER FUND, L.P.
By:	Standard General L.P., its investment manager
By:	/s/ Soohyung Kim
Name:	Soohyung Kim
Title:	CEO

P STANDARD GENERAL LTD.
By:	/s/ Soohyung Kim
Name:	Soohyung Kim
Title:	CEO of its Investment Manager

CREDIT AGREEMENT
Signature Page

SCHEDULE 1.01
Existing Letters of Credit
Issuer: Capital One

Beneficiary	Letter of Credit No.	Type	Expiration	Amount
Zurich Am. Insurance	30003726	Workers’ Compensation	November 12, 2015	$250,000
Liberty Property Ltd.	30003773	Landlord	May 14, 2016	$650,000
American Express	30003774	Credit Card	December 31, 2015	$50,000
Alternative Insurance	30004282	Freight/Customs Insurance	August 15, 2015	$130,000

SCHEDULE 1.02
Disqualified Assignees

Kenneth Vaughn; Tokiko Miyashiro; Sean Alonzo; Dianne Galindo; Maks Akter; Krista Martin; Piedad Torres; Fabelito Ajtun; Maribel Fabian; Pascual Mateos; Angelica Serrano; Cipriano Vilchis; Ana Hernandez; Domingo Marcos; Salvadora Cruz; Silvia Hernandez; Savino Refugio; Ana Amador; Sylvia Hernandez; Richard Krehl; Gabriel Alarcon; Gabriela Tafoya; Eliana Reynoso; Jan Hubner; Eliana Rodriguez; Carolina Crespo; Iris Alonzo; Pat Honda; Melissa Gross; Esmeralda Morales; Stephanie Santos; Sophia Wu; Kyung Chung; Joey Ng; Marcia Brady; Rafi Agopian; Adrian Kowalewski; Adrian Taylor; Lyndon Lea; Minho Roth; and David Nisenbaum

SCHEDULE 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Standard General Master Fund L.P.	$4,282,200.00	14.274000000%
P Standard General Ltd.	$1,717,800.00	5.726000000%
Monarch Master Funding Ltd	$6,000,000.00	20.000000000%
Coliseum Capital Partners, L.P.	$1,101,586.26	3.671954200%
Coliseum Capital Partners II, L.P.	$3,398,413.74	11.328045800%
Blackwell Partners, LLC, Series A	$1,500,000.00	5.000000000%
Goldman Sachs Trust - Goldman Sachs High Yield Floating Rate Fund	$1,374,000.00	4.580000000%
Goldman Sachs Lux Investment Funds - Goldman Sachs High Yield Floating Rate Portfolio (LUX)	$252,000.00	0.840000000%
Goldman Sachs Lux Investment Funds - Global Multi-Sector Credit Portfolio (LUX)	$420,000.00	1.400000000%
Global Opportunities LLC	$1,143,000.00	3.810000000%
Global Opportunities Offshore Ltd	$2,811,000.00	9.370000000%
Oceana Master Fund Ltd.	$1,231,800.00	4.106000000%
PWCM Master Fund Ltd.	$4,768,200.00	15.894000000%
Total	$30,000,000	100.000000000%

SCHEDULE 5.07
Litigation

1.
Shareholder Derivative Actions. In 2010, two shareholder derivative lawsuits were filed in the United States District Court for the Central District of California (the “Court”) that were subsequently consolidated for all purposes into a case entitled In re American Apparel, Inc. Shareholder Derivative Litigation, Lead Case No. CV106576 (the “First Derivative Action”). Plaintiffs in the First Derivative Action alleged a cause of action for breach of fiduciary duty arising out of (i) AA USA’s (the “Company”) alleged failure to maintain adequate accounting and internal control policies and procedures; (ii) the Company’s alleged violation of state and federal immigration laws in connection with the previously disclosed termination of over 1,500 employees following an Immigration and Customs Enforcement inspection; and (iii) the Company’s alleged failure to implement controls sufficient to prevent a sexually hostile and discriminatory work environment. The Company does not maintain any direct exposure to loss in connection with these shareholder derivative lawsuits. The Company’s status as a “Nominal Defendant” in the actions reflects that the lawsuits are purportedly maintained by the named plaintiffs on behalf of American Apparel and the plaintiffs seek damages on the Company’s behalf. The Company filed a motion to dismiss the First Derivative Action which was granted with leave to amend on July 31, 2012. Plaintiffs did not amend the complaint and subsequently filed a motion to dismiss each of their claims, with prejudice, for the stated purpose of taking an immediate appeal of the Court’s July 31, 2012 order. On October 16, 2012, the Court granted the Plaintiffs’ motion to dismiss and entered judgment accordingly. On November 12, 2012, Plaintiffs filed a Notice of Appeal to the Ninth Circuit Court of Appeals where the case is currently pending.

In 2010, four shareholder derivative lawsuits were filed in the Superior Court of the State of California for the County of Los Angeles (the “Superior Court”) which were subsequently consolidated for all purposes into a case entitled In re American Apparel, Inc. Shareholder Derivative Litigation, Lead Case No. BC 443763 (the “State Derivative Action”). Three of the matters comprising the State Derivative Action alleged causes of action for breach of fiduciary duty arising out of (i) the Company’s alleged failure to maintain adequate accounting and internal control policies and procedures; and (ii) the Company’s alleged violation of state and federal immigration laws in connection with the previously disclosed termination of over 1,500 employees following an Immigration and Customs Enforcement inspection. The fourth matter alleges seven causes of action for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets also arising out of the same allegations. On April 12, 2011, the Superior Court issued an order granting a stay (which currently remains in place) of the State Derivative Action on the grounds that, among other reasons, the case is duplicative of the First Derivative Action.
In July 2014, two shareholder derivative lawsuits were filed in the Court that were subsequently consolidated for all purposes into a case entitled In re American Apparel, Inc. 2014 Shareholder Derivative Litigation, Lead Case No. 14-CV-5699 (the “Second Derivative Action,” and together with the First Derivative Action, the “Federal Derivative Actions”). Plaintiffs in the Second Derivative Action alleged similar causes of action for breach of fiduciary duty by failing to (i) maintain adequate internal control and exercise proper oversight over Mr. Charney, whose alleged misconduct and mismanagement has purportedly harmed the Company’s operations and financial condition, (ii) ensure Mr. Charney’s suspension as CEO did not trigger material defaults under two of the Company’s credit agreements, and (iii) prevent Mr. Charney from increasing his ownership percentage of the Company. The Second Derivative Action primarily seeks to recover damages and reform corporate governance and internal procedures. The Company does not maintain any direct exposure to loss in connection with these shareholder derivative lawsuits. The Company’s status as a “Nominal Defendant” in the actions reflects that the lawsuits are purportedly maintained by the named plaintiffs on behalf of American Apparel and that plaintiffs seek damages on the Company’s behalf. On April 28, 2015, the Court granted the Company’s motion to dismiss, with leave to amend. On July 17, 2015, the Court dismissed the action, without prejudice, for failure to prosecute and to comply with court rules and orders.
Both the Federal Derivative Actions and State Derivative Actions are covered under the Company’s Directors and Officers Liability insurance policy, subject to a deductible and a reservation of rights.

Should the above matters (i.e., the Federal Derivative Actions or the State Derivative Action) be decided against the Company in an amount that exceeds the Company’s insurance coverage, or if liability is imposed on grounds that fall outside the scope of the Company’s Directors and Officers Liability insurance coverage, the Company could not only incur a substantial liability, but also experience an increase in similar suits and suffer reputational harm. The Company is unable to predict the financial outcome of these matters at this time, and any views formed as to the viability of these claims or the financial exposure which could result may change from time to time as the matters proceed through their course. However, no assurance can be made that these matters, either individually or together with the potential for similar suits and reputational harm, will not result in a material financial exposure, which could have a material adverse effect upon the Company’s financial condition, results of operations, or cash flows.

2.
Jan Hubner v. American Apparel. On April 21, 2015, purported shareholder and former employee Jan Hubner and purported shareholder Eric Ribner filed suit against Company directors Allan Mayer, David Danziger, Robert Greene, Marvin Igelman, and William Mauer, and the Company. This matter was filed as a related case with respect to In re American Apparel, Inc., 2014 Derivative Shareholder Litigation. Both of plaintiffs’ claims are premised on the ground that American Apparel’s April 28, 2014, Proxy Statement (Schedule 14-A) issued in advance of the company’s 2014 Annual Meeting contained misrepresentations and omissions. Specifically, plaintiffs contend that the proxy statement inaccurately stated that Dov Charney would continue serving in his dual role as CEO and Chairman of the Board and did not disclose that the company was intending to suspend Charney for cause shortly after the board member elections for which the company was soliciting proxies. Plaintiffs contend that the allegedly inaccurate proxy statement was designed to ensure certain directors’ re- election to the board and therefore continued control of the company by directors who were willing to remove Charney from his positions with the company. Had plaintiffs known about the company’s plans to remove Charney before the Annual Meeting, they allege that they would not have voted to re-elect the directors who were up for re-election and instead would have sought the election of different directors. On the foregoing basis the lawsuit alleges the following counts: (1) Violation of Section 14(a) of the Securities Exchange Act and Rule 14a-9 promulgated thereunder; (2) Violation of Section 20(a) of the Securities Exchange Act; (3) Breach of the Duty of Disclosure/candor; and (4) Aiding and Abetting Breaches of the Duty of Disclosure/candor. The lawsuit primarily seeks to recover equitable or injunctive relief. On May 1, 2015, Plaintiffs filed a Motion for Preliminary Injunction seeking relief substantially similar to that sought by the Complaint itself (the “Motion”).

On June 8, 2014, the Court denied the Motion. On June 18, 2015, Plaintiffs stipulated to dismissal of this action, with prejudice. On June 26, 2015, Plaintiffs filed a Notice of Appeal to the Ninth Circuit Court of Appeals. On July 28, 2015, Defendants filed a Motion to Dismiss the Appeal for Lack of Jurisdiction.
The Company’s Directors and Officers Liability insurance carriers have acknowledged coverage of this suit and have deemed it related to In re American Apparel, Inc., 2014 Derivative Shareholder Litigation, referenced above. Accordingly, coverage is subject to a reservation of rights and the deductible applicable to that matter. If any liability is imposed against any of the individual director defendants in these cases in an amount that exceeds our insurance policy limits, and/or if liability is imposed upon grounds which fall outside the scope of our insurance coverage, then the Company may be indirectly liable as a result of the Company’s duties to indemnify its officers and directors.

3.
Eliana Gil Rodriguez v. Allan Mayer et al. On April 30, 2015, purported shareholder Eliana Gil Rodriguez filed a class action lawsuit against Company directors Allan Mayer, David Danziger, Robert Greene, Alberto Chehebar, Marv Ingelleman, William Mauer, David Glazek, Thomas Sullivan, Laura Lee, Joseph Magnacca, Colleen Brown, former CFO John Luttrell and Standard General L.P. The lawsuit also names Standard General L.P. as a defendant for aiding and abetting the officers and directors in their alleged breaches of fiduciary duties. Plaintiff Rodriguez alleges that the defendant officers and directors breached their fiduciary duties by orchestrating a plan to oust former CEO and Chairman of the Board, Dov Charney, including by diluting Charney’s stock ownership and by failing to disclose in the proxy statement for American Apparel’s 2014 Annual Meeting that the board was intending to suspend Charney for cause shortly thereafter. Plaintiff Rodriguez also alleges that with Standard General’s assistance, the defendant directors have taken improper measures to prevent Charney from regaining control of the company, including by adopting a shareholder rights plan (i.e., “poison pill”), amending the company’s bylaws, and entering into certain contractual arrangements. On the foregoing basis the lawsuit alleges the following counts: (1) Breach of Fiduciary Duty as to the directors; (2) Breach of Fiduciary Duty as to Luttrell; (3) Breach of Fiduciary Duty as to the directors; (4) Breach of Fiduciary Duty as to the directors; (5) Breach of Fiduciary Duty as to the current directors; and (6) Aiding and Abetting against Standard General. The lawsuit primarily seeks to recover equitable or injunctive relief. On July 27, 2015, Defendants filed Motions to Dismiss. Plaintiff has indicated her intent to voluntarily dismiss her litigation against Defendants, without prejudice, and the parties are currently negotiating the form of an order.
The Company’s Directors and Officers Liability insurance carriers have acknowledged coverage of this suit and have deemed it related to In re American Apparel, Inc., 2014 Derivative Shareholder Litigation, referenced above. Accordingly, coverage is subject to a reservation of rights and the deductible applicable to that matter. If any liability is imposed against any of the individual director defendants in these cases in an amount that exceeds our insurance policy limits, and/or if liability is imposed upon grounds which fall outside the scope of our insurance coverage, then the Company may be indirectly liable as a result of the Company’s duties to indemnify its officers and directors.

4.
Charney v. American Apparel. On June 18, 2014, American Apparel’s Board of Directors suspended its CEO, Dov Charney, and gave notice of the Company’s intention to terminate him for cause. On June 23, 2014, Mr. Charney commenced arbitration against the Company and asserted claims “in excess of $50 million” for the Company’s alleged “breach of employment agreement, breach of covenant of good faith and fair dealing, retaliatory discharge, violation of Age Discrimination in Employment Act, intentional infliction of emotional distress, defamation and related claims.” That matter was stayed by agreement of the parties pursuant to the Nomination, Support, and Standstill Agreement dated as of July 9, 2014, and appended to the Form 8-K filed by the Company with the SEC.

On March 26, 2015, Keith Fink, who purports to represent Dov Charney, requested a lift of the stay and has reinitiated arbitration. Mr. Fink alleges that he intends to demand up to $35 million, plus the return of art that is hanging in the Factory, which he alleges is owned by Mr. Charney. The Company has asserted that Mr. Fink has a conflict of interest and cannot represent parties adverse to the Company, in particular in respect of labor and employment claims. On May 12, 2015, an arbitrator was appointed. Arbitration is scheduled for February 7, 2017. The Company has tendered this matter to its insurance carriers and is awaiting coverage positions.

5.
Dov Charney v. Standard General, L.P., American Apparel, Inc. et al. On June 24, 2015, former CEO Dov Charney filed the above-referenced lawsuit against the Company, Standard General, L.P., Standard General Master Fund L.P., Standard General Ltd., Company directors Allan Mary, David Danziger, Robert Greene, Marvin Igelman, William Mauer, and former CFO John Luttrell, alleging: (1)    Violation of California Corporations Code § 25401; (2) Intentional Misrepresentation; (3) Negligent Misrepresentation; (4) Breach of Fiduciary Duty; (5) Fraud in the Inducement/Rescission; (6) Conspiracy; (7) Intentional Infliction of Emotional Distress; (8) Negligent Infliction of Emotional Distress; and (9) Declaratory Relief. Charney alleges that Standard General L.P. engaged in fraud and conspiracy with certain Company officers and directors to induce Charney to dilute his equity in the Company such that defendant parties could control the Company. Charney seeks damages in excess of $100 million. On July 29, 2015, Defendants Standard General, L.P., Standard General Master Fund L.P., and Standard General Ltd. filed a Motion to Stay on the Ground of Inconvenient Forum (the “Motion”). American Apparel filed a Notice of Joinder to the Motion this same day. The Company has tendered this matter to its insurance carriers and is awaiting coverage positions.

6.
Brittany Covell v. American Apparel, Inc. On April 2, 2015, Brittany Covell filed a complaint in the California Superior Court for San Diego County against American Apparel, Inc. and American Apparel Retail, Inc., as a putative class action alleging claims under Cal. Civ. Code § 1747.08 (known as California’s Song-Beverly Credit Card Act), relating to the Company’s alleged practices for collecting e-mail addresses in connection with credit card transactions. On May 19, 2015, the Company filed an Answer to the Complaint. The Company’s insurance carriers have denied coverage for this matter, and the Company is currently considering any potential responses thereto.

SCHEDULE 5.17
List of Wholly-Owned Subsidiaries American Apparel

Investment In	Location	Owned By	Percentage Ownership
American Apparel (USA), LLC	California, USA	American Apparel, Inc.	100%
American Apparel Canada Retail Inc.	Canada	American Apparel, Inc.	100%
American Apparel Canada Wholesale Inc.	Canada	American Apparel, Inc.	100%
American Apparel Retail, Inc.	California, USA	American Apparel (USA), LLC	100%
KCL Knitting, LLC	California, USA	American Apparel (USA), LLC	100%
American Apparel Dyeing and Finishing, Inc.	California, USA	American Apparel (USA), LLC	100%
Fresh Air Freight, Inc.	California, USA	American Apparel (USA), LLC	100%
American Apparel Deutschland GmbH	Germany	American Apparel (USA), LLC	100%
American Apparel (Carnaby) Limited	United Kingdom	American Apparel (USA), LLC	100%
American Apparel (UK) Limited	United Kingdom	American Apparel (USA), LLC	100%
American Apparel Australia Pty Ltd.	Australia	American Apparel, Inc..	100%
American Apparel do Brasil Comercio de Roupas Ltda.	Brazil	American Apparel Retail, Inc.	99%
		American Apparel (USA), LLC	1%
American Apparel Mexico, S. de R.L. de C.V.	Mexico	American Apparel Retail, Inc.	.03%
		American Apparel (USA), LLC	99.97%
American Apparel Mexico Labor,S. de R.L. de C.V.	Mexico	American Apparel Retail, Inc.	100%
American Apparel Mexico Import, S. de R.L. de C.V.	Mexico	American Apparel Mexico, S. de R.L. de C.V.	99.97%
		American Apparel Mexico Labor, S. de R.L. de C.V.	.03%
American Apparel Retail (Israel), Ltd.	Israel	American Apparel Retail, Inc.	100%
American Apparel Japan Y.K.	Japan	American Apparel (USA),LLC	100%
American Apparel Korea Co., Ltd.	Korea	American Apparel Retail, Inc.	100%
American Apparel Ireland Limited	Ireland	American Apparel Retail, Inc.	100%
American Apparel (Beijing) Trading Company, Ltd.	China	American Apparel, Inc.	100%
American Apparel Italia SRL	Italy	American Apparel Deutschland GmbH	100%
American Apparel Spain, S.L.	Spain	American Apparel Deutschland GmbH	100%

All our direct and indirect subsidiaries of are wholly owned by their respective parent companies.

SCHEDULE 5.18
Environmental Compliance

None.

SCHEDULE 5.20
Labor Matters

(a)    Collective Bargaining Agreements. None.

(b)    Other Labor Matters.

An organization calling itself “the General Brotherhood of Workers of American Apparel” (the “GBWAA”) purports to represent the rights of some of our current and former employees. The GWAA was formed with the assistance of local immigrants-rights group Hermandad Mexicana and Nativo Lopez, a representative for the organization. The GWAA has communicated demands to American Apparel, Inc. (the “Company”) that are purportedly made on behalf of current and former employees, and has recently registered with the U.S. Department of Labor, Office of Labor-Management Standards, as a labor organization and has filed a constitution and bylaws. By letter dated August 18, 2015, the GWAA formally requested that the Company recognize it as the collective bargaining representative for the Company’s employees. The Company denied this request pursuant to a letter dated August 27, 2015.

While the GWAA purports to advocate on behalf of workers’ rights, its central message has been that Dov Charney should be returned to the Company. Since February 2014, GWAA has maintained a public relations campaign widely disseminating this message to the Company’s employees and the press, along with statements about the Company and its management that the Company believes are false and misleading.

With the GWAA’s support, employees regularly stage protests at the Company’s manufacturing facilities. The protests have, on occasion, involved violence, including destruction of property, and physical intimidation of Company employees. For example, on August 10, 2015, the GWAA and its supporters, led by two terminated employees, stormed the Company’s headquarters by physical force in a self-styled “riot,” successfully interrupting operations throughout the building and occupying several floors of the building. The Los Angeles Police Department was called to the scene, whereupon the GWAA and its supporters evacuated the building. Numerous employees expressed concerns about their personal safety after this incident. In response, the Company was forced to incur the expense of an increased security presence and other safety measures. On August 19, 2015, GWAA staged a protest in the parking lot of the Company’s headquarters during which several employees violently beat and stabbed a larger-than-life-sized piñata in the image of CEO Paula Schneider while on-looking protesters cheered. Shortly before Labor Day 2015, the GWAA spread rumors that it was going to strike. These rumors have re-surfaced in the last several weeks. Employees have reported being threatened with violence if they did not show their support for the GWAA.

The GWAA also stages protests at the Company’s retail stores. On August 10, 2015, the GWAA staged a protest in front of the Company’s Little Tokyo retail store in Los Angeles. On August 15, 2015, the GWAA protested in front of the Company’s Echo Park retail store in Los Angeles. During the protest, a GWAA supporter spat in the face of a Company employee attempting to enter the store. On August 21, 2015, the GWAA protested at the Company’s Melrose Avenue retail store in Los Angeles. On August 31, 2015, the GWAA and its supporters staged a protest outside the Company’s Hollywood retail store in Los Angeles, blocking ingress to and egress from the store. On September 19, 2015, the GWAA protested in front of the Company’s high-traffic Third Street Promenade store in Santa Monica. On September 28, 2015, the GWAA and Mr. Charney protested in front of the Company’s Echo Park retail store in Los Angeles.

Since March 2015, GWAA supporters have filed 34 unfair labor practice charges against the Company with the National Labor Relations Board. Twenty-five of these charges have been dismissed or withdrawn. Nine charges remain pending.

SCHEDULE 6.18
Post-Closing Obligations

None.

SCHEDULE 7.01
Existing Investments

In or about July 2013, American Apparel, Inc. entered into an Inventory Purchase Agreement with Canary New York, Inc., Louis Terline, and Jeff Madelana, for the purchase of inventory and the assumption of certain obligations relating to the business known as “Oak NYC.” As a result of that Agreement, (i) American Apparel, Inc. or certain of its subsidiaries subleased, assumed, or began making payments on two real property leases in New York, New York, and two real property leases in Los Angeles, California, (ii) American Apparel (USA), LLC offered and began providing employment to Mssrs. Terline and Madelana, and (iii) American Apparel, Inc. agreed to assume all of the liabilities and obligations of “Oak NYC,” including a sales tax obligation owed to the State of New York totaling, as of September 2015, approximately $175,000.

SCHEDULE 7.02
Existing Indebtedness

1.
Indebtedness pursuant to that certain Cash Loan Agreement, dated as of December 20, 2012, by and between American Apparel Korea Co., Ltd., as creditor and American Apparel, Inc., as debtor, for an initial advance amount of $1,000,000.

2.	The sale-leaseback transaction listed on Schedule 7.06.

3.
Indebtedness pursuant to certain Capitalized Leases existing on the Closing Date between American Apparel (USA), LLC and certain of its subsidiaries, as lessees and the following lessors (the amounts listed being as of September 29, 2015): (i) Axis Capital, Inc., in an amount of $75,887.48, (ii) Atalaya Asset Income Fund 1 LP, in an amount of $1,583,508.82, (iii) General Electric Capital Corporation, in an amount of $11,857.17, (iv) Utica Lease Co., LLC in an amount of $1,138,873.28, and (v) CIT Finance, in an amount of $67,393.26.

SCHEDULE 7.03
Existing Liens

Search Type	Jurisdiction	Thru Date	File Date	File Number	Secured Party	Description
4. American Apparel, Inc.
UCC	DE, Department of State	9/7/2015	1/31/2008	2008 0385805	Cisco Systems Capital Corporation	Leased equipment
			6/16/2011	2011 2313438	Farnam Street Financial, Inc.	All equipment under any lease between AA, Inc. and Farnam Street Financial, Inc.
			2/13/2013	2013 0582388	Raymond Leasing Corporation	All material handling equipment and accessories under Equipment Master Lease Schedule No. 308461
			3/28/2013	2013 1190397	Passchendaele Capital Fund (assignment #2013 3330470 filed 8/26/2013 to Atalaya Asset Income Fund I LP)	All goods, furniture, fixtures, equipment and other personal property under Lease Agreement No. CG-5588
			4/29/2013	2013 1630194	Axis Capital, Inc.	All equipment
			6/10/2013	2013 2206762	Western Equipment Finance, Inc.	Equipment
			7/3/2013	2013 2582295	TFG Leasing Fund I, LLC (additional SP: TFG-California, L.P.)	Equipment, etc. under Master Lease Agreement No. TFG/AA 070313 dated 7/3/2013
			7/19/2013	2013 2791433	Prime Alliance Bank (additional SP: TFG-California, L.P.)	Equipment etc. under Master Lease Agreement No. TFG/AA 070313 dated 7/3/2013
			7/22/2013	2013 2822279	Axis Capital, Inc.	Equipment
			7/24/2013	2013 2869353	Brother International Corporation	Equipment
			7/26/2013	2013 2923846	TFG Leasing Fund I, LLC (additional SP: TFG-California, L.P.)	Cash held as security under Security Agreement dated July 3, 2013
			8/7/2013	2013 3099299	Prime Alliance Bank	Cash held as security under Security Agreement dated July 18, 2013
			8/9/2013	2013 3137552	Atalaya Asset Income Fund I LP	Lease collateral
			8/15/2013	2013 3202141	Technology Finance Corporation (assignment #2013 3858124 filed 10/2/2013 to CIT Finance LLC	Equipment
			8/22/2013	2013 3288363	Axis Capital, Inc.	Equipment
			10/1/2013	2013 3816858	Passchendaele Capital Fund (assignment #2014 0087122 filed 1/8/2014 to Atalaya Asset Income Fund I LP)	Equipment lease under Lease No. CG-5588
			1/9/2014	2014 0115030	Atalaya Asset Income Fund I LP	Lease collateral
			2/21/2014	2014 0681254	General Electric Capital Corporation	Equipment
5. American Apparel Retail, Inc.
UCC	CA, Secretary of State	9/10/2015	6/1/2011	11-7271528862	Focus Investments, Ltd.	Goods, wares, equipment, fixtures at 1126 Pearl Street, Boulder, CO
UCC	CA, Secretary of State		8/18/10	10-7242117126	ADT Security Services, Inc. Sensormatic Division	All equipment provided by ADT Security Services
State Tax Lien	CA, Secretary of State	9/20/2015	8/17/2015	15-7480665951	State of California, Employment Development Department	$1,334.53

Search Type	Jurisdiction	Thru Date	File Date	File Number	Secured Party	Description
State Tax Lien	CA, Los Angeles County	9/12/2015	9/10/2015	20151113555	State of California, Employment Development Department	$1,332.53
State Tax Lien	CA, Los Angeles County	9/21/2015	9/10/2015	20151113555		$1332.53
State Tax Lien	CA, Secretary of State	9/27/2015	8/17/2015	157480665951	State of California, Employment Development Department	$1334.53
6. American Apparel (USA), LLC
UCC	CA, Secretary of State	9/10/2015
			12/14/2009	09-7216927902	Cisco Systems Capital Corporation	Equipment under Lease No. 5514-MM007-0
			12/14/2009	09-7216928034	Cisco Systems Capital Corporation	Equipment under Lease No. 5514-MM008-0
			12/14/2009	09-7216928539	Cisco Systems Capital Corporation	Equipment under Lease No. 5514-MM010-0
			12/14/2009	09-7216928913	Cisco Systems Capital Corporation	Equipment under Lease No. 5514-MM011-0
			12/14/2009	09-7216937549	Cisco Systems Capital Corporation	Equipment under Lease No. 5514-MM009-0
			9/17/2010	10-7245283698	Wells Fargo Bank, N.A.	Equipment under Loan and Security Agreement No. 8476124-001
			7/24/2013	13-7370879469	Brother International Corporation	Equipment
State Tax Lien	CA, Secretary of State	9/20/2015	8/17/2015	15-7480700496	State of California, Employment Development Department	$178.42
State Tax Lien	CA, Los Angeles County	9/12/2015	9/12/2015	20151113567	State of California, Employment Development Department	$176.42
State Tax Lien	CA, Los Angeles County	9/21/2015	9/10/2015	20151113567	State of California, Employment Development Department	$176.42
State Tax Lien	CA, Secretary of State	9/27/2015	8/17/2015	15-7480700496	State of California, Employment Development Department	$178.42

SCHEDULE 7.06

Sale-Leasebacks

(1)
On January 11, 2011, American Apparel, Inc. and its subsidiaries (collectively the “Company”) entered into an agreement to sell and simultaneously lease back certain of the Company’s unencumbered manufacturing equipment, for a term of 48 months and an interest rate of 14.8%. The sale price of the manufacturing equipment was approximately $3,100,000. The Company has an option, exercisable during the fourth year of the lease term, to repurchase the manufacturing equipment for approximately $310,000. On November 16, 2012, the Company renewed the lease for a term of three years and an interest rate of 16%. The transaction is accounted for as a financing transaction and is recorded in the accompanying consolidated financial statements as a capital lease.

(2)
In November 2012, American Apparel, Inc. and American Apparel (USA), LLC (“AA USA”) initiated a sale- leaseback transaction with Utica Leaseco LLC for certain of its heavy equipment in its manufacturing facilities. In exchange for transfer of title, Utica paid AA USA approximately $4.5 million, which was paid directly to one of AA USA’s primary lenders. The lease agreement provided for a term of 48 months, with rental payments totaling approximately $5.58 million. The lease had a purchase option for AA USA, which was never exercised. On January 31, 2014, the parties entered into an amendment to increase rent obligations to address an apparent arrearage.

(3)
In late 2013, American Apparel, Inc. entered into a sale-leaseback agreement with CG Commercial Finance, for equipment located in its manufacturing facilities. The parties subsequently entered into a series of amendments to cover financing for newly acquired equipment. On August 5, 2013, Consultants Group assigned its interest in the lease transaction to Atalaya Asset Income Fund 1 LP.

SCHEDULE 7.08
Transactions with Affiliates

In December 2005, the American Apparel, Inc. and its subsidiaries (collectively, the “Company”) entered into an operating lease, which commenced on November 15, 2006, for its knitting facility with a related company (“American Central Plaza, LLC”), which is partially owned by the Chief Manufacturing Officer (“CMO”) of the Company. The Company’s CMO holds a 6.25% interest in American Central Plaza, LLC. The remaining members of American Central Plaza, LLC are not affiliated with the Company. The lease expired in November 2011 and was subsequently extended for the next five years on substantially the same terms. Rent expense (including property taxes and insurance payments) related to this lease was $83,000, $622,000 and $712,000 for the years ended December 31, 2012, 2011 and 2010, respectively.

SCHEDULE 7.13
Financial Covenants
Part A - Disbursements

Test Date	Test Period	Total Disbursements
October 30, 2015	From Petition Date through Friday October 30, 2015	$35,245,600
November 27, 2015	From Petition Date through Friday November 27, 2015	$67,292,900
December 25, 2015	From Petition Date through Friday December 25, 2015	$99,022,400
January 29, 2016	From Petition Date through Friday January 29, 2016	$142,507,100
February 26, 2016	From Petition Date through Friday February 26, 2016	$178,024,600
March 25, 2016	From Petition Date through Friday March 25, 2016	$212,463,300

Part B - Receipts

Test Date	Test Period	Total Receipts
October 30, 2015	From Petition Date through Friday October 30, 2015	$25,647,500
November 27, 2015	From Petition Date through Friday November 27, 2015	$52,894,000
December 25, 2015	From Petition Date through Friday December 25, 2015	$83,547,400
January 29, 2016	From Petition Date through Friday January 29, 2016	$114,439,600
February 26, 2016	From Petition Date through Friday February 26, 2016	$140,507,600
March 25, 2016	From Petition Date through Friday March 25, 2016	$169,959,100

Part C – Cumulative Net Cash Flow

Test Date	Test Period	Minimum Cumulative Cash Flow Amount
October 30, 2015	From Petition Date through Friday October 30, 2015	($3,898,600)
November 27, 2015	From Petition Date through Friday November 27, 2015	($2,644,600)
December 25, 2015	From Petition Date through Friday December 25, 2015	$2,529,000
January 29, 2016	From Petition Date through Friday January 29, 2016	($2,636,500)
February 26, 2016	From Petition Date through Friday February 26, 2016	($6,293,100)
March 25, 2016	From Petition Date through Friday March 25, 2016	($4,735,400)

“(__)” denoting a negative amount.

SCHEDULE 11.02

Administrative Agent’s Office; Certain Addresses for Notices

Notice to the Administrative Agent:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: Meghan McCauley
Facsimile: +1 (612) 217-5651
E-mail: mmccauley@wilmingtontrust.com

with a copy to:

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention: Ronald Hewitt
Facsimile: +1 (646) 441-9220
E-mail: rhewitt@cov.com

Notices to the Credit Parties:

American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021
Attn: General Counsel
Attn: Chief Financial Officer
Telephone: (213) 488-0226, Ext. 1412
Facsimile: (213) 201-3033
cgrayson@americanapparel.net
hnatha@americanapparel.net

Jones Day
Attn: Steven A. Domanowski
77 W. Wacker Drive, Suite 3500
Chicago, IL 60601
Office +1.312.269.4262
Fax: +1.312.782.8585
Email: sdomanowski@jonesday.com

EXHIBIT A
FORM OF BORROWING REQUEST NOTICE
Date: [_____],20[__]
To:    Wilmington Trust, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Debtor-in-Possession Credit Agreement, dated as of October [4], 2015 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “DIP Credit Agreement:” the terms used herein but not defined herein having the meaning as therein defined), among American Apparel (USA), LLC, a California limited liability company, as debtor and debtor-in-possession (“AA USA”), as a Borrower (as defined below) and as Borrower Representative for the other Borrowers party thereto, American Apparel Retail, Inc. (“AA Retail”, a California corporation, as debtor and debtor-in-possession, American Apparel Dying & Finishing, Inc., a California corporation, as debtor and debtor-in-possession (“AA Dyeing & Finishing”), and KCL Knitting, a California limited liability company, as debtor and debtor-in-possession (“KCL Knitting” and together with AA USA, AA Retail and AA Dyeing & Finishing, each individually, a “Borrower” and collectively, the “Borrowers”), the other Credit Parties party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”).
The Borrower Representative refers to the above described DIP Credit Agreement and, on behalf of the Borrowers, hereby irrevocably notifies you of the Borrowing requested below.
The Borrowing shall consist of the following:

Borrower requesting Borrowing	Amount of Borrowing	Business Day of Proposed Borrowing	Interest Period (months)
	$	[_______] , 20[__]
	$	[_______] , 20[__]
	$	[_______] , 20[__]
	$	[_______] , 20[__]

The Borrowing requested herein complies with Sections 2.01 and 2.02(a) of the DIP Credit Agreement.
[The Borrower Representative, on behalf of itself and each other Borrower, hereby agrees that the payments made in accordance with the Funds Flow Memorandum dated as of October [4], 2015 among AA USA and Ducera Partners LLC (the “Funds Flow”) are made for the administrative convenience of the Borrowers and that the legal effect thereof is the same as if the proceeds of the requested Borrowing were transferred directly to Borrowers by the Lenders and distributed by the Borrowers. Furthermore, the Borrower Representative, on behalf of itself and each other Borrowers, hereby acknowledges that the Lenders and the Administrative Agent shall make payments strictly on the basis of the information set forth in this Borrowing Request Notice and the Funds Flow, even if such information is incorrect. In the event that any of such information is incorrect, the Borrower Representative, on behalf of itself and each other Borrowers, agrees that the Lenders and the Administrative Agent shall not have any liability with respect thereto.
The Borrower Representative, on behalf of itself and each other Borrowers, hereby represents and warrants that the instructions set forth in the Funds Flow comply with the Credit Agreement. In the event any of the amounts set forth in the Funds Flow are incorrect, the Borrowers shall be liable for any losses, costs and expenses arising therefrom.]
The Borrower Representative hereby represents and warrants that the conditions specified in (a) Section 4.02 in respect of the Interim Loans or (b) Section 4.03 in respect of all other loans shall be satisfied on and as of the date of the applicable Credit Extension.
[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

AMERICAN APPAREL (USA), LLC, as Borrower Representative
By:    ____________________________
Name
Title:

[Signature Page –Borrowing Request Notice]

EXHIBIT B
FORM OF NOTICE OF WITHDRAWAL

Wilmington Trust, National Association,
as Administrative Agent
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Meghan McCauley
Telephone: (612) 217-5647
Facsimile: (612) 217-5651

[Date]

Ladies and Gentlemen:

Reference is made to the Debtor-in-Possession Credit Agreement dated as of October [4], 2015 (as amended, modified or supplemented from time to time, the “DIP Credit Agreement”) among American Apparel (USA), LLC, a California limited liability company, as debtor and debtor-in-possession (“AA USA”), as a Borrower (as defined below) and as Borrower Representative (as defined in Section 2.17 of the DIP Credit Agreement) for the other Borrowers party thereto, American Apparel Retail, Inc. (“AA Retail”, a California corporation, as debtor and debtor-in-possession, American Apparel Dying & Finishing, Inc., a California corporation, as debtor and debtor-in-possession (“AA Dyeing & Finishing”), and KCL Knitting, a California limited liability company, as debtor and debtor-in-possession (“KCL Knitting” and together with AA USA, AA Retail and AA Dyeing & Finishing, each individually, a “Borrower” and collectively, the “Borrowers”), the other Credit Parties party thereto, each lender from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”) and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms defined in the DIP Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. This notice constitutes a Notice of Withdrawal pursuant to Section 2.02(c) of the DIP Credit Agreement.

1.    The date of the withdrawal from the DIP Funding Account shall be [_______], 2015 or such other date following the entry of the Interim Bankruptcy Court Order] [[_____], 2015] (the “Withdrawal Date”).

2.    The aggregate principal amount of the Withdrawal shall be [$________] [$_________] (the “Withdrawal”).

3.    The account to be credited with the proceeds of the Withdrawal is:

Beneficiary: [American Apparel (USA), LLC, as Borrower Representative]

Bank: Address: Account Number: [________]
ABA Number: [________] Reference:

4.    The Borrower Representative hereby represents and warrants, on behalf of the Borrowers, that the conditions to the Withdrawal on the Withdrawal Date set forth in Section 4.03 of the DIP Credit Agreement are satisfied.

5.    The Withdrawal requested herein complies, and the application of the funds so disbursed to the Borrowers will comply, with the terms of the DIP Credit Agreement, including without limitation the Approved Budget, in all respects.

[Signature page follows]

AMERICAN APPAREL (USA), LLC,
as Borrower Representation and Borrower

By:
Name:
Title:

EXHIBIT C

FORM OF INTERIM ORDER

[To be included]

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: [_______]
To:    Wilmington Trust, National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Debtor-in-Possession Credit Agreement, dated as of October [4], 2015 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “DIP Credit Agreement:” the terms used herein but not defined herein having the meaning as therein defined), among American Apparel (USA), LLC, a California limited liability company, as debtor and debtor-in-possession (“AA USA”), as a Borrower (as defined below) and as Borrower Representative for the other Borrowers party thereto, American Apparel Retail, Inc. (“AA Retail”, a California corporation, as debtor and debtor-in-possession, American Apparel Dying & Finishing, Inc., a California corporation, as debtor and debtor-in-possession (“AA Dyeing & Finishing”), and KCL Knitting, a California limited liability company, as debtor and debtor-in-possession (“KCL Knitting” and together with AA USA, AA Retail and AA Dyeing & Finishing, each individually, a “Borrower” and collectively, the “Borrowers”), the other Credit Parties party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Wilmington Trust, National Association, as Administrative Agent (the “Administrative Agent”).
The undersigned hereby certifies as of the date hereof that he/she is a Financial Officer of American Apparel, Inc., a Delaware corporation (“Holdings”), and that as such he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Credit Parties, and in such capacity that:
[Use following paragraph 1 for Fiscal Year-end financial statements]
1.    The Credit Parties are delivering attached hereto as Exhibit A and as required by Section 6.04(a) of the DIP Credit Agreement for the Fiscal Year ended as of the above date, the consolidated and consolidating balance sheet of Holdings and its Subsidiaries, as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated and consolidating financial statements, in reasonable detail, prepared in accordance with GAAP consistently applied and such consolidated financial statements, audited and accompanied by a report and opinion prepared in accordance with generally accepted auditing standards by Marcum LLP [or by other independent certified public accountants reasonably satisfactory to the Administrative Agent] and certified without qualification and without expression of uncertainty as to the ability of Holdings and its Subsidiaries to continue as a going concern. The information contained in such consolidating financial statements fairly presents in all material respects the financial condition of the Holdings and its Subsidiaries on the dates indicated therein. Attached hereto as Schedule 1. Schedule 2, Schedule 3 and Schedule 4, respectively, are: (i) computations evidencing compliance with Section 7.13 of the DIP Credit Agreement; (ii) a written statement from such accountants (to the extent available on commercially reasonable terms) to the effect that, in making the examination necessary to said certification, nothing has come to their attention to cause them to believe that any Default or Event of Default has occurred or specifying those Defaults or

Events of Defaults that they have become aware of; (iii) a copy of their accountants’ management letter (if any) for such Fiscal Year; and (iv) a management discussion and analysis prepared in connection with such financial statements (which may be the management discussion and analysis provided for in Holdings’ 10-K report).
[Use following paragraph 1 for Fiscal Month-end financial statements]
1.    The Credit Parties are delivering attached hereto as Exhibit A and as required by Section 6.04(b) of the DIP Credit Agreement for the Fiscal Month ended as of the above date, the unaudited monthly consolidated and consolidating financial statements of Holdings and its Subsidiaries for such Fiscal Month, including the consolidated and consolidating balance sheet of Holdings and its Subsidiaries, as at the end of such Fiscal Month, the related consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity for such Fiscal Month and for the portion of the Fiscal Year then ended, each setting forth in comparative form the figures for the corresponding Fiscal Month of the previous Fiscal Year, the corresponding portion of the previous Fiscal Year and the most recent projections delivered to the Administrative Agent pursuant to Section 6.04(d) of the DIP Credit Agreement, each, prepared in accordance with GAAP consistently applied at such date and for such period. The information contained in such financial statements fairly presents in all material respects the financial condition of Holdings and its Subsidiaries on the dates indicated therein (subject to quarterly and year-end adjustments and the absence of footnotes). Attached hereto as Schedule 1, Schedule 2, Schedule 3 and Schedule 4, respectively, are (i) computations evidencing compliance with Section 7.13 of the DIP Credit Agreement, (ii) a statement of change in any intercompany accounts; (iii) reconciliations to reflect changes in GAAP since the date of the last audited financial statements of Holdings and its Subsidiaries; and (iv) a management discussion and analysis prepared in connection with the financial statements of Holdings and its Subsidiaries for such Fiscal Month if Fiscal Month ends on a Fiscal Quarter (which may be any management and discussion analysis provided for in Holding’s Form 10-Q report for such Fiscal Month ending on a Fiscal Quarter).
2.    The undersigned has reviewed and is familiar with the terms of the DIP Credit Agreement and the Loan Documents and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Credit Parties during the accounting period covered by such financial statements.
3.    A review of the activities of the Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties performed and observed all their Obligations under the Loan Documents, and
[select one:]
[the undersigned has no knowledge of any Default or Event of Default during such fiscal period by any of the Credit Parties.]
—or—
[the undersigned, has knowledge of the following list of Default(s) and /or Event(s) of Default and the nature thereof:]
4.    The representations and warranties of the Credit Parties contained in Article V of the DIP Credit Agreement and all representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (but without any duplication of any materiality qualifications) on and as of the date of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (but without any duplication of any materiality qualifications) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.02 of the DIP Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.04 of the DIP Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedules 1, 2, 3, and 4 attached hereto are true and accurate on and as of the date of this Certificate. All the financial covenant calculations set forth on Schedules 1, 2, 3 and 4 attached hereto have been made in accordance with the DIP Credit Agreement and are subject to the applicable terms thereof.
[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of    [_____], 20[__]
AMERICAN APPAREL, INC.
By:    ____________________________
Name
Title:

SCHEDULE 1

SCHEDULE 2

SCHEDULE 3

SCHEDULE 4

EXHIBIT A

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees](3) hereunder are several and not joint.](4) Capitalized terms used but not defined herein shall have the meanings given to them in the DIP Credit Agreement identified below (as amended, the “DIP Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the DIP Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the DIP Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Commitment identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the DIP Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

(1)
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

(2)
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

(3)	Select as appropriate.

(4)	Include bracketed language if there are either multiple Assignors or multiple Assignees.

(5)	Include all applicable subfacilities.

1.	Assignor[s]:
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:
[for each Assignee, indicate:
[Assignee Group][Affiliate][Approved Fund] of [identify Lender(s)]]
[Affiliated Lender]

3.
Borrowers: American Apparel (USA), LLC, a California limited liability company, American Apparel Retail, Inc., a California corporation, American Apparel Dyeing & Finishing, Inc., a California corporation, and KCL Knitting, LLC, a California limited liability company.

4.	Administrative Agent: Wilmington Trust, National Association, as the Administrative Agent under the DIP Credit Agreement

5.
DIP Credit Agreement:    Debtor-in-Possession Credit Agreement, dated as October [__], 2015 (as amended, supplemented, restated or otherwise modified from time to time), among the Borrowers, each Borrower as debtor and debtor-in-possession, the other Credit Parties party thereto, the Lenders from time to time party thereto and Wilmington Trust, National Association, as Administrative Agent.

6.	Assigned Interest:

Interest	Assignor[s](6)	Assignee [s] (7)	Aggregate Amount of Commitments/ Loans for all Lenders(8)	Amount of Commitment/Loan Assigned	Percentage Assigned of Commitment/ Loans(9)
Loans			$	$	%
Commitments			$	$	%
Total Commitment			$	$	%

[7.	Trade Date: ](10)
Effective Date :                 , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

(6)	List each Assignor, as appropriate.

(7)	List each Assignee, as appropriate.

(8)
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

(10)	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:    __________________________________
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:    __________________________________
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [[the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the DIP Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the DIP Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b) of the DIP Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b) of the DIP Credit Agreement), including, without limitation, that Assignee is an Eligible Assignee as defined in the DIP Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the DIP Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the DIP Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.02 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, any other Lender, any Credit Party or any Affiliate of the foregoing and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the DIP Credit Agreement, duly completed and executed by [the][such] Assignee, (viii) after giving effect to the assignment of the Assigned Interest, [the][such] Assignee, together with any of its Affiliates or Approved Funds that are (or would become pursuant to this Assignment and Assumption or any concurrent assignments of interests under the DIP Credit Agreement) Lenders, does not hold Loans and Commitments in an aggregate principal amount in excess of 25% of the aggregate principal amount of Loans and Commitments then outstanding, unless the Required Lenders (determined without regard to the existence or holdings of the Assignor[s] or any Affiliates or Approved Funds of the Assignor[s] or of [such][the] Assignee) shall have given their prior written consent to such assignment of the Assigned Interest to [the][such] Assignee, and (ix) if it is an Affiliated Lender, the aggregate principal amount of all Loans and Commitments held by all Affiliated Lenders (after giving effect to the assignment of the Assigned Interest to the Assignee hereunder) does not exceed 25% of the aggregate principal amount of all outstanding Loans and Commitments; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401)), except to the extent New York law is superseded by the Bankruptcy Code.

EXHIBIT F
INITIAL APPROVED BUDGET
[To be included]

EXHIBIT G-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Debtor-in-Possession Credit Agreement, dated as of October [4], 2015 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “DIP Credit Agreement”), among (a) AMERICAN APPAREL (USA), LLC, a California limited liability company (“AA USA”), as a Borrower and as the Borrower Representative for itself and the other Borrowers party thereto, (b) AMERICAN APPAREL RETAIL, INC., a California corporation (“AA Retail”) AMERICAN APPAREL DYEING & FINISHING, INC., a California corporation (“AA Dyeing & Finishing”), and KCL KNITTING, LLC, a California limited liability company (“KCL Knitting” and together with AA USA, AA Retail and AA Dyeing & Finishing, each individually, a “Borrower” and collectively, the “Borrowers”), (c) the other Credit Parties party thereto, (d) each Lender from time to time party thereto and (e) Wilmington Trust, National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the DIP Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement.
[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

[LENDER]
By:    ___________________________________
Name:
Title:
[Address]
Dated:    , 20[    ]

EXHIBIT G-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Debtor-in-Possession Credit Agreement, dated as of October [4], 2015 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “DIP Credit Agreement”), among (a) AMERICAN APPAREL (USA), LLC, a California limited liability company (“AA USA”), as a Borrower and as the Borrower Representative for itself and the other Borrowers party thereto, (b) AMERICAN APPAREL RETAIL, INC., a California corporation (“AA Retail”) AMERICAN APPAREL DYEING & FINISHING, INC., a California corporation (“AA Dyeing & Finishing”), and KCL KNITTING, LLC, a California limited liability company (“KCL Knitting” and together with AA USA, AA Retail and AA Dyeing & Finishing, each individually, a “Borrower” and collectively, the “Borrowers”), (c) the other Credit Parties party thereto, (d) each Lender from time to time party thereto and (e) Wilmington Trust, National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the DIP Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement.
[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

[PARTICIPANT]
By:    ____________________________________
Name:
Title:
[Address]
Dated:    , 20[    ]

EXHIBIT G-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Debtor-in-Possession Credit Agreement, dated as of October [4], 2015 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “DIP Credit Agreement”), among (a) AMERICAN APPAREL (USA), LLC, a California limited liability company (“AA USA”), as a Borrower and as the Borrower Representative for itself and the other Borrowers party thereto, (b) AMERICAN APPAREL RETAIL, INC., a California corporation (“AA Retail”) AMERICAN APPAREL DYEING & FINISHING, INC., a California corporation (“AA Dyeing & Finishing”), and KCL KNITTING, LLC, a California limited liability company (“KCL Knitting” and together with AA USA, AA Retail and AA Dyeing & Finishing, each individually, a “Borrower” and collectively, the “Borrowers”), (c) the other Credit Parties party thereto, (d) each Lender from time to time party thereto and (e) Wilmington Trust, National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the DIP Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement.

[PARTICIPANT]
By:    ____________________________________
Name:
Title:
[Address]
Dated:    , 20[    ]

EXHIBIT G-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Debtor-in-Possession Credit Agreement, dated as of October [4], 2015 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “DIP Credit Agreement”), among (a) AMERICAN APPAREL (USA), LLC, a California limited liability company (“AA USA”), as a Borrower and as the Borrower Representative for itself and the other Borrowers party thereto, (b) AMERICAN APPAREL RETAIL, INC., a California corporation (“AA Retail”) AMERICAN APPAREL DYEING & FINISHING, INC., a California corporation (“AA Dyeing & Finishing”), and KCL KNITTING, LLC, a California limited liability company (“KCL Knitting” and together with AA USA, AA Retail and AA Dyeing & Finishing, each individually, a “Borrower” and collectively, the “Borrowers”), (c) the other Credit Parties party thereto, (d) each Lender from time to time party thereto and (e) Wilmington Trust, National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.01(e) of the DIP Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement.
[LENDER]
By:    ____________________________________
Name:
Title:
[Address]
Dated:    , 20[    ]

EXHIBIT H

EXIT TERM SHEET

[to be annexed]

EXHIBIT I

FORM OF NOTICE OF CONTINUATION
[_________], 20[_]
American Apparel (USA), LLC, a California limited liability company (the “Borrower Representative”), pursuant to Section 2.02 of the Debtor-In-Possession Credit Agreement dated as of October [4], 2015 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrowers, the other Credit Parties from time to time party thereto, the Lenders from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes a continuation request as follows:
(i)    The Borrowing to which this Notice of Continuation applies is [___________];
(ii)    The effective date of the election made pursuant to this Notice of Continuation is [___________], 20[_]; [and]
(iii)    The resulting Borrowing is to be a Eurodollar Rate Loan; and
(iv)     The Interest Period applicable to the resulting Eurodollar Rate Loan after giving effect to such election is [one] [two] [three] [six] months.
[Signature page follows]

AMERICAN APPAREL (USA), LLC,
as Borrower Representation and Borrower

By:
Name:
Title: